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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RAIT FINANCIAL TRUST

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION DATED MAY 18, 2018

RAIT FINANCIAL TRUST

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 19, 2018

To the Shareholders of RAIT FINANCIAL TRUST:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of shareholders of RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), will be held at the offices of Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, Pennsylvania 19103-6996, on Thursday, July 19, 2018, at 9:00 A.M., Philadelphia time, for the following purposes:

1.

To elect the six Trustees named in the accompanying proxy statement to serve on our Board of Trustees (the “Board”) until the next annual meeting of shareholders in 2019 and, thereafter, until their successors are duly elected and qualified.

2.	To approve the selection of KPMG LLP as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2018.

3.

To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in RAIT’s Proxy Statement for the Annual Meeting (the “Named Executive Officers”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related compensation tables and narrative discussion.

4.

To approve granting discretionary authority to the Board to amend our declaration of trust (the “Declaration of Trust”) to effect a reverse share split that results in a combination of Common Shares at a ratio between more than 10 shares into one share up to 50 shares into one share, inclusive, such ratio to be determined by the Board at a later date.

In addition to the foregoing items, the Annual Meeting will include the transaction of such other business as may properly be brought before the Annual Meeting and any adjournment, postponement, rescheduling or continuation thereof.

Only shareholders of record on the books of RAIT at the close of business on May 21, 2018 will be entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement, rescheduling or continuation thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at the offices of RAIT given above. The stock transfer books will not be closed.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. You may vote by mail, telephone or Internet. Instructions for voting by Internet or telephone are provided on the enclosed proxy card or the voting instructions provided by your broker.

Please read the attached proxy statement in its entirety, as it contains important information you need to know to vote at the Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: D.F. King & Co., Inc. (“D.F. King”), toll free at 800-431-9643 or collect at 212-269-5550 or by email: rait@dfking.com.

By order of the Board of Trustees,
/s/ Anders Laren
Anders Laren
Secretary

[Date], 2018

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be held on July 19, 2018

Our Proxy Statement is attached. Financial and other information concerning our company is contained in our Annual Report to Shareholders for the year ended December 31, 2017 (the “Annual Report”). Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the Proxy Statement, Annual Report and a proxy card, and by notifying you of the availability of these proxy materials on the Internet. This Proxy Statement, Annual Report and a proxy card are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

IMPORTANT

Your vote at this year’s annual meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly.

All shareholders are invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we respectfully urge you to sign, date and return the enclosed proxy card as promptly as possible. Shareholders who execute a proxy card may nevertheless attend the annual meeting, revoke their proxy and vote their shares in person. “Street name” shareholders who wish to vote their shares in person will need to obtain a legal proxy from the bank, broker or other nominee in whose name their shares are registered. The instructions for voting by Internet or telephone are provided on your proxy card.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2018 Annual Meeting as described in this proxy statement.

IMPORTANT!

PLEASE VOTE THE PROXY CARD TODAY!

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

RAIT Financial Trust

Proxy Statement

Table of Contents

Introduction	1
Information About the Meeting, Voting and Proxies	1
Proposal 1. Election of Trustees	8
Proposal 2. Approval of Independent Registered Public Accounting Firm	21
Proposal 3. Advisory Vote on Executive Compensation	22
Proposal 4. Reverse Split Proposal	22
Other Matters	23
Security Ownership of Certain Beneficial Owners and Management	24
Non-Trustee Executive Officer	29
Executive Officer and Trustee Compensation	29
Compensation Discussion and Analysis	29
Compensation Committee Report	48
Executive Officer Compensation	49
Summary Compensation Table	49
Grants of Plan-Based Awards in 2017	52
Outstanding Equity Awards at 2017 Fiscal Year-End	56
Option Exercises and Stock Vested in Fiscal 2017	57
Potential Payments on Termination or Change-In-Control	57
Chief Executive Officer Pay Ratio	57
Trustee Compensation	64
Trustee Compensation in 2017	65
Certain Relationships and Related Party Transactions	67
Section 16(a) Beneficial Ownership Reporting Compliance	73
Shareholder Proposals and Nominations	74
Annual Report and Report on Form 10-K	76

Appendix A-RAIT Audit Committee Pre Approval Guidelines	A-1
Appendix B-2017 Target Cash Awards Metrics Calculations	B-1
Appendix C-Proxy Card	C-1

RAIT FINANCIAL TRUST

Two Logan Square

100 North 18th Street, 23rd Floor

Philadelphia, PA 19103

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

The RAIT Financial Trust Board of Trustees (the “Board”) is using this proxy statement to solicit proxies from the holders of RAIT’s common shares of beneficial interest, par value $0.03 per share (the “Common Shares”), for use at the RAIT Financial Trust 2017 Annual Meeting of Shareholders and any adjournment, postponement, rescheduling or continuation thereof (the “Annual Meeting”). The notice of meeting, this proxy statement and the enclosed form of proxy card are first being mailed on or about [Date], 2018 to our shareholders of record of Common Shares as of May 21, 2018. In this proxy statement, we also refer to RAIT Financial Trust and its subsidiaries as “RAIT,” “we,” “our” or “us”.

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

What are the date, time and place of the meeting?

Date:	Thursday, July 19, 2018
Time:	9:00 A.M., local time
Place:	The offices of Drinker Biddle & Reath LLP One Logan Square Philadelphia, Pennsylvania 19103-6996

What matters are to be voted upon at the meeting?

At the meeting, record holders of Common Shares as of May 21, 2018 will consider and vote on the following proposals:

1. To elect the six trustees named below in this proxy statement to serve on the Board until the next annual meeting of shareholders in 2019 and, thereafter, until their successors are duly elected and qualified;

2. To approve the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2018;

3. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement (the “Named Executive Officers”) pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the “SEC”), including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related compensation tables and narrative discussion; and

4. To approve granting discretionary authority to the Board to amend our declaration of trust (the “Declaration of Trust”) to effect a reverse share split that results in a combination of Common Shares at a ratio between more than 10 shares into one share up to 50 shares into one share, inclusive, such ratio to be determined by the Board at a later date.

As of the date of this Proxy Statement, these four proposals are the only matters that our Board of Trustees intends to present at the Annual Meeting. Our Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Other Matters” below.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.FOR the election of each of the six nominees for Trustee named in this Proxy Statement Michael J. Malter, Justin P. Klein, John J. Reyle, Jon C. Sarkisian, Andrew M. Silberstein and Thomas D. Wren, each to serve for a term expiring at RAIT’s 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.FOR the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2018;

3.FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related compensation tables and narrative discussion; and

4.FOR the approval of granting discretionary authority to the Board to amend the Declaration of Trust to effect a reverse share split that results in a combination of Common Shares at a ratio between more than 10 shares into one share up to 50 shares into one share, inclusive, such ratio to be determined by the Board at a later date.

Who can vote at the meeting?

Our shareholders of record as of the close of business on May 21, 2018 are entitled to vote (in person or by proxy) at the Annual Meeting and at any adjournment, postponement, rescheduling or continuation thereof. On that date, there were [Number] Common Shares (each, a share) outstanding and entitled to vote. No securities other than Common Shares are entitled to be voted at the Annual Meeting.

How many shares must be present to conduct the meeting?

We must have a “quorum” present in person or by proxy to hold the meeting. A quorum is a majority of the shares entitled to vote. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by mail or that are represented in person at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes, if any, which are described below, will be counted for the purpose of determining the existence of a quorum. An inspector of elections appointed for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or in person at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name, you are considered the “record holder” of your shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other intermediary, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner, you have the right to direct your broker or other intermediary on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker or other intermediary that holds your shares, giving you the right to vote your shares at the meeting. Your broker or other intermediary has provided you with instructions regarding how to direct the voting of your shares.

How do I vote before the meeting?

If you are a record holder, you may vote your shares by mail by completing, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone or via the internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction form provided by your broker.

If you have any questions or need assistance in voting your shares or authorizing your proxy, please call D.F. King & Co., Inc. (“D.F. King”), which is the firm assisting RAIT in the solicitation of proxies:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

May I vote at the meeting?

Yes, you may vote your shares at the meeting if you attend in person. If your shares are held by a broker, bank, or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming (1) your beneficial ownership of the shares, (2) that the broker, bank, or other nominee is not voting the shares at the meeting, and (3) granting you a legal proxy to vote the shares in person or at the meeting. You will not be able to vote shares you hold in street name through a bank, broker or other nominee in person at the Annual Meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares. For information on how to obtain directions to the Annual Meeting, please contact our proxy solicitor: D.F. King & Co., Inc. (“D.F. King”), toll free at 800-431-9643, collect at 212-269-5550 or by email: rait@dfking.com.

Even if you plan to attend the meeting in person, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person.

What does it mean if I receive more than one proxy card or voting instruction form?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all of your shares are voted, please vote using each proxy card or voting instruction form you receive or, if you vote by Internet or telephone, you will need to enter each of your Control Numbers. Remember, you may vote by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting by ballot at the Annual Meeting.

How many votes do I have?

Each share that you own as of the close of business on May 21, 2018 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on May 21, 2018, there were [Number] Common Shares outstanding. Holders of Common Shares do not have cumulative voting rights.

Can I change my vote or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. If you are a record holder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	Properly submitting a later dated proxy;
•	Notifying the Secretary of RAIT in writing before the meeting that you have revoked your proxy; or
•	Voting in person at the meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “May I vote at the meeting?.”

How are my shares voted if I submit a proxy but do not specify how I want to vote?

If you submit a properly executed proxy card and specify how you want to vote, the persons named on the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Trustees recommends, which is:

1.FOR the election of each of the six nominees for Trustee named in this Proxy Statement Michael J. Malter, Justin P. Klein, John J. Reyle, Jon C. Sarkisian, Andrew M. Silberstein and Thomas D. Wren, each to serve for a term expiring at RAIT’s 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.FOR the approval of the selection of KPMG as the independent registered public accounting firm for RAIT for the fiscal year ending December 31, 2018.

3.FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related compensation tables and narrative discussion.

4.FOR the approval of granting discretionary authority to the Board to amend the Declaration of Trust to effect a reverse share split that results in a combination of Common Shares at a ratio between more than 10 shares into one share up to 50 shares into one share, inclusive, such ratio to be determined by the Board at a later date.

With respect to the transaction of such other business as may properly come before the meeting and any adjournment, postponement, rescheduling or continuation thereof, subject to compliance with Rule 14a-4(c) of the Exchange Act, each proxy received will be voted in accordance with the best judgment of the persons named on the enclosed proxy card. At this time, except as otherwise disclosed in this proxy statement, the Board of Trustees knows of no such other business. See “Other Matters” below.

What is a broker non-vote?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters or on matters that are the subject of a contested solicitation. Proposal 2 and Proposal 4 below would be considered “routine” and therefore your bank, broker or other nominee would have the authority to vote on Proposal 2 and Proposal 4 at the Annual Meeting if you do not provide voting instructions with respect to Proposal 2 and Proposal 4.

A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction form you receive from your broker. Please return your voting instruction form to your broker and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

What vote is required to elect Trustees in Proposal 1?

The number of votes required in order to be elected as a Trustee is dependent on whether an election is contested or uncontested. Our bylaws define an election as uncontested if no shareholder provides notice, which notice must be proper and timely, of an intention to nominate one or more candidates to compete with the Board’s nominees in a Trustee election, or if any such shareholders have withdrawn all such nominations at least five days prior to the mailing of notice of the meeting to shareholders.  We believe the election of our Trustees at the Annual Meeting will be an uncontested election.

If the Annual Meeting were to be the subject of a contested solicitation, our Bylaws provide that Trustees are elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present, which means that the six Trustee nominees for election who receive the highest number of “FOR” votes will be elected as Trustees.

As we expect, if the Trustee election described in Proposal 1 below is an uncontested election, each Trustee is elected by a majority of the votes cast with respect to such Trustee nominee at a meeting of shareholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a Trustee’s election exceeds 50% of the total number of votes cast with respect to that Trustee’s election. Votes “cast” includes votes “for”, votes to withhold authority and votes “against” and “no” votes, but excludes abstentions with respect to a Trustee’s election or with respect to the election of Trustees in general.

If the meeting is uncontested and an incumbent Trustee nominated for election as a Trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, or a majority against vote, then our bylaws require that Trustee, as a holdover Trustee under Maryland law, to tender an offer of his or her resignation to the Board for consideration promptly following certification of such vote. The nominating and governance committee (“the “Nominating Committee”), must promptly consider any resignation offer so tendered and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board as to the response to the resignation offer. If each member of the Nominating Committee received a majority against vote at the same election, then the independent Trustees (as defined in our declaration of trust) who did not receive a majority against vote will appoint a committee among themselves to consider the resignation offers and to recommend to the Board a response to the resignation offers. The Board of Trustees shall take action on the Nominating Committee’s recommendation (or committee of independent Trustees’ recommendation) within 90 days following certification of the shareholder vote. Any Trustee whose resignation is under consideration must abstain from participating in any Board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other Trustee tendered because that Trustee received a majority against vote. If an incumbent Trustee’s offer of resignation is accepted by the Board, then such Trustee would cease to be a member of the Board upon the effective date of acceptance by the Board of the offer of resignation. If an incumbent Trustee’s offer of resignation is not accepted by the Board, then such Trustee would continue to serve until the earlier of the next annual meeting and until his or her successor is duly elected and qualifies and his or her subsequent resignation or removal.

If any nominee for Trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee would not be elected and would not take office. Of the Board’s nominees for election as a Trustee at the annual meeting, Messrs. Malter, Klein, Sarkisian, Silberstein and Wren are incumbents and Mr. Reyle is not an incumbent. If an incumbent Trustee’s offer of resignation is accepted by the Board, or if a non-incumbent nominee for Trustee is not elected, the Board may fill any resulting vacancy pursuant to our bylaws or may decrease the size of the Board pursuant to our declaration of trust.

If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, the bank, broker or other nominee cannot vote such shares for the election of Trustees. If you do not vote for the election of Trustees because the authority to vote is withheld, because a proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxy cards signed and returned to RAIT unmarked will be voted FOR the Board’s six highly qualified and very experienced nominees (Michael J. Malter, Justin P. Klein, John J. Reyle, Jon C. Sarkisian, Andrew M. Silberstein and Thomas D. Wren).

What vote is required to approve the appointment of KPMG as our independent registered public accounting firm in
Proposal 2?

In order for the approval of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018 to be approved, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. If your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee can vote your shares on this proposal. If you vote to ABSTAIN on this proposal, your shares will not be voted FOR or AGAINST the proposal, will not be counted as votes cast or shares withheld on this proposal and, accordingly, abstentions will have no effect on this proposal.

Although shareholder approval of the appointment of KPMG as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is not required, we believe that it is advisable to give shareholders an opportunity to approve this appointment. If KPMG is not approved, the Audit Committee will consider whether it is appropriate to terminate KPMG’s engagement and select another independent registered public accounting firm. Even if KPMG is approved, the Audit Committee in its discretion may terminate KPMG’s engagement and select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our shareholders.

What vote is required to approve the non-binding, advisory resolution to approve the compensation paid to our Named Executive Officers in Proposal 3?

This matter is being submitted to enable our shareholders to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers for the year ended December 31, 2017. In order to be approved on an advisory, non-binding basis, this proposal must receive the “FOR” vote of a majority of the votes cast on the matter. Abstentions will have no effect on the proposal.

Broker non-votes will also have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Although the advisory vote on the compensation of our Named Executive Officers is non-binding, our Compensation Committee values the opinions expressed by our shareholders in their vote on this proposal and will review the results of the vote and evaluate whether any actions are necessary to address such results.

What vote is required on the reverse split proposal as set forth in this proxy statement in Proposal 4?

Approval of Proposal 4 requires the affirmative vote of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board, without additional compensation, by RAIT’s Trustees, Trustee nominees and certain executive officers and other employees of RAIT. Additionally, RAIT has retained D.F. King, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, internet and personal solicitation by our Trustees, Trustee nominees and certain of our executive officers and other employees (who will receive no additional compensation for such solicitation activities), or by D.F. King.  You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our website or other websites. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. In addition, none of the information on the other websites listed in this proxy statement is part of this proxy statement. These website addresses are intended to be inactive textual references only.

What are the costs of soliciting the proxies?

The entire cost of soliciting proxies on behalf of the Board, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to shareholders by or on behalf of RAIT, will be borne by RAIT. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, to beneficial owners. In addition, if asked, RAIT will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners. We have also engaged D.F. King to solicit proxies from shareholders in connection with the Annual Meeting. D.F. King expects that approximately 75 of its employees will assist in the solicitation of proxies. We will pay D.F. King a fee of up to $12,500 plus costs and expenses and variable fees based on the level of inbound and outbound calls if a telephone campaign is used. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

How can I find out the results of the voting at the meeting?

We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days following the conclusion of the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Who can answer my questions?

Your vote at this year’s meeting is important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly or vote by Internet or telephone. If you have questions or require assistance in the voting of your shares, please call D.F. King, the firm assisting RAIT in its solicitation of proxies:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll free: 800-431-9643

Collect: 212-269-5550

Email: rait@dfking.com

How can I obtain additional copies of these materials or copies of other documents?

Complete copies of this proxy statement and the Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, are also available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624. You may also contact our investor relations contact for additional copies.

Your vote at this year’s Annual Meeting is important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement.

Do recent NYSE actions impact the voting at the Annual Meeting or governance requirements applicable to RAIT?

On May 11, 2018, the NYSE suspended trading in the Common Shares and commenced proceedings to delist the stock from the NYSE. The NYSE took this action when the trading price of the Common Shares decreased to below $0.16 per share on May 11, 2018. The NYSE, in interpreting the continued listing standards under Section 802.01D of the NYSE’s Listed Company Manual, asserted that a trading price of below $0.16 per share is “abnormally low” and, therefore, is cause for suspension of trading and delisting from the NYSE. RAIT plans to notify the NYSE that it will appeal (the “NYSE Appeal”) the NYSE Staff's decision to commence these proceedings by the deadline for such notice, May 29, 2018. RAIT cannot provide any assurance that the NYSE Appeal will be successful.  During the appeal period, RAIT remains “listed” on the NYSE though trading in the Common Shares and RAIT’s other securities listed on the NYSE (the “Listed Securities”) is suspended on the NYSE.  On May 11, 2018, RAIT was approved to trade on the OTC Markets trading platform, the OTCQB (the “OTCQB”), and the Listed Securities commenced trading on the OTCQB effective as of May 15, 2018. Though trading in RAIT securities is suspended on the NYSE and has moved primarily to the OTCQB, RAIT continues to be listed on the NYSE and intends to comply with all NYSE requirements while listed and these requirements will be referenced in this proxy statement.  These NYSE actions do not change the voting requirements described above.

PROPOSAL 1. ELECTION OF TRUSTEES

Trustees

Our by-laws provide that the number of Trustees shall be fixed by resolution of the Board, provided that there shall be a minimum of three and a maximum of eleven Trustees. The Board has fixed the number of Trustees at ten currently and has approved automatically reducing the number of Trustees as of the Annual Meeting to six Trustees or, as described below under “Extension Agreement,” any lower number of Trustees elected at the Annual Meeting. All Trustees are elected for a term of one year or until their successors are duly elected and qualified. The Board, upon the recommendation of its Nominating Committee, has nominated Michael J. Malter, Justin P. Klein, John J. Reyle, Jon C. Sarkisian, Andrew M. Silberstein and Thomas D. Wren for election at the annual meeting for a term to expire at the 2018 annual meeting or until their successors are elected or appointed.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

The nominees recommended by the Board of Trustees have consented to serving as nominees for election to the Board, to being named in this proxy statement and to serving as members of the Board if elected by RAIT’s shareholders. As of the date of this proxy statement, subject to the discussion above under “The Extension Agreement,” RAIT has no reason to believe that any nominee will be unable or unwilling to serve if elected as a Trustee. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of its Nominating and Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If any substitute nominees are so designated, RAIT will file an amended proxy statement or additional soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as Trustees if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

Only the latest dated, valid proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, D.F. King toll free at 800-431-9643.  The enclosed proxy card will not be voted for more than six candidates or for anyone other than the Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect Michael J. Malter, Justin P. Klein, John J. Reyle, Jon C. Sarkisian, Andrew M. Silberstein and Thomas D. Wren to the Board, unless, by marking the appropriate space on the proxy card, the shareholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

RAIT Governance

Changes in RAIT Leadership and Board

As discussed in the Annual Report and in “Compensation Discussion and Analysis” below, during 2017, RAIT continued to seek to implement a strategic transition to concentrate primarily on its commercial real estate (“CRE”) lending business that was begun in 2016. In August 2017, the Board formed a committee of independent trustees (the “Special Committee”) comprised of Mr. Klein, as Chairman, Mr. Malter and Mr. Wren, to explore and evaluate a wide range of possible strategic and financial alternatives for RAIT. On February 20, 2018, RAIT announced that the Special Committee had concluded this review and that the Board had determined that this review did not identify a strategic or financial transaction with another counterparty that was preferable to the steps described below. This review, conducted with the support of financial and legal advisors, evaluated a wide range of potential alternatives which included, but were not limited to, (i) refinements of RAIT’s operations or strategy, (ii) financial transactions, such as a recapitalization or other change to RAIT’s capital structure and (iii) strategic transactions, such as a sale of all or part of RAIT.  As a result, the Board, after considering the recommendations and advice of the Special Committee, RAIT’s management and legal and financial advisors, determined that RAIT should take steps to increase RAIT’s liquidity and better position RAIT to meet its financial obligations as they come due. We refer to these steps as the 2018 strategic steps and they include, but are not limited to:

•	The suspension of our lending business along with the implementation of other steps to reduce costs within our other operating businesses;
•	The continuation of the process of selling our owned real estate (“REO”) portfolio while continuing to service and manage our existing CRE loan portfolio; and
•	The engagement of a financial advisor, M-III Advisory Partners, LP (“M3”) to advise and assist RAIT in its ongoing assessment of its financial performance and financial needs.

RAIT’s management has undergone several changes since 2017.  As discussed in “Compensation Discussion and Analysis” below, four executive officers have left RAIT in this period and have been replaced or their functions otherwise addressed and the Special Committee has implemented compensation arrangements intended to retain the executive officers and other personnel deemed necessary or advisable to carry out the 2018 strategic steps.  In addition, in carrying out the 2018 strategic steps, the Board, upon the recommendation of the Nominating Committee, has determined to reduce the size of the Board from ten to six to be effected by nominating the six persons to be proposed for election to the Board at the Annual Meeting.

We believe that effective trust governance is critical to our ability to serve our stakeholders. The following highlights certain key aspects of our trust governance framework:

•We Have An independent Board. Eight of our current ten Trustees are independent and four of our six Trustee nominees are independent.

•We Value Board Refreshment. Four of our five Trustee nominees have joined the Board since November 2015 and, if elected, the sixth Trustee nominee will be a new member of the Board.

•We Have an Independent Board Chairman. In October 2016, Michael J. Malter, who joined RAIT’s Board in November 2015, was elected by the Board to serve as its Independent Chairman.

•Our Key Board Committees Are Fully Independent. We have fully independent Audit, Compensation, Nominating and Governance, Risk Management and Special Committees.

•We Measure Board Performance. We conduct annual evaluations of our Board and Committees.

•Our Independent and Non-Management Trustees Meet Without Management. Our independent and non-management Trustees hold regular executive sessions without management present.

•We Do Not Have a Staggered Board. We hold annual elections for our Trustees.

•We have implemented Majority Voting for our Trustees in Uncontested Elections. Our Bylaws provide that if, in an uncontested election, a nominee for election as a Trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election, then that Trustee, must tender an offer of his or her resignation to the Board.

•We Value Shareholder Input. We conduct regular and active shareholder engagement.

The Board believes that its Trustee nominees bring relevant skills, experience and expertise to the Board as a result of their other business activities and associations.

Core Qualifications and Experiences All of our Trustee Nominees Possess	Diversity of Skills and Experiences Represented on our Board

•Integrity

•Business judgment

•Commitment

•Demonstrated management ability

•Extensive experience in the public, private and/or not-for-profit sectors

•Leadership and expertise in their respective fields

•Financial literacy

	•Financial industry •Complex regulated industries •Risk management •Reputational •considerations •Governance •Accounting & preparation of financial statements •Compliance	•Business ethics •Strategy, creation and execution •Operations •Commercial Mortgage Expertise •Credit evaluation •In-market experience •Legal Expertise

Information is set forth below regarding the principal occupation of each nominee.

Names of Trustees, Principal Occupations and Other Information

Michael J. Malter, age 60, has served as chairman of the Board of Trustees of RAIT (the “Board”) since October 2016 and as a Trustee of RAIT since November 2015. He is a retired investment banker having served in a variety of senior management positions at JPMorgan Chase & Co. (“JPM”), a financial services firm, and its predecessor firms from 1988 until 2005. He retired as the Co-Head of the Global Financial Institutions Group of JPM in 2005. From 2003 to 2005, he was responsible for oversight of JPM’s banking and investment banking activities with banks and other financial institutions; oversaw mergers and acquisitions assignments, strategic advisory work, capital raising, hedging and derivatives assignments and lending; and was a member of the management committee of JPM’s investment banking division. From 2001 to 2003, he was responsible for JPM’s structured finance businesses in North America and the investment grade capital markets and origination business and was a member of the management committee of the North American Credit Markets Division. In the period from 1988 to 2001, he held a series of management positions with JPM’s predecessors responsible for commercial mortgage loan origination, securitization and trading, asset-backed securities and conduit lending. Since approximately 2009, Mr. Malter has served as a director or member of the advisory committee of several investment vehicles (the “Varadero Vehicles”) that use Varadero Capital, L.P., an SEC registered investment adviser, as their respective investment manager.  Several of the Varadero Vehicles use strategies that focus primarily on investing in asset-backed securities, including investment- and non-investment-grade residential and commercial mortgage-backed securities and collateralized debt obligations. Mr. Malter has served as a director of SCGE Management, L.P. (“SCGE”), an SEC registered investment adviser, and SCGE (LTGP), L.P. since October 2017. SCGE is affiliated with private investment funds and other related entities with an investment objective to generate superior long-term capital appreciation investing primarily in the publicly traded equity securities of companies in the technology, media, and telecommunications sectors and also in energy/clean-tech, financial technology, information services, and technology-enabled consumer businesses.

Justin P. Klein, age 71, has served as a Trustee of RAIT since July 2017.  Mr. Klein is a partner at Ballard Spahr LLP (“Ballard Spahr”), a national law firm with which he has been a partner since 1992.  Mr. Klein is a respected corporate counselor and practitioner in the areas of securities law and corporate governance and also represents parties in regulatory and enforcement proceedings before the SEC, state securities commissions, and securities industry self-regulatory organizations.  Mr. Klein has chaired the Business Law Section of the Philadelphia Bar Association and the National Mediation and Arbitration Committee of the National Association of Securities Dealers, Inc. (now FINRA).   Prior to entering private practice, Mr. Klein held numerous positions at the SEC between 1974 and 1983, ending as Assistant Director of the Division of Corporation Finance.

John J. Reyle, age 39, has served as our Interim Chief Executive Officer (“CEO”) and Interim President since February 2018 and as our General Counsel since February 2017.  Mr. Reyle served as our senior managing director—chief legal officer from January 2015 to February 2017, as our senior vice president-corporate counsel from January 2014 to December 2014, as our vice president—corporate counsel from May 2012 to December 2013 and as our corporate counsel from August 2009 to May 2012. Prior to joining

RAIT, Mr. Reyle was an associate in the real estate legal departments of Ledgewood, P.C., a law firm, from October 2005 to February 2009, and Cozen O’Conner, P.C., a law firm, from August 2004 to October 2005. During that time, Mr. Reyle concentrated his practice in the area of commercial real estate representing a variety of clients in connection with real estate-based financing, acquisitions and dispositions of commercial real estate, commercial leasing matters, real estate development and basic corporate transactions related to the foregoing.

Jon C. Sarkisian, age 56, has served as a Trustee of RAIT since December 2011. Mr. Sarkisian has been an executive vice president of CBRE Group, Inc. (“CBRE”), a publicly traded commercial real estate services firm, since July 2003. Mr. Sarkisian joined CBRE when it acquired Insignia/ESG (“Insignia”) a commercial real estate services firm, in July 2003. Mr. Sarkisian was an executive vice president at Insignia from June 1998 to July 2003. Mr. Sarkisian joined Insignia when it acquired Jackson-Cross Company, (“Jackson-Cross”), a commercial real estate services firm, in June 1998. Mr. Sarkisian was a senior vice president for Jackson-Cross from October 1988 to June 1998.

Andrew M. Silberstein, age 50, has served as a Trustee of RAIT since October 2012 when he was designated by ARS VI Investor I, LP (f/k/a ARS VI Investor I, LLC) (the “Investor”) to serve on our Board as the “Investor Board Designee” pursuant to the securities purchase agreement (the “Purchase Agreement”), dated as of October 1, 2012 among ourselves, designated subsidiaries of ours and the Investor. We refer to the transactions contemplated by the Purchase Agreement as the “Investor Transactions.” The Investor is an affiliate of Almanac Realty Investors, LLC (“Almanac”), a provider of capital to real estate companies. Mr. Silberstein is a partner of Almanac and joined the predecessor to Almanac, Rothschild Realty Managers, as a managing director in 2009. From 2004 to 2008, Mr. Silberstein served as the chief investment officer and chief operating officer for Stoltz Real Estate, a real estate company. Prior to that, Mr. Silberstein worked in real estate investment banking and private equity, first at Bear Stearns & Company from 1994 to 1998 as a vice president and then at Morgan Stanley from 1999 to 2004 as an executive director. Mr. Silberstein serves on boards of the following real estate companies: Claros Mortgage Trust, PREP Property Group, Slate Asset Management, and Westcore Properties.  See “Extension Agreement” below.

Thomas D. Wren, age 66, has served as a Trustee of RAIT since February 2017. Mr. Wren was a special advisor at Promontory Financial Group, a bank and financial services consulting firm, from March 2006 to October 2011. Prior to that, Mr. Wren was group head and treasurer of MBNA Corporation (“MBNA”), a publicly-held bank holding company, from July 1995 to January 2006. At MBNA, Mr. Wren was responsible for the daily management of the global money market and fixed income investment portfolios and the wholesale funding programs for the $140.0 billion total managed assets credit card bank. From May 1992 to June 1995, Mr. Wren served as executive vice president-chief investment and funding officer of Shawmut National Corporation, a publicly-held bank holding company. From June 1973 to April 1992, Mr. Wren served in numerous roles at the Office of the Comptroller of the Currency (the “OCC”), a federal banking regulatory agency, ending as manager-large bank supervision in the OCC’s Washington D.C. office. Mr. Wren has served on the governing boards of numerous financial institutions, including service as an independent director of each of ACM Financial Trust, Inc., a privately-held residential mortgage backed securities real estate investment trust (“REIT”), since December 2005, and Hatteras Financial Corp. (“Hatteras”), a publicly-traded mortgage backed securities REIT, from November 2007 until Hatteras was acquired by Annaly Capital Management, Inc. in July 2016.

Our Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. For a discussion of the methods the Nominating Committee uses for identifying and evaluating nominees for Trustee, see “Information Concerning Our Board of Trustees, Committees and Governance-Nominating and Governance Committee.” Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each person listed above should serve as a Trustee of RAIT:

Mr. Malter has significant investment banking and capital markets experience, including commercial real estate lending and financing, and has advised numerous public companies on matters of corporate finance, capital structure, and accessing public and private markets across the capital spectrum.

Mr. Klein has extensive legal experience with respect to corporate and financial matters, governance, securities issues affecting public companies and his understanding of complex transactions and business structures.  The initial appointment of Mr. Klein to the Board in July 2017 satisfied certain obligations of RAIT which end at the Annual Meeting under a previously disclosed Cooperation Agreement (the “Cooperation Agreement”) dated May 25, 2017 with Highland Capital Management, L.P. (“Highland”) and other signatories to the Cooperation Agreement (Highland and such signatories collectively being referred to as the “Highland Group”).

Mr. Reyle has served as an executive officer of RAIT since February 2015 and currently serves as our Interim CEO, Interim President and General Counsel. His career has been focused on financing, owning, operating, managing and investing in commercial real estate and legal, business and operational issues related thereto, which gives him broad knowledge of, and experience addressing, the operational, financial and strategic issues and opportunities facing RAIT as it implements the 2018 strategic steps.

Mr. Sarkisian has over 29 years’ experience in commercial real estate and plays a leading role in the Philadelphia region for a major commercial real estate company.

Mr. Silberstein has substantial experience in real estate and finance transactions. Mr. Silberstein was also designated by the Investor to serve on our Board of Trustees pursuant to the Purchase Agreement.

Mr. Wren has substantial senior leadership experience at large publicly-traded financial services companies and experience as a federal banking regulator, including extensive and relevant experience serving as an independent director at a publicly-traded mortgage-backed securities REIT.

Extension Agreement

On March 12, 2018 we entered into a previously disclosed Extension Agreement (the “Extension Agreement”) among RAIT, certain subsidiaries of RAIT and the Investor, the sole holder of the Series D Preferred Shares.   The Extension Agreement provides, among other things, that, if defined conditions are met by June 9, 2018, the Investor would no longer have the right to appoint an Investor Board Designee pursuant to the Purchase Agreement, the existing Investor Board Designee, Mr. Silberstein, would immediately tender to RAIT his resignation from the Board subject to the receipt of a release from RAIT and such subsidiaries reasonably acceptable to Investor, and the Investor would request in writing that the other member of the Board affiliated with the Investor, Mr. Batinovich, tender to RAIT his resignation from the Board subject to the receipt of a release from RAIT and such subsidiaries reasonably acceptable to him.  We cannot assure you that we will be able to satisfy the conditions set forth in the Extension Agreement.  If such conditions are met or otherwise waived, RAIT expects Mr. Silberstein and Mr. Batinovich would resign from the Board.  Upon any such resignation, RAIT expects to reduce the size of the Board to remove any resulting vacancy and to publicly disclose such resignation by the appropriate SEC filing.  If Mr. Silberstein resigns before the Annual Meeting during the proxy solicitation period, RAIT does not plan to re-solicit proxies or make a supplemental mailing to shareholders and so thereby avoid needless expense and would disregard votes cast for Mr. Silberstein.  If Mr. Silberstein were to resign in this period, then after the Annual Meeting, assuming the election of the other nominees, the Board would be comprised of the following five Trustees:  Michael J. Malter, Justin P. Klein, John J. Reyle, Jon C. Sarkisian and Thomas D. Wren.

Information Concerning Our Board of Trustees, Committees and Governance

Board Leadership Structure

Our Common Shares are listed on the NYSE under the symbol “RAS” and we are subject to the NYSE’s listing standards. We have adopted trust governance guidelines and charters for the audit, compensation and Nominating Committees of the Board intended to satisfy NYSE listing standards. On November 4, 2015, on the recommendation of the Nominating Committee, the Board amended its trust governance guidelines to establish a standing Risk Management Committee of the Board (the “Risk Management Committee, and adopted a charter for the Risk Management Committee. On the recommendation of the Nominating Committee, on August 17, 2017, the Board formed the Special Committee and delegated certain authority to the Special Committee with respect to RAIT’s strategic alternatives process and then delegated further authority to the Special Committee on February 21, 2018 with respect to carrying out the 2018 strategic steps. We have also adopted a code of business conduct and ethics (the “Code”) for our Trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our trust governance guidelines, Code and these charters are available on our website at http://www.rait.com.

Our trust governance guidelines provide that the Board has no policy in principle with respect to the separation of the offices of chairman and the chief executive officer and that this issue is part of the succession planning process within the scope of the Board’s authority to decide. In October 2016, the Board determined to separate the offices of Chairman of the Board and CEO and elected Mr. Malter, who had served as an independent Trustee on the Board since November 2015, to serve as our independent Chairman of the Board.

The Board identified the following responsibilities of the Chairman of the Board when it appointed Mr. Malter to the office: Board level responsibilities:

•	Organize and lead the Board.
•	Promote a defined “RAIT culture” at the Board level.
•	Review agenda of Board meetings to ensure all appropriate topics are covered.
•	Promote a learning environment by identifying and providing appropriate training at Board level.

•	Board Committee level responsibilities:
•

Attends the meetings of the following standing Committees of the Board: the Compensation Committee (the “Compensation Committee”), the Nominating Committee and the Risk Management Committee (the “Risk Management Committee”). Attends meetings of the Audit Committee of the Board (the “Audit Committee”) when requested by the Audit Committee Chairman.

•	Works with Compensation Committee to determine executive officer compensation.
•	Participates with the Nominating Committee Chairman in evaluating performance of individual Trustees.
•	Reviews agendas of the standing Committees he attends to ensure appropriate topics are covered.
•	CEO level responsibilities
•	Guides CEO in determining strategy of RAIT:
•	Reviews strategic plan and seeks to cause the Board to reach a consensus
•

With Nominating Committee Chairman and CEO, decides on skillsets needed for the Board, matches skillsets of current Trustees to those needed, makes changes as necessary and identifies and recruits new Trustees.

•	Assist CEO in describing RAIT’s vision to major shareholders.
•	Brief CEO on issues arising from Board executive sessions.
•	Serve as mentor to CEO.
•	Corporate Level Responsibilities
•	Work with Compensation Committee to review company-wide compensation.
•	Guide the Board in assessing performance versus strategy and circumstances.
•	Chair Annual Meetings of Shareholders and Board meetings.

In February 2018, the Board entered into a Non-Executive Chairman Agreement with Mr. Malter whereby he agreed to assume additional responsibilities as independent non-executive Chairman of the Board in connection with RAIT’s on-going assessment of its financial performance and financial needs and related changes in RAIT’s management.

RAIT’s Board has regularly reviewed and modified its Board governance to endeavor to maintain a structure that would best meet stakeholders’ needs at the relevant time. The Board believes that the trust governance guidelines provide it with appropriate flexibility to determine from time to time the leadership structure for RAIT that best enables it to pursue its business strategies and goals. Since October 2016, the offices of Chairman of the Board and CEO have been separated with the Board led by an independent Chairman of the Board, Mr. Malter. From December 2010 to October 2016, a former CEO served as both Chairman of the Board and CEO. From December 2006 to December 2010, the offices were separated. Prior to December 2006, the offices were combined. In January 2014, on the recommendation of our Nominating Committee, the Board modified its Board leadership structure by adopting a lead Trustee charter and appointed an independent Trustee to serve as the Lead Trustee of the Board (the “Lead Trustee”). The Board adopted a Lead Trustee charter which provides that if, at any time the Chairman of the Board is not an individual who is an independent Trustee serving on the Board within the meaning of the Trustee independence standards set forth in our trust governance guidelines (the “Independence Standards”), the Board considers it useful and appropriate to appoint an independent Trustee to have the responsibilities and authority set forth below and hold the title “Lead Trustee.” The Lead Trustee charter provides that the lead Trustee is appointed by and from the independent Trustees by vote of a majority of the independent Trustees for a term of one year and thereafter until the appointment of his or her successor or until such earlier time as the lead Trustee ceases to serve on the Board, resigns as lead Trustee, is no longer an independent Trustee or is replaced as lead Trustee by a majority of the independent Trustees or until such earlier time as the Board elects a Chairman that is an independent Trustee. As a result, the Lead Trustee’s term ended upon the appointment of Mr. Malter as independent Chairman of the Board in October 2016 and there is currently no Lead Trustee.

At such times as there is a Lead Trustee, the specific responsibilities and authority of the Lead Trustee, when acting in such capacity principally include the following:

•	presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent Trustees and/or the non-management Trustees;
•	serves as liaison between the chairman and the independent Trustees and/or the non-management Trustees;
•	approves information sent to the Board;

•	approves meeting agendas for the Board;
•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	has the authority to call meetings of the independent Trustees and/or the non-management Trustees;
•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication; and
•	such other responsibilities and authority as may be granted to the lead Trustee by the Board at any time and from time to time.

In connection with Mr. Reyle’s recent appointment as Interim CEO, the Board continues to believe having an independent, non-executive Chairman is optimal for RAIT at the present time because it provides the Board with independent leadership and enhances the ability of Mr. Reyle to concentrate on RAIT’s implementation of its 2018 strategic steps.

Our trust governance guidelines provide that, at all times, a majority of the Board must be comprised of persons who shall be independent within the meaning of the Independence Standards set forth in our trust governance guidelines, which are available on our website at the address given above. Among the requirements in our Independence Standards is the requirement that the Trustee must meet all applicable requirements for independence under the listing standards of the primary exchange on which the Common Shares trade and that the Trustee must be an independent Trustee as that term is defined in our declaration of trust.

SEC disclosure rules require disclosure of each independent Trustee nominee as well as any independent Trustee who served on the Board during any part of 2017.  Of the persons nominated by the Board for election to the Board at the Annual Meeting, the Board has determined that Mr. Malter, Mr. Klein, Mr. Sarkisian and Mr. Wren each satisfy the Independence Standards, including the requirements for independence set out in Section 303A.02 of the rules of the NYSE, and that each of these Trustees has no material relationships with RAIT (other than being a Trustee and/or a shareholder of RAIT). In addition, of the Trustees currently serving on the Board who are not standing for re-election, the Board has determined that Mr. Farnesi, Ms. Kim, Ms. Kuenstner, and Mr. Stempel also each satisfy these Independence Standards.  Also, the Board determined that Mr. Brown, a former Trustee who served on the Board until February 2017, satisfied these Independence Standards when he served on the Board.  At all times during the periods referenced in this proxy statement, the Board has had a majority of Trustees who satisfied these Independence Standards and each member of our Board’s Audit Committee, Compensation Committee and Nominating Committee was determined to satisfy these Independence Standards during their period of service on the relevant committee.  Interested parties may communicate directly with the Chairman of the Board or with the non-employee or independent Trustees by sending their communications to our Secretary at RAIT’s address on the first page of this Proxy Statement. Shareholders may send communications to the Board by sending them to the Secretary as well. The Secretary will forward these communications to the Chairman of the Board, who will distribute them to the Board members to whom the communications are addressed.

As set forth in our trust governance guidelines and in accordance with NYSE listing standards, the non-employee Trustees meet in executive session quarterly without management and the independent Trustees meet in executive session at least annually. The Chairman of the Board, Mr. Malter, presides at these executive sessions.

The Board held a total of 19 meetings during 2017. The Board currently has a standing Audit Committee, Compensation Committee, Nominating Committee, Risk Management Committee and a Special Committee. The Trustees who currently serve on these committees, the current chairman of these committees and the number of meetings these committees held during 2017 are set forth below and any changes in each committee’s chairman and membership since the beginning of 2017 are described in the footnotes to the chart below:

Board Member	Audit (1)	Compensation (2)	Nominating and Governance (3)	Risk Management (4)	Special Committee (5)
Michael J. Malter		X			X
Andrew Batinovich (6)
Edward S. Brown (7)
Scott L.N. Davidson (8)
Frank A. Farnesi (6)			X
S. Kristin Kim (6)				Chairman
Justin P. Klein (9)			X		Chairman
Nancy Jo Kuenstner (6)	X	X
Jon C. Sarkisian		Chairman		X
Andrew M. Silberstein
Murray Stempel, III (6)	X			X
Thomas D. Wren (10)	Chairman		Chairman		X
Meetings held in 2017	15	8	13	4	12
(1)

On January 1, 2017, the Audit Committee was comprised of Mr. Farnesi, as Chairman, Mr. Batinovich, Mr. Brown and Ms. Kim.  On February 15, 2017, Mr. Brown resigned from the Board and as a member of all committees of the Board on which he served.  On June 26, 2017, the Board accepted the offer made by Ms. Kim to resign from the Audit Committee and elected Mr. Wren to replace Ms. Kim as a member of the Audit Committee.  On August 17, 2017, the Board accepted the offer of Mr. Batinovich to resign from the Audit Committee and appointed Ms. Kuenstner to replace Mr. Batinovich on the Audit Committee. On September 6, 2017, the Board accepted the offer made by Mr. Farnesi to resign from the Audit Committee and elected Mr. Wren to replace Mr. Farnesi as Chairman of the Audit Committee and elected Mr. Stempel to the Audit Committee.

(2)

On January 1, 2017, the Compensation Committee was comprised of Mr. Sarkisian, as Chairman, Mr. Batinovich, Mr. Brown and Mr. Malter.  On February 15, 2017, Mr. Brown resigned from the Board and as a member of all committees of the Board on which he served.  On August 17, 2017, the Board accepted the offer of Mr. Batinovich to resign from the Compensation Committee and appointed Nancy Jo Kuenstner to replace Mr. Batinovich on the Compensation Committee.

(3)

On January 1, 2017, the Nominating Committee was comprised of Mr. Stempel, as Chairman, Mr. Farnesi and Ms. Kim.  On June 22, 2017, the Board accepted the offers of Mr. Stempel and Ms. Kim to cease serving on the Nominating Committee and appointed Mr. Wren to replace Mr. Stempel as Chairman of the Nominating Committee and appointed Mr. Malter to replace Ms. Kim on the Nominating Committee.  On August 17, 2017, the Board accepted the offer made by Mr. Malter to resign from the Nominating Committee and elected Mr. Klein to replace Mr. Malter as a member of the Nominating Committee.

(4)

On January 1, 2017, the Risk Management Committee was comprised of Ms. Kim, as Chairman, Mr. Malter and Mr. Stempel. On June 26, 2017, the Board accepted the offer made by Mr. Malter to resign from the Risk Management Committee and elected Mr. Sarkisian to replace Mr. Malter as a member of the Risk Management Committee.

(5)	The Board established the Special Committee on August 17, 2017 and its membership has been unchanged since that date.
(6)	The term of office of this Trustee will not continue after the Annual Meeting.
(7)	On February 15, 2017, Mr. Brown resigned from the Board and as a member of all committees of the Board on which he served.
(8)

On February 21, 2018, Mr. Davidson provided 60 days prior written notice to the Board of his intent to resign from his employment with RAIT for “Good Reason”. While RAIT and Mr. Davidson have each reserved their respective rights under the SD Employment Agreement as to whether Mr. Davidson had “Good Reason” to resign his employment, they agreed to waive the 60 day notice period, pursuant to a Separation Agreement entered into between Mr. Davidson and RAIT as of February 27, 2018 (the “SD Separation Agreement”). Under the SD Separation Agreement, Mr. Davidson’s employment with RAIT was terminated effective February 28, 2018, at which time he also resigned as a member of the Board. On May 16, 2018, Mr. Davidson filed a demand for arbitration as explained below claiming that RAIT breached the SD Employment Agreement and violated the Pennsylvania Wage Payment and Collection Law by refusing and failing to pay him the severance and other benefits provided for under the SD Employment Agreement in connection with a resignation for “Good Reason.”   RAIT intends to vigorously defend these claims.

(9)

On June 26, 2017, the Board, effective July 9, 2017, increased the size of the Board from nine members to eleven members and elected Nancy Jo Kuenstner and Justin P. Klein to each serve as a Trustee on the Board to fill the vacancies on the Board created by such increase.

(10)	On February 15, 2017, the Board appointed Mr. Wren to serve as a trustee of RAIT. Mr. Wren filled the vacancy created on the Board as a result of Mr. Brown’s resignation.

During fiscal 2017, all incumbent Trustees attended at least 75% of the aggregate of:

•	the total number of meetings of the Board held during the period for which the Trustee had been a Trustee; and
•	the total number of meetings held by all committees of the Board on which the Trustee served during the periods that the Trustee served.

It is the policy of the Board that all Trustees attend the annual meeting of shareholders of RAIT, if practicable.  RAIT is waiving this policy with respect to Trustees who are not standing for re-election at the Annual Meeting.  Eight of the nine Trustees of RAIT serving at the time attended our 2017 annual meeting of shareholders.

Board Role in Risk Oversight

The Board oversees RAIT’s risk management process. At each regularly scheduled Board meeting, the Board receives reports related to risk management, including an update on credit risk and management’s risk mitigation efforts, where appropriate. These reports may come from management or from members of the Board committees described below on their activities. Risk management is a company-wide function that is responsible for an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The Board’s role is to oversee this function.

The Audit Committee enhances the Board’s oversight of risk management. The Audit Committee’s role is also one of oversight, recognizing that management is responsible for executing RAIT’s risk management policies. The Audit Committee’s responsibilities include discussing with management RAIT’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including RAIT’s risk assessment and risk management policies. The Audit Committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Compensation Committee also enhances the Board’s oversight of risk management by considering the impact of RAIT’s compensation plans, and the incentives created by RAIT’s compensation plans, on RAIT’s risk profile. Our Chief Financial Officer (the “CFO”) makes an annual presentation to the Compensation Committee regarding compensation risk.

The Risk Management Committee was appointed in November 2015 to further assist the Board and the Audit Committee in supervising the enterprise risk management activities of RAIT and its subsidiaries and advise the Board and the Audit Committee with respect to the enterprise risk management framework of RAIT. The Risk Management Committee’s function is one of oversight solely and its members do not provide any expert advice as to RAIT’s risk management. While the Risk Management Committee has these responsibilities, it is the job of RAIT’s chief executive officer and management to assess and manage RAIT’s exposure to risk. The charter for the Risk Management Committee provides that the Audit Committee retains any authority required under the requirements of the NYSE, including that the Audit Committee continues to review in a general manner the process by which risk assessment and management is undertaken and will take the primary role with respect to reviewing such process with respect to financial disclosure/accounting risk. The Risk Management Committee’s charter also provides that the Compensation Committee shall continue to take the primary role with respect to reviewing such process with respect to RAIT’s compensation policies and practices as they relate to RAIT’s risk management.

Audit Committee

The Audit Committee is appointed by the Board to assist Board oversight of:

•	the integrity of our financial statements,
•	our compliance with legal and regulatory requirements,
•	the independent registered public accounting firm’s qualifications and independence,
•	the performance of our internal audit function and of our independent registered public accounting firm, and
•	related party transactions (as defined in the trust governance guidelines).

For a discussion of the Audit Committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above. For a discussion of the Audit Committee’s role serving as the conflicts committee in the oversight of related party transactions, see “Certain Relationships and Related Party Transactions” below. The Audit Committee also prepares the Audit Committee report required by the rules of the SEC to be included in our annual meeting proxy statement. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement. The Audit Committee is comprised of Mr. Wren, as Chairman, Ms. Kuenstner and Mr. Stempel. The Board has determined that Mr. Wren, Ms. Kuenstner and Mr. Stempel meet the Independence Standards, including the Independence Standards for Audit Committee members set forth in the listing standards of the

NYSE and those set forth in Rule 10A-3(b)(1) of the Exchange Act and that Mr. Wren and Ms. Kuenstner each qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

Audit Committee Report

In connection with the preparation and filing of RAIT Financial Trust’s (“RAIT”) annual report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”):

•      The Audit Committee of the Board of Trustees of RAIT (the “Audit Committee”), has reviewed and discussed the audited financial statements included in the annual report with RAIT’s management;

•      The Audit Committee has discussed with RAIT’s independent registered public accounting firm, KPMG LLP (“KPMG”) the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”);

•      The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG the independence of KPMG and satisfied itself as to KPMG’s independence; and

•      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees of RAIT that the audited financial statements be included in the Annual Report.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Trustees:

Thomas D. Wren, Chairman
Nancy Jo Kuenstner Murray Stempel, III

Compensation Committee

The Compensation Committee is appointed by the Board and has direct responsibility for approving the compensation of our chief executive officer, our other executive officers and the non-employee Trustees of RAIT. The Compensation Committee also has direct responsibility for administering our equity-based compensation plans and reviewing any extraordinary compensatory payments to any of our employees. Pursuant to these responsibilities, in 2017, the Compensation Committee reviewed the compensation of six executive officers and grants to officers and other employees of equity compensation under the RAIT Financial Trust incentive award plan in effect at the relevant time (the “Incentive Award Plan”). In addition, in February 2018, the Special Committee was delegated authority to authorize retention arrangements with RAIT’s executive officers and employees in connection with strategic alternatives or any restructuring or similar transaction. For a discussion of the Compensation Committee’s role in RAIT’s risk oversight, see “Board Role in Risk Oversight” above and “Compensation Discussion and Analysis-Implementing Our Objectives-Risk Management and RAIT’s Compensation Policies and Procedures” below.

In 2017, our CEO set the compensation of anyone whose compensation was not set by the Compensation Committee based upon a discussion with the Compensation Committee of the amount of cash and equity awards that would constitute a pool for all employees and, if requested by the Compensation Committee, reported to the Compensation Committee on the basis for any unusually large individual compensation decision. Our CFO included management’s estimate of bonus amounts in budgets for RAIT, and these estimates were reviewed by the CEO. These estimates of bonus amounts were necessary for budget purposes and therefore were established early in the year. In addition, with respect to officers whose compensation is set by the Compensation Committee, the committee determined the size of the bonus pool and the amount of the bonus it intended to give to the CEO in 2017. The CEO suggested bonus amounts to the Compensation Committee at year-end based on amounts then remaining in the bonus pool. Although these suggestions were advisory, they played a significant role in the Compensation Committee’s evaluation of individual performance. The Compensation Committee exercised final authority to determine all compensation decisions for which it was responsible, and was not restricted by these recommendations, estimates and suggestions. In 2017, the CEO and the other executive officers made recommendations to the Compensation Committee regarding the Compensation Committee’s implementation of short-term and long-term incentive compensation plans described below for four of RAIT’s executive officers, including proposing possible performance criteria. See “Compensation Discussion and Analysis.”

Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel, and other advisors that the committee deems appropriate, in its sole discretion, to assist it in discharging its duties, and to approve the terms of retention and fees to be paid to such consultants.

Since December 2014, the Compensation Committee has engaged FPL Associates L.P. (“FPL”), to serve as the Compensation Committee’s independent compensation consultant. FPL was engaged to assist the Compensation Committee to conduct market competitive compensation analysis across RAIT’s executive team in which the selection of peer group companies would be a key determinant, to review the structural design of RAIT’s existing compensation program relative to its peers and the broader public marketplace and recommend modifications and appropriate pay opportunities and mix among compensation elements for 2017.  In connection with the 2018 strategic steps, the Special Committee consulted with M3 regarding retention arrangements for RAIT’s executive officers and employees.

Each year during FPL’s engagement, the Compensation Committee has assessed the independence of FPL pursuant to the factors prescribed by the SEC and the NYSE and set forth in the Compensation Committee’s Charter and concluded that no conflict of interest existed that would prevent FPL from serving as an independent consultant to the Compensation Committee. The Special Committee assessed the independence of M3 pursuant to the factors prescribed by the SEC and the NYSE and concluded that no conflict of interest existed in 2018 that would prevent M3 from serving as an independent consultant to the Special Committee regarding retention compensation matters.

During 2017, the Compensation Committee engaged the law firm of Ballard Spahr to serve as its independent legal counsel. The Compensation Committee has reviewed disclosures provided by Ballard Spahr in 2017 and the factors set forth in NYSE standards for Compensation Committee consultants mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and set forth in the Compensation Committee’s Charter. The Compensation Committee considers the attorneys at Ballard Spahr who currently represent the Compensation Committee to be independent from our management and independent under these standards.

All of the members of the Compensation Committee have been determined by the Board to be independent under our Independence Standards, including applicable NYSE listing standards. The Compensation Committee is comprised of Mr. Sarkisian, as Chairman, Ms. Kuenstner and Mr. Malter.

Nominating and Governance Committee

The Nominating Committee is appointed by the Board to:

•

assist the Board in maintaining an effective and knowledgeable Board, including by identifying individuals qualified to become Trustees and recommending to the Board the Trustee nominees for the next annual meeting of shareholders and the Trustees to be appointed to the Audit, Compensation, Nominating and Risk Committees, and

•	develop and recommend for the Board’s consideration governance guidelines for RAIT.

The Nominating Committee uses a variety of methods for identifying and evaluating nominees for Trustee. In recommending Trustee nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Trustees and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Trustee nominees. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential Trustee candidates. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee seeks to make its recommendations for Trustee nominees for each annual meeting to the Board at its first meeting held each year.

The Nominating Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating Committee-recommended nominee. The Nominating Committee seeks to ensure that the membership of the Board and each committee of the Board satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents, as well as to provide Trustees who have a mixture of skills relevant to our business. The nature of the specific qualifications, qualities, experience or skills (including international versus domestic background, diversity, age, and legal and regulatory requirements) that the Nominating Committee may look for in any particular Trustee nominee depends on the qualifications, qualities, experience and skills of the rest of the Trustees at the time of any vacancy on the Board. The Nominating Committee does not have a formal policy regarding the consideration of diversity in identifying Trustee nominees beyond being committed to ensuring that no person would be excluded from consideration for service as a Trustee of RAIT as a result of their sex, race, religion, creed, sexual orientation or disability. Our trust governance guidelines provide that no Trustee may be nominated to a new term if he or she would be age 75 or older on the date of the election.

The Nominating Committee will consider candidates for nomination as a Trustee recommended by shareholders, Trustees, officers, third party search firms and other sources. In evaluating candidates, the Nominating Committee considers the attributes of the candidate and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating Committee will consider individuals recommended by shareholders for nomination as a Trustee in accordance with the procedures described under “Shareholder Proposals and Nominations.”

All of the members of the Nominating Committee have been determined by the Board to be independent under the Independence Standards, including applicable NYSE listing standards. The Nominating Committee is comprised of Mr. Wren, as Chairman, Mr. Farnesi and Mr. Klein.

Risk Management Committee

The Risk Management Committee is appointed by the Board to assist the Board and the Audit Committee in supervising the enterprise risk management activities of RAIT and its subsidiaries and advise the Board and the Audit Committee with respect to the enterprise risk management framework of RAIT. The charter for the Risk Management Committee sets forth the following duties and responsibilities to serve as a guide with the understanding that the Risk Management Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions:

•

monitor enterprise-wide risk assessments and advise the Board and the Audit Committee regarding RAIT’s risk exposure, including strategic risk, investment risk, funding risk, operating risk, financial disclosure/accounting risk and regulatory compliance/legal risk;

•

oversee and direct, to the extent practicable, on an annual basis, (i) a review of the Code and other materials regarding RAIT’s compliance with applicable laws and regulations, or compliance materials, to determine whether the Code or the compliance materials require revision, (ii) a review of RAIT’s compliance with the Code and applicable laws and regulations, (iii) the submission to the Board of an oral and/or written report on the Code and compliance materials and any needed supplements or amendments thereto, and (iv) the submission to the Board of an oral and/or written report on RAIT’s compliance with the Code and applicable laws and regulations;

•	review benchmarks for and major financial risk exposures from such risks;
•	review, approve and monitor RAIT’s risk appetite and supporting risk tolerance levels and oversee management of significant and complex risks;
•

establish a methodology for evaluating risk and approve the form and content of the reports the Risk Management Committee receives from RAIT management and RAIT’s and the Risk Management Committee’s advisors, as part of the Risk Management Committee’s oversight, with a goal of enhancing transparency of the risk management oversight process;

•

evaluate, monitor and oversee the adequacy and effectiveness of RAIT’s risk management framework to ensure appropriate risk identification, measurement, aggregation and reporting and determine if there is a robust process in place for identifying, managing and monitoring critical risks and to enhance transparency of the oversight process;

•

review and discuss management’s assessment of asset quality and asset quality trends, credit quality administration and underwriting standards, and the effectiveness of portfolio credit risk management systems and processes to enable management to monitor and control risk;

•	engage management in ongoing risk management dialogue and provide timely input to executive management on critical risk issues;
•	review and monitor circumstances that potentially pose significant reputational risk to RAIT and oversee management’s identification of and responses to those matters;
•	review and approve the adequacy of significant insurance coverage for RAIT; and
•	perform such other duties and responsibilities as may be directed by the Board or required by applicable laws, rules or regulations.

For a discussion of the Risk Management Committee’s role in RAIT’s risk oversight, including a discussion of the allocation of risk management responsibilities among the Audit Committee, Compensation Committee and the Risk Management Committee, see “Board Role in Risk Oversight” above.

All of the members of the Risk Management Committee have been determined by the Board to be independent under the Independence Standards, including applicable NYSE listing standards. The Risk Management Committee is comprised of Ms. Kim, as Chairman, Mr. Sarkisian and Mr. Stempel.

Risk Management Committee Report

The Risk Management Committee met quarterly to carry out the duties and responsibilities set forth in its charter. The Risk Management Committee and the management set objectives to review and monitor RAIT Financial Trust’s (“RAIT”) enterprise risk management (“ERM”) both from the systems perspective and cultural perspective. The Risk Management Committee oversaw management’s ERM which involved, among other activities, identifying current and emerging risks; assessing and prioritizing potential risks; linking migrating controls to the risks identified; developing methodologies, such as reports and metrics, with respect to significant risks identified; engaging in ongoing monitoring of the risks identified; and reviewing RAIT’s compliance with internal guidelines as well as laws and regulations. At each meeting, the committee reviewed reports provided by management which included, without limitation, a description of current significant risks identified by management and changes from prior reports, the identification of management primarily responsible to monitor each risk, the current status and trends relevant to each risk, risk mitigation activities and pending action items, issues or trends, risk metrics analysis, and sustaining an environment sensitive to and supportive of ERM. As part of its oversight of management, the Risk Management Committee made recommendations to management on the information provided in these reports.

This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent RAIT specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Risk Management Committee of the Board of Trustees: S. Kristin Kim, Chairman
Jon C. Sarkisian
Murray Stempel, III

PROPOSAL 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Approval of KPMG

We are asking our shareholders to approve the selection of KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2018. Although approval is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for approval as a matter of good corporate practice. The Audit Committee and KPMG are party to an engagement letter providing for KPMG to continue to provide services subject to either party’s right to terminate the engagement.  The Audit Committee has approved KPMG’s fees to audit our financial statements for the fiscal year ending December 31, 2018.  If KPMG is not approved by our shareholders, the Audit Committee will consider whether it is appropriate to terminate KPMG’s engagement and select another independent registered public accounting firm. Even if KPMG is approved, the Audit Committee in its discretion may terminate KPMG’s engagement and select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of RAIT and our shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF KPMG TO AUDIT THE FINANCIAL STATEMENTS OF RAIT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

We expect that representatives of KPMG will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by KPMG for each of the services listed below for each of our last two fiscal years.

	2017	2016
Audit Fees (1)	$1,530,000	$1,605,000
Audit-Related Fees (2)	300,205	164,450
Tax Fees (3)	215,000	278,000
All Other Fees (4)	3,560	-
Total (5)	$2,048,765	$2,047,450
(1)

Audit fees consist of the aggregate fees billed for professional services rendered by KPMG in connection with its audit of our consolidated financial statements, audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, and reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years. Audit fees for 2017 and 2016 include fees of $50,000 and $150,000 associated with the registration and/or issuance of our securities during those years.

(2)

Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not disclosed under “Audit Fees” above. These services consisted primarily of carrying out securitization agreed upon procedures.

(3)

Tax fees consist of the aggregate fees billed for professional services rendered by KPMG for tax, compliance, tax advice, and planning. Tax fees for 2016 include $135,000 associated with our separation from and the internalization of Independence Realty Trust, Inc.

(4)

All other fees would consist of the aggregate fees billed for products and services provided by KPMG other than the services described under audit fees, audit-related fees and tax fees; which includes two subscriptions to KPMG’s Accounting Research Online in 2017.

(5)	The total for 2016 excludes $739,336 of fees paid by Independence Realty Trust, Inc. to KPMG.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. All of the audit and audit- related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this proxy statement.

PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Currently, shareholders have the opportunity to cast this advisory vote on executive compensation every year.

As described in detail under the heading “Compensation Discussion and Analysis” below, we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on RAIT, our board or the compensation committee. If there is any significant vote against our named executive compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that RAIT’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in RAIT’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related compensation tables and narrative discussion.”

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4. REVERSE SPLIT PROPOSAL

General

We are asking our shareholders to approve granting the Board discretionary authority to amend our declaration of trust (the “Declaration of Trust”) to effect a reverse share split that would result in a combination of Common Shares at a ratio between (i) more than 10 shares into one share, and (ii) up to 50 shares into one share, inclusive, the exact ratio of such reverse stock split to be determined by the Board at a later date.  We refer to this proposal as the “Reverse Split Proposal,” to such combination of Common Shares as the “Reverse Split” and to such ratio as the “Reverse Split Ratio.” The Reverse Split will have the effect of combining our outstanding Common Shares into a lesser number of outstanding Common Shares in accordance with the Reverse Split Ratio and increasing the par value of each Common Share in inverse proportion to the Reverse Split Ratio.   The number of authorized Common Shares will not change as a result of implementing any Reverse Split.  The number of outstanding or authorized Preferred Shares or any other terms of the Preferred Shares will not change as a result of implementing any Reverse Split.

If the Reverse Split Proposal is approved, our Board would have the discretion, as the Board determines to be in the best interests of RAIT and its stakeholders, to effect the Reverse Split at any ratio between (i) more than 10 shares into one share, and (ii) up to 50 shares into one share, inclusive. Given changing market conditions and other factors, our Board believes that approval of a proposal granting this discretion to the Board will provide the Board with appropriate flexibility to achieve the purposes of the Reverse Split, which are further discussed below, and to act in the best interests of RAIT and its stakeholders.

The Board has authorized that the Reverse Split Proposal be presented to RAIT’s shareholders for approval. Upon receiving shareholder approval of the Reverse Split Proposal, the Board will have sole discretion, until the 2019 Annual Meeting, as it determines to be in the best interests of RAIT and its stakeholders, whether to effect the Reverse Split and Reverse Split Ratio applicable to such Reverse Split. As described in greater detail below, the Reverse Split is proposed to be effected to increase the price of the Common Shares to, among other things, meet the $1.00 minimum closing bid price requirement for continued listing on the NYSE.

In addition, under Maryland law and the Declaration of Trust, the Board may amend the Declaration of Trust, with the approval of a majority of the Board and without shareholder action, to effect a reverse share split (a “Board Reverse Split”) that results in a combination of Common Shares at a ratio of not more than 10 shares into one share in any 12-month period.  Thus, whether or not the shareholders approve the Reverse Split Proposal, the Board has the discretion, as the Board determines to be in the best interests of RAIT and its stakeholders, to effect a Board  Reverse Split (at a Reverse Split Ratio of not more than 10 shares into one share in any 12-month period).  The Board may exercise this discretion in the event the Board determines a Reverse Split Ratio of 10 shares or less into one share is in the best interests of RAIT and its stakeholders.  If the Reverse Split Proposal is approved and Board exercised its discretion to implement one or more Reverse Splits up to the maximum set forth in the Reverse Split Proposal, the Board would also retain the discretion to implement a subsequent Board Reverse Split.  If the Reverse Split Proposal is not approved, then the Board would retain the discretion to implement a Board Reverse Split (at a Reverse Split Ratio of not more than 10 shares or less into one share) based on its determination of what is in the best interests of RAIT and its stakeholders.

If the Board determines to effect a Reverse Split or a Board Reverse Split, the Board will cause articles of amendment to the Declaration of Trust (the “Amendment”) to be filed with the State of Maryland’s Department of Assessments and Taxation (“SDAT”). Approval of the Reverse Split Proposal will authorize the Board in its discretion to effect the Reverse Split or not to effect the Reverse Split. As noted above, the Board will also have the discretion to implement a Board Reverse Split.  As further noted above, the Board will have the discretion to abandon any Reverse Split or any Board Reverse Split if it no longer believes it to be in the best interests of RAIT and its stakeholders, including if the Board determines that the Reverse Split or any Board Reverse Split will not impact RAIT’s ability to meet the continued listing requirements of the NYSE, or if such objective is no longer necessary or desirable, or for any other reason in the business judgment and discretion of the Board.  RAIT currently expects that the Board will cause RAIT to effect a Reverse Split, if the requisite shareholder approval is received for the Reverse Split Proposal, or a Board Reverse Split promptly after the Annual Meeting.

If the Board elects to effect a Reverse Split or a Board Reverse Split, the number of issued and outstanding Common Shares would be reduced in accordance with the Reverse Split Ratio. Except for adjustments that may result from the treatment of fractional share interests, each shareholder will hold the same percentage of the outstanding Common Shares immediately following the Reverse Split or a Board Reverse Split as such shareholder held immediately prior to the Reverse Split or a Board Reverse Split. As described in greater detail below, if a Reverse Split or a Board Reverse Split were implemented, shareholders who held less than the relevant number of Common Shares combined into one Common Share would no longer be shareholders of RAIT on a post-split basis.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REVERSE SPLIT PROPOSAL.

Background

Our Common Shares are currently listed on the NYSE under the symbol “RAS.”  As previously disclosed, effective September 21, 2017, RAIT received written notification (the “NYSE Notice”), from the NYSE that RAIT was not in compliance with an NYSE continued listing standard in Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Common Shares fell below $1.00 over a consecutive 30 trading-day period ending September 15, 2017.  RAIT has informed the NYSE that it currently intends to seek to cure the price condition by proposing a reverse stock split or other action that may require approval of its shareholders.  Under NYSE listing standards, RAIT must obtain the shareholder approval by no later than the Annual Meeting and must implement the action promptly thereafter. In this event, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.

In addition, on May 11, 2018, the NYSE suspended trading in the Common Shares and commenced proceedings to delist the stock from the NYSE. The NYSE took this action when the trading price of the Common Shares decreased to below $0.16 per share on May 11, 2018. The NYSE, in interpreting the continued listing standards under Section 802.01D of the NYSE’s Listed Company Manual, has asserted that a trading price of below $0.16 per share is “abnormally low” and, therefore, is cause for suspension of trading and delisting from the NYSE. RAIT plans to notify the NYSE that it will appeal the NYSE Staff's decision to commence these proceedings by the deadline for such notice, May 29, 2018. During the appeal period, RAIT remains “listed” on the NYSE though trading in the Listed Securities is suspended on the NYSE.  On May 11, 2018, RAIT was approved to trade on the OTCQB and the Listed Securities commenced trading on the OTCQB effective as of May 15, 2018. Though trading in RAIT securities is suspended on the NYSE and has moved primarily to the OTCQB, RAIT continues to be listed on the NYSE and intends to comply with all NYSE requirements while listed and these requirements will be referenced in this proxy statement.  Even if our appeal was successful, our Common Shares could also be delisted from the NYSE if our average market capitalization over a consecutive 30 day-trading period is less than $15.0 million or we failed to comply with the other continued listing standards of the NYSE.  We cannot assure you that any NYSE Appeal we undertake in these or other circumstances will be successful. The Reverse Split Proposal or any Board Reverse Split are intended to give the Board the discretionary authority to seek to cure the deficiency described in the NYSE Notice.  There can be no assurance that RAIT will be able to cure this deficiency or that RAIT will continue to comply with the other continued listing standards of the NYSE.

If the Common Shares ultimately were to be delisted from the NYSE for any reason, it could have material adverse consequences on RAIT including, among others: materially adversely affect the trading price of our Common Shares and the ability to trade in our Common Shares, triggering the right of holders of our senior secured notes and our convertible senior notes to require us to repurchase their notes, satisfying one condition which, if all other relevant conditions were satisfied, would trigger an increased dividend rate on RAIT’s series C preferred shares, could trigger redemption rights under our Series D Preferred Shares, could trigger non-compliance with covenants applicable to RAIT’s Series D Preferred Shares and would likely result in the delisting of the other Listed Securities from the NYSE.  If RAIT failed to repay any senior secured notes or convertible senior notes for which the holders exercised repurchase rights, it could trigger cross defaults under, and ultimately the acceleration of, other RAIT indebtedness, which we would be unlikely to be able to satisfy.

As noted above, due to the suspension of trading in the Listed Securities on the NYSE, RAIT has commenced the trading of the Listed Securities on the OTCQB.  There can be no assurance RAIT will be able to meet any continued trading requirements of the OTCQB or any other alternative trading platform for the Listed Securities.  The trading price of RAIT’s Listed Securities has been materially adversely affected by such suspension and would be further materially adversely affected by any such delisting.

Many of the exchange traded funds, mutual funds and similar types of investment vehicles holding our common shares require a stock to be listed on a stock exchange, maintain a minimum market capitalization, or be included in the Russell 2000, a stock index, among other requirements.  If RAIT ceases to qualify for inclusion in any of these vehicles because RAIT is delisted from the NYSE and is not listed or quoted on another qualifying stock exchange or other trading platform, RAIT’s market capitalization falls below the minimum required by these vehicles, RAIT is removed from the Russell 2000 or RAIT fails to meet any other of the requirements of these vehicles, these vehicles may be required to sell their holdings of RAIT common shares which may create selling pressure that could reduce the trading price of Common Shares.

Due to the initiation by the NYSE of procedures to delist our Common Shares and other Listed Securities from the NYSE, the Board has approved presenting the Reverse Split Proposal to our shareholders that would have the effects described above.

Reasons for the Reverse Split Proposal

Although any Reverse Split or Board Reverse Split would not have the effect of increasing RAIT’s equity market capitalization, we believe that granting the Board the discretion to implement a Reverse Split would provide benefits to RAIT and our existing shareholders in a number of ways, including:

•

Maintaining our listing on the NYSE. The Board has deemed it appropriate to seek to be in a position to effect a Reverse Split or Board Reverse Split that would be intended to cure our price condition deficiency and restore RAIT to compliance under the NYSE continued listing criteria noted in the NYSE Notice. Our Board believes that continued listing of our Common Shares on the NYSE provides enhanced confidence to an investment in RAIT given the stringent listing, governance and disclosure requirements of the NYSE and limits the resulting risk of acceleration of other obligations referenced above that might disrupt the orderly implementation of the 2018 strategic steps.   As described above, while trading in our Listed Securities has been suspended on the NYSE, we believe the approval by our shareholders of the Reverse Split Proposal may enhance the chances of our success in our NYSE Appeal.

The Board has considered the potential harm to RAIT and its shareholders should the NYSE delist our Common Shares. The NYSE trading suspension has, and delisting could further, adversely affect the liquidity of our Common Shares because alternative markets are generally considered to be less efficient. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Shares on an over-the-counter market. Many investors likely would not buy or sell our Common Shares due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that any Reverse Split or a Board Reverse Split are a potentially effective means for us to regain compliance with the rules of the NYSE and to mitigate the adverse consequences of the NYSE trading suspension of our Listed Securities and avoid, or further mitigate, additional adverse consequences to our Common Shares in the event they are delisted from the NYSE as a result of the price condition deficiency by potentially increasing the price of our Common Shares.

•

Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks, or tend to discourage individual brokers from recommending low-priced stocks to their customers, including by restricting or limiting the ability of such individual brokers to purchase such stocks on margin.

•

Stock Price Volatility. We have been advised by certain institutional investors, as well as by our financial advisors, that a higher stock price may increase the acceptability of our Common Shares to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

•

Transaction Costs. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Board Discretion to Implement Reverse Split or Board Reverse Split

If the Reverse Split Proposal is approved by RAIT’s shareholders at the Annual Meeting, it will be effected, if at all, only upon a subsequent determination by the Board that a Reverse Split or a Board Reverse Split are in the best interests of RAIT and our stakeholders at the time such Reverse Split or a Board Reverse Split are effected. Such determination will be based upon the factors set forth below under the heading “Criteria to be Used for Decision to Effect a Reverse Split or a Board Reverse Split.”  Notwithstanding approval of the Reverse Split Proposal by the shareholders, the Board may, in its sole discretion, abandon any Reverse Split or Board Reverse Split and determine prior to the effectiveness of any Amendment with SDAT not to effect any Reverse Split or Board Reverse Split.

Criteria to be Used for Decision to Effect a Reverse Split or a Board Reverse Split

As described above, the Board retains the authority to proceed with a Board Reverse Split and, if the shareholders approve the Reverse Split Proposal, the Board will be authorized to proceed with a Reverse Split at its sole discretion. In determining whether to proceed with a Reverse Split or the Board Reverse Split, the Board expects to consider a number of factors, including prevailing market conditions, existing and expected marketability and liquidity of our Common Shares, existing and expected trading prices of our Common Shares, the NYSE listing requirements, our additional funding requirements and the effect on the implementation of our

2018 strategic steps. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Effects of any Reverse Split or a Board Reverse Split

If the Board elects to effect a Reverse Split or a Board Reverse Split, the number of issued and outstanding Common Shares would be reduced in accordance with the Reverse Split Ratio. Except for adjustments that may result from the treatment of fractional share interests, each shareholder will hold the same percentage of the outstanding Common Shares immediately following the Reverse Split or a Board Reverse Split as such shareholder held immediately prior to the Reverse Split or a Board Reverse Split.

After any Reverse Split or a Board Reverse Split, each shareholder would own a reduced number of Common Shares. This would affect all of RAIT’s shareholders uniformly and would not affect any shareholder’s percentage ownership in RAIT, except to the extent that the Reverse Split or a Board Reverse Split results in a shareholder owning a fractional share as described below. The number of shareholders of record would not be affected by any Reverse Split or a Board Reverse Split, except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after any Reverse Split or a Board Reverse Split. If a Reverse Split or a Board Reverse Split were implemented, shareholders who held less than the relevant number of Common Shares combined into one Common Share would no longer be shareholders of RAIT on a post-split basis.

Proportionate voting rights and other rights of the holders of our Common Shares would not be affected by any Reverse Split or a Board Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding Common Shares immediately prior to the Reverse Split or a Board Reverse Split would continue to hold 2% of the voting power of the outstanding Common Shares after the Reverse Split or a Board Reverse Split.

No fractional shares of our Common Shares will be issued in connection with any Reverse Split or a Board Reverse Split. Holders of our Common Shares who would otherwise receive a fractional share of our Common Shares pursuant to any Reverse Split or a Board Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

Our Common Shares are currently registered under Section 12(b) of the Exchange Act, and RAIT is subject to the periodic reporting and other requirements of the Exchange Act. We do not expect any Reverse Split or Board Reverse Split to affect the registration of our Common Shares under the Exchange Act. We cannot assure you that any Reverse Split or Board Reverse Split will be sufficient for our Common Shares to continue to be reported on the NYSE.

As described above, the trading of the Listed Securities has been suspended on the NYSE and it is possible that RAIT will fail to meet another NYSE continued listing standard, possibly even before the Annual Meeting.  However, we do expect that a Reverse Split or a Board Reverse Split would increase the likelihood that the price condition deficiency discussed above would be cured.   Wherever our Common Shares continue trading after any reverse split, they will trade under a new CUSIP number to be obtained.  The Common Shares are currently trading under the symbol “RASF” on the OTCQB and would possibly resume trading under the symbol “RAS” if RAIT is successful in appealing the NYSE decision to seek to delist the Common Shares. The par value of each Common Share will increase in inverse proportion to the Reverse Split Ratio after the split from $0.03 per share prior to the split.  The reverse stock split will change the number of Common Shares outstanding but will not change the number of authorized Common Shares.

The reverse stock split will not affect RAIT’s preferred shares, including the number of authorized or outstanding RAIT preferred shares or the dividend rate per share of any outstanding RAIT preferred shares.

Upon the effectiveness of the reverse stock split, proportionate adjustments will be made to certain of RAIT’s outstanding securities and plans and offerings pursuant to which Common Shares are issuable.

Certain Risks and Potential Disadvantages Associated with any Reverse Split or Board Reverse Split

If any Reverse Split or Board Reverse Split is implemented, some shareholders may consequently own less than one hundred shares of our Common Shares. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those shareholders who own less than one hundred shares following any Reverse Split or a Board Reverse Split may be required to pay modestly higher transaction costs should they then determine to sell their shares of our Common Shares.

The effect of any Reverse Split or a Board Reverse Split upon the market prices for our Common Shares cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. Furthermore, there can be no assurance that the market price of our Common Shares immediately after any Reverse Split or a Board Reverse Split will be maintained for any period of time. Even if an increased share price can be maintained, any Reverse Split or a Board Reverse Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view any Reverse Split or a Board Reverse Split negatively, there can be no assurance that approval of any Reverse Split or a Board Reverse Split will not adversely impact the market price of our Common Shares or, alternatively, that the market price following any Reverse Split or a Board Reverse Split will either exceed or remain in excess of the current market price.

In addition, although we believe any Reverse Split or a Board Reverse Split may enhance the desirability of our Common Shares to certain potential investors, we cannot assure you that, if implemented, our Common Shares will be more attractive to institutional and other long term investors or that the liquidity of our Common Shares will increase since there would be a reduced number of shares outstanding after any Reverse Split or a Board Reverse Split.

The market price of our Common Shares will also be based on our performance and other factors, some of which are unrelated to any Reverse Split or a Board Reverse Split. If any Reverse Split or a Board Reverse Split is effected and the market price of our Common Shares declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our Common Shares after implementation of any Reverse Split or a Board Reverse Split, when and if implemented, may also be lower than the total market capitalization before any Reverse Split or a Board Reverse Split. Furthermore, the liquidity of our Common Shares could be adversely affected by the reduced number of shares that would be outstanding after any Reverse Split or a Board Reverse Split.

Effective Time

If the Reverse Split Proposal is approved at the Annual Meeting and the Board elects to proceed with any Reverse Split or a Board Reverse Split, any Reverse Split or a Board Reverse Split will become effective as of the effective date and time (the “Effective Time”) set forth in the Amendment filed with SDAT. Except as explained below with respect to fractional shares, at the Effective Time, all Common Shares issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, combined and converted into new Common Shares in accordance with the relevant Reverse Split Ratio.

Exchange of Stock Certificates

As soon as practicable after the Effective Time of any Reverse Split or a Board Reverse Split, shareholders will be notified that any Reverse Split or a Board Reverse Split has been effected. RAIT’s transfer agent, American Stock Transfer & Trust (the “Exchange Agent”), will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our shareholders. No new certificates will be issued to a shareholder until the shareholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Shareholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split ratio. Beginning on the effective date of any Reverse Split or a Board Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Cash Payment in Lieu of Fractional Shares

No fractional shares of our Common Stock will be issued as a result of any Reverse Split or a Board Reverse Split, except as provided below.  Following the completion of any Reverse Split or Board Reverse Split, the Exchange Agent will aggregate all fractional shares that otherwise would have been issued as a result of any Reverse Split or a Board Reverse Split and those shares will be sold into the market. Shareholders who would otherwise hold a fractional Common Share will receive a cash payment from the proceeds of that sale in lieu of such fractional share. With respect to Common Shares held in RAIT’s Dividend Reinvestment and Share Purchase Plan (the “DRSPP”) accounts, fractional shares will be issued in accordance with the terms of the DRSPP.  Any such cash payment (without interest and subject to applicable withholding taxes) is subject to applicable U.S. federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

We currently anticipate that, in lieu of issuing fractional shares, the aggregate of all fractional shares otherwise issuable to the holders of record of Common Stock shall be issued to our exchange agent for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by our exchange agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the shareholders’ stock certificates, if any, our exchange agent will pay to such holders of record their pro rata share of the net proceeds (after customary brokerage commissions and other expenses) derived from the sale of the fractional interests.

After any Reverse Split or a Board Reverse Split, a shareholder will have no further interest in RAIT with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Discretionary Authority of the Board to Abandon any Reverse Split or a Board Reverse Split

The Board reserves the right to abandon any Reverse Split or a Board Reverse Split without further action by our shareholders at any time before the effectiveness of the certificate of amendment, even if any Reverse Split or a Board Reverse Split have been authorized by our shareholders. By voting in favor of any Reverse Split or a Board Reverse Split, you are also expressly authorizing our Board to determine not to proceed with, and abandon, any Reverse Split or a Board Reverse Split if it should so decide.

No Appraisal Rights

Under Maryland law, our shareholders do not have a right to dissent and are not entitled to appraisal rights with respect to any proposed Amendment to effect any Reverse Split or a Board Reverse Split, and we will not independently provide our shareholders with any such rights.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of any Reverse Split or a Board Reverse Split to holders of our Common Shares. The summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. RAIT has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any Reverse Split or a Board Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g. , non-resident aliens, broker/dealers, insurance companies, regulated investment companies, tax exempt organizations, banks, financial institutions, holders who hold our Common Shares as part of a hedge, straddle, conversion or other risk reduction transaction, U.S. expatriates, holders subject to the alternative minimum tax, holders whose functional currency is not the U.S. dollar, or persons who acquired our Common Shares through the exercise of employee stock options or otherwise as compensation) or the tax consequences which may apply to holders of our Common Shares in light of their particular circumstances.

This summary is limited to holders of our Common Shares that are U.S. Holders, as defined immediately below, and that hold our Common Shares as a capital asset (generally, property held for investment). A “U.S. Holder” is a beneficial owner of our Common Shares that is, for U.S. federal income tax purposes:

•An individual who is a citizen or a resident of the United States;

•A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

•An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•A trust if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This summary does not address (i) any U.S. state or local or any foreign tax consequences, (ii) any estate, gift or other non-U.S. federal income tax consequences, or (iii) the Medicare tax on net investment income.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds our Common Shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to its tax consequences.

Each holder of our Common Shares is urged to consult its own tax advisor with respect to the U.S. federal, state and local and foreign tax consequences of the of any Reverse Split or a Board Reverse Split.

In general, a U.S. Holder who receives solely a reduced number of shares of our Common Shares in any Reverse Split or a Board Reverse Split will not recognize gain or loss. Such a U.S. Holder’s aggregate basis in the reduced number of shares of our Common Shares immediately following any Reverse Split or a Board Reverse Split will equal the U.S. Holder’s aggregate basis in its old shares of our Common Shares immediately prior to any Reverse Split or a Board Reverse Split and such U.S. Holder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.

A U.S. Holder who receives cash in lieu of a fractional share as a result of any Reverse Split or a Board Reverse Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the IRC. Generally, a U.S. Holder receiving such a payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s basis in the fractional share.  Such gain generally will be long-term capital gain if the U.S. Holder’s holding period in its pre-Reverse Stock Split shares of our Common Shares is more than one year as of any Reverse Split or a Board Reverse Split effective date. The deductibility of  capital losses is subject to limitations.

U.S. Holders that have acquired different blocks of our Common Shares at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis, and the holding period of, our Common Shares.

RAIT will not recognize any gain or loss as a result of any Reverse Split or a Board Reverse Split.

Additional federal income tax information as to any Reverse Split or a Board Reverse Split will be included in the U.S. Internal Revenue Service 8937, Report of Organizational Actions Affecting Basis of Securities, prepared by RAIT.  This form will be posted to the Investor Relations section of the RAIT website within 45 days of when any Reverse Split or a Board Reverse Split becomes effective or, if earlier, January 15 of the calendar year following the calendar year in which any Reverse Split or a Board Reverse Split becomes effective.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present and has not been informed that any other person intends to present any other matters for action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the annual meeting, the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of RAIT as of the date of the report referenced in the footnotes to the table, is the beneficial owner of more than 5% of the outstanding voting securities of RAIT.  RAIT believes only its Common Shares are voting securities.  RAIT’s preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”) have limited voting rights in limited circumstances set forth in their respective articles supplementary, none of which are currently met, no Preferred Shares can vote at the Annual Meeting and no Preferred Shares are convertible into Common Shares.  As a result, RAIT is not reporting any person who, to the knowledge of RAIT, is the beneficial owner of more than 5% of any series of RAIT’s outstanding Preferred Shares.  This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to warrants or convertible notes are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	BlackRock, Inc.	5,440,986 (1)	5.9%
Common Shares	Tiptree Financial Inc.	6,622,380 (2)	7.1%
Common Shares	The Highland Reporting Persons, including James D. Dondero	4,694,811 (3)	5.1%
Common Shares	Charles Frischer	5,901,829 (4)	8.0%

(1)

Information obtained from the Schedule 13G/A filed by BlackRock, Inc. on behalf of itself and BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC with the SEC on January 29, 2018. BlackRock, Inc. reports having sole voting power with respect to 5,298,997 Common Shares and sole dispositive power with respect to 5,440,986 Common Shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Information obtained from the Schedule 13D/A filed by Tiptree Financial Inc., or Tiptree, with the SEC on September 19, 2017. Tiptree reports having sole voting power and sole dispositive power with respect to 6,622,380 Common Shares. The principal business address of Tiptree is 780 Third Avenue, 21st Floor, New York, NY 10017.

(3)

Information obtained from the Schedule 13G filed by the Highland Reporting Persons with the SEC on February 13, 2018. This Schedule 13G identifies the reporting persons (the “Highland Reporting Persons”) and their respective beneficial ownership as:

Name of Highland Reporting Person	Amount beneficially owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Highland Global Allocation Fund	2,219,361	0	2,219,361	0	2,219,361
Highland Small-Cap Equity Fund	613,889	0	613,889	0	613,889
Highland Capital Management Fund Advisors, L.P.	2,833,250	0	2,833,250	0	2,833,250
Strand Advisors XVI, Inc.	2,833,250	0	2,833,250	0	2,833,250
NexPoint Real Estate Strategies Fund	117,040	0	117,040	0	117,040
NexPoint Advisors, L.P.	117,040	0	117,040	0	117,040
NexPoint Advisors GP, LLC	117,040	0	117,040	0	117,040
Highland Select Equity Master Fund, L.P.	1,741,521	0	1,741,521	0	1,741,521
Highland Select Equity Fund GP, L.P.	1,741,521	0	1,741,521	0	1,741,521
Highland Select Equity GP, LLC	1,741,521	0	1,741,521	0	1,741,521
Highland Capital Management, L.P.	1,741,521	0	1,741,521	0	1,741,521
Strand Advisors, Inc.	1,741,521	0	1,741,521	0	1,741,521
James D. Dondero	4,691,811	0	4,691,811	0	4,691,811
Matt McGraner	3,000	3,000	0	3,000	0
TOTAL	4,694,811	3,000	4,691,811	3,000	4,691,811

The address of the principal business office for the Highland Reporting Persons is 300 Crescent Court, Suite 700, Dallas, Texas 75201.  As previously disclosed, on February 23, 2017, the Highland Group, which included the Highland Reporting Persons submitted a purported advance notice of nomination to RAIT (the “Purported Shareholder Notice”), on behalf of one of the Highland Group, Highland Select Equity Master Fund, L.P. (“Highland Select”), in respect of Highland Select’s intention to nominate, and to solicit proxies for the election of, five individuals as Trustee candidates to the Board at the 2017 Annual Meeting of Shareholders of RAIT (the “2017 Annual Meeting”), and (ii) the Highland Group took steps to prepare for a contested solicitation of proxies from RAIT’s shareholders in connection with the 2017 Annual Meeting to seek the election to the Board of the five (5) individuals named in the Purported Shareholder Notice (the “Proxy Contest”).  As previously disclosed, RAIT and the Highland Group entered into the previously disclosed Cooperation Agreement with respect to certain matters related to the termination of the Proxy Contest, the composition of the Board and certain other matters.  In satisfaction of certain obligations of RAIT under the Cooperation Agreement, on June 26, 2017, on the recommendation of the Nominating Committee, the Board, effective as of July 9, 2017, increased the size of the Board from nine to eleven Trustees and appointed Ms. Kuenstner and Mr. Klein to serve as Trustees of RAIT to fill the vacancies created on the Board as a result of such increase.

(4)

Information obtained from the Schedule 13D/A filed by Charles L. Frischer and the Libby Frischer Family Partnership (“LFFP”), an entity that Mr. Frischer is the general partner of, with the SEC on May 15, 2018. Charles L. Frischer reports having sole voting power and sole dispositive power with respect to 7,405,319 Common Shares. The principal business address of Charles L. Frischer and LFFP is 4404 52nd Avenue NE, Seattle, WA 98105.

The following tables set forth the number and percentage owned as of March 31, 2017, to the best of our knowledge (which, as to Named Executive Officers who have departed from RAIT, is based on their last filing under Section 16 of the Exchange Act), by each of our present Trustees, each of our present Named Executive Officers, as defined in “Executive Officer Compensation” below, and all of our present executive officers (whether or not deemed to be Named Executive Officers) and Trustees as a group of:

•	Common Shares;
•	7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (“Series A Preferred Shares”);
•	8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (“Series B Preferred Shares”);
•	8.875% Series C cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (“Series C Preferred Shares”); or
•	Series D cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (“Series D Preferred Shares”).

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to vested options, warrants or share appreciation rights (“SARs”), are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. With respect to vested SARs, the number of net Common Shares issuable is based on the closing price of our Common Shares on March 29, 2018 of $0.16. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Shares	Trustees:
	Michael J. Malter	134,554		*
	Andrew Batinovich	67,407		*
	Frank A. Farnesi	115,086		*
	S. Kristin Kim	99,437		*
	Justin P. Klein	12,254		*
	Nancy Jo Kuenstner	12,254		*
	Jon C. Sarkisian	83,246		*
	Andrew M. Silberstein	63,985		*
	Murray Stempel III	111,184	(1)	*
	Thomas D. Wren	68,364		*

	Named Executive Officers:
	Scott L.N. Davidson (Former CEO)	732,685	(2)	*
	Alfred J. Dilmore	10,703	(3)	*
	Paul W. Kopsky (Former CFO)	-		*
	James J. Sebra (Former CFO)	81,214	(4)	*
	John J. Reyle	41,051	(5)	*
	Glen Riis (Former Senior Managing Director - Chief Credit Risk Officer (“CRO”))	89,827	(6)	*

	All trustees and executive officers as a group:
	(16 persons)	1,723,252		1.9%

*Does not exceed 1%

(1)	Includes 1,796 common shares held in a trust for the benefit of Mr. Stempel’s spouse.
(2)

Includes 154,042 common shares directly held by Mr. Davidson and 578,643 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 31, 2018 since the exercise price of such SARs is above the closing price of our common shares on March 29, 2018 of $0.16. Excludes 372,386 unvested 2016 PSUs and 366,449 unvested 2017 PSUs.

(3)

Includes 2,868 common shares directly held by Mr. Dilmore and 7,835 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 31, 2018 since the exercise price of such SARs is above the closing price of our common shares on March 29, 2018 of $0.16.

(4)

Includes 57,289 common shares directly held by Mr. Sebra, and 23,926 unvested restricted common shares. Excludes vested SARs and SARs that may vest within 60 days of March 31, 2018 since the exercise price of such SARs is above the closing price of our common shares on March 29, 2018 of $0.16. Excludes 48,998 unvested 2016 PSUs.

(5)

Includes 19,051 common shares directly held by Mr. Reyle, and 22,000 unvested restricted common shares.  Excludes vested SARs and SARs that may vest within 60 days of March 31, 2018 since the exercise price of such SARs is above the closing price of our common shares on March 29, 2018 of $0.16. Excludes 31,758 unvested 2017 PSUs.

(6)

Includes 32,024 common shares directly held by Mr. Riis, and 57,803 unvested restricted common shares.  Excludes vested SARs and SARs that may vest within 60 days of March 31, 2018 since the exercise price of such SARs is above the closing price of our common shares on March 29, 2018 of $0.16. Excludes 63,517 unvested 2017 PSUs.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series A Preferred Shares	Trustees:
	Michael J. Malter	3,100		*
	Andrew Batinovich	-		-
	Frank A. Farnesi	-		-
	S. Kristin Kim	-	(1)	-
	Justin P. Klein	-		-
	Nancy Jo Kuenstner	-		-
	Jon C. Sarkisian	-		-
	Andrew M. Silberstein	-		-
	Murray Stempel III	-		-
	Thomas D. Wren	-		-

Named Executive Officers:
	Scott L.N. Davidson (Former CEO)	5,861		*
	Alfred J. Dilmore			*
Paul W. Kopsky (Former CFO)
	James J. Sebra (Former CFO)	250		*
	John J. Reyle	-		-
Glenn Riis (Former CCRO)

All trustees and executive officers as a group:
	(16 persons)	9,211		*
*	Does not exceed 1%
(1)	Excludes 2,000 Series A preferred shares held by Ms. Kim’s mother. Ms. Kim disclaims beneficial ownership of these Series A preferred shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series B Preferred Shares	Trustees:
	Michael J. Malter	3,400	*
	Andrew Batinovich	-	-
	Frank A. Farnesi	-	-
	S. Kristin Kim	-	-
	Justin P. Klein	-	-
	Nancy Jo Kuenstner	-	-
	Jon C. Sarkisian	-	-
	Andrew M. Silberstein	-	-
	Murray Stempel III	-	-
	Thomas D. Wren	-	-

Named Executive Officers:
	Scott L.N. Davidson (Former CEO)	-	-
	Alfred J. Dilmore	-	-
	Paul W. Kopsky (Former CFO)	-	-
	James J. Sebra (Former CFO)	-	-
	John J. Reyle	-	-
	Glenn Riis (Former CCRO)	-	-

All trustees and executive officers as a group:
	(16 persons)	-	*

*	Does not exceed 1%

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Series C Preferred Shares	Trustees:
	Michael J. Malter	-	-
	Andrew Batinovich	-	-
	Frank A. Farnesi	-	-
	S. Kristin Kim	-	-
	Justin P. Klein	-	-
	Nancy Jo Kuenstner	-	-
	Jon C. Sarkisian	-	-
	Andrew M. Silberstein	-	-
	Murray Stempel III	-	-
	Thomas D. Wren	-	-

Named Executive Officers:
	Scott L.N. Davidson (Former CEO)	-	-
	Alfred J. Dilmore	-	-
	Paul W. Kopsky (Former CFO)	-	-
	James J. Sebra (Former CFO)	-	-
	John J. Reyle	-	-
	Glenn Riis (Former CCRO)	-	-

All trustees and executive officers as a group:
	(16 persons)	-	-

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Series D Preferred Shares	Trustees:
	Michael J. Malter	-		-
	Andrew Batinovich	-		-
	Frank A. Farnesi	-		-
	S. Kristin Kim	-		-
	Justin P. Klein	-		-
	Nancy Jo Kuenstner	-		-
	Jon C. Sarkisian	-		-
	Andrew M. Silberstein	-	(1)	-
	Murray Stempel III	-		-
	Thomas D. Wren	-		-

Named Executive Officers:
	Scott L.N. Davidson (Former CEO)	-		-
	Alfred J. Dilmore	-		-
	Paul W. Kopsky (Former CFO)	-		-
	James J. Sebra (Former CFO)	-		-
	John J. Reyle	-		-
	Glenn Riis (Former CCRO)	-		-

All trustees and executive officers as a group:
	(16 persons)	-		-

(1)

Excludes 2,939,190 Series D Preferred Shares owned directly by the Investor, which represents 100% of the Series D Preferred Shares outstanding. Mr. Silberstein is an officer of the Investor, indirectly holds an equity interest in the Investor and is the Investor’s designee to serve on the board pursuant to the Investor’s rights under the Purchase Agreement to which we and the Investor are party. Mr. Silberstein disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The Board granted a waiver to the Investor with respect to the 9.8% ownership limitation applicable to each series of preferred shares in our declaration of trust.

NON-TRUSTEE EXECUTIVE OFFICER

Information is set forth below regarding the background of our executive officer who is not also a Trustee or a Trustee nominee. For our executive officer who is also being nominated to serve as a Trustee, John J. Reyle, this information can be found above under “Proposal 1. Election of Trustees—Names of Trustees, Principal Occupations and Other Information.”

Alfred J. Dilmore, age 36, has served as our Interim Chief Financial Officer and Interim Treasurer since August 2017 and as our Chief Accounting Officer since March 2016.  Mr. Dilmore served as RAIT’s Senior Managing Director-Accounting and Reporting from June 2015 to March 2016. Prior to joining RAIT, Mr. Dilmore was a director of accounting policy at the Federal Home Loan Mortgage Corporation (“Freddie Mac”), a publicly-traded government-sponsored enterprise, from 2010 through June 2015. Prior to that, Mr. Dilmore worked at Deloitte & Touche LLP, a public accounting firm, in advisory and audit roles from 2003 to 2010 serving a variety of large financial institutions.

EXECUTIVE OFFICER AND TRUSTEE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Discussion and Analysis explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the Compensation Committee in order to determine the amounts of compensation for our Named Executive Officers for 2017 performance.  As described below and in the

Annual Report, we are currently undertaking steps intended to increase RAIT’s liquidity and better position RAIT to meet its financial obligations as they come due.

Our Named Executive Officers and their principal offices during 2017 were:

•	Mr. Davidson, our former CEO;
•	Mr. Dilmore, our interim CFO;
•	Mr. Kopsky, our former CFO;
•	Mr. Sebra, our former CFO;
•	Mr. Reyle, our General Counsel during 2017 who became our interim CEO in February 2018; and
•	Mr. Riis, our former Senior Managing Director-Chief Credit Risk Officer (“CCRO”).

In applying our compensation policies to the Named Executive Officers in 2017, the Compensation Committee sought to incentivize executive management’s implementation of RAIT’s strategic directions as they evolved over 2017 as described below.

As discussed in the Annual Report and above, during 2017, RAIT continued to seek to implement a strategic transition to concentrate primarily on its CRE lending business that began in 2016, which we refer to as the CRE strategic transition. In August 2017, the Board formed the Special Committee to explore and evaluate a wide range of possible strategic and financial alternatives for RAIT. On February 20, 2018, RAIT announced that the Special Committee had concluded this review and that the Board had determined that this review did not identify a strategic or financial transaction with another counterparty that was preferable to the steps described below. This review, conducted with the support of financial and legal advisors, evaluated a wide range of potential alternatives which included, but were not limited to, (i) refinements of RAIT’s operations or strategy, (ii) financial transactions, such as a recapitalization or other change to RAIT’s capital structure and (iii) strategic transactions, such as a sale of all or part of RAIT.  The Board, after considering the recommendations and advice of the Special Committee, RAIT’s management and legal and financial advisors, determined that RAIT should take steps to increase RAIT’s liquidity and better position RAIT to meet its financial obligations as they come due. We refer to these steps as the 2018 strategic steps and they include, but are not limited to:

•	The suspension of our lending business along with the implementation of other steps to reduce costs within our other operating businesses;
•	The continuation of the process of selling our owned real estate (“REO”), portfolio and selling certain of our loans, while continuing to service and manage our existing CRE loan portfolio; and
•

The engagement of a financial advisor, M-III Advisory Partners, LP (“M3”), to advise and assist RAIT in its ongoing assessment of its financial performance and financial needs  and in evaluating strategic and financial transactions.

In April 2017, to incentivize RAIT’s executive officers to continue implementing the CRE strategic transition, the Compensation Committee relied on short-term and long-term incentive compensation plans for RAIT’s executive officers at that time, Messrs. Davidson, Kopsky, Reyle and Riis (the “2017 Eligible Officers”), that (i) provided clear objectives and targets, (ii) improved alignment with measurable company performance and shareholder returns, and (iii) recognized and adjusted for individual contributions to our success. The Compensation Committee approved 2017 award opportunities pursuant to RAIT’s 2015 Annual Incentive Compensation Plan (the “Annual Cash Bonus Plan”) and RAIT’s 2015 Long Term Incentive Plan (the “Long Term Equity Plan”) for the 2017 Eligible Officers. The Compensation Committee had previously adopted the Annual Cash Bonus Plan and the Long Term Equity Plan as sub-plans of the Incentive Award Plan, which was previously approved by the shareholders of RAIT. The terms of the awards (the “2017 Target Cash Bonus Awards”) under the Annual Cash Bonus Plan and the awards (the “2017 Long Term Equity Awards”) under the Long Term Equity Plan are described below.   In addition, in April 2017, the Compensation Committee approved a previously disclosed employment agreement with Mr. Reyle (the “JR Employment Agreement”) and a previously disclosed employment agreement with Mr. Riis (the “GR Employment Agreement”) to incentivize them to remain with RAIT.

RAIT’s executive management team underwent several changes since the beginning of 2017 into 2018 as RAIT transitioned from the CRE strategic transition, RAIT’s evaluation of strategic alternatives and then the implementation of the 2018 strategic steps.   The Compensation Committee approved a series of agreements and compensation in connection with these changes. During 2017, the Compensation Committee addressed the transition of the CFO position from Mr. Sebra to Mr. Kopsky in March 2017 by implementing a previously disclosed memorandum of understanding with Mr. Sebra (the “JS MOU”) and approving a previously disclosed employment agreement with Mr. Kopsky (the “PK Employment Agreement”) and transitioned from Mr. Kopsky to Mr. Dilmore in August 2017 by approving a previously disclosed settlement agreement and general release (the “PK Settlement Agreement”) with Mr. Kopsky in September 2017 and by the Special Committee approving a previously disclosed employment agreement with Mr. Dilmore (the “AD Employment Agreement”) in November 2017.   The AD Employment Agreement was intended to incentivize Mr. Dilmore to remain with RAIT.  After the announcement of the 2018 strategic steps, the Compensation Committee addressed the transition of the CEO position from Mr. Davidson to Mr. Reyle in February 2018 by approving the previously disclosed

SD Separation Agreement with Mr. Davidson in February 2018 and by the Special Committee approving a previously disclosed letter agreement with Mr. Reyle (the “JR Letter Agreement”) in February 2018.  In addition, in March 2018, the Special Committee approved the 2018 Incentive Plan, including retention arrangements for, RAIT’s two remaining executive officers, Mr. Reyle, as Interim CEO and Mr. Dilmore, as Interim CFO.   As a result of these changes, Mr. Reyle is the only 2017 Eligible Officer who remains employed by RAIT.  There are two Named Executive Officers who were not 2017 Eligible Officers, Mr. Sebra and Mr. Dilmore.  Mr. Sebra resigned from RAIT as of March 31, 2017 in accordance with the JS MOU to become the fulltime CFO and Treasurer of Independence Realty Trust, Inc. (“IRT”), a former subsidiary of RAIT that internalized its management as part of RAIT’s implementation of its CRE strategic transition. We refer to this transaction, which was completed in December 2016, as the “IRT Internalization.” Mr. Sebra did not participate in the 2017 awards made under the Annual Cash Bonus Plan or Long Term Equity Plan. Mr. Dilmore became an executive officer of RAIT when he was promoted to Interim CFO in August 2017 and did not participate in the 2017 awards made under the Annual Cash Bonus Plan or Long Term Equity Plan.

See “2017 Compensation Decisions” and “2018 Compensation Decisions” below for further description of these incentive plans, the compensation paid thereunder and the other compensation decisions referenced above.

The role of our Compensation Committee, its use of an independent compensation consultant and the participation of executive officers in the compensation process are discussed above in “Information Concerning Our Board of Trustees, Committees and Governance-Compensation Committee.”

2017 RAIT Performance

In 2017 and in the period in 2018 prior to the decision by the Board to implement the 2018 strategic steps, we concentrated on implementing the CRE strategic transition which involved focusing on our CRE lending business, opportunistically divesting our legacy REO portfolio and reducing our total expense base, among other things. Key developments in 2017 included the following:

•	Property Sales
o	RAIT sold 18 properties which generated aggregate gross proceeds of $301.7 million.
o	After repayment of debt and closing costs, RAIT received aggregate net proceeds of approximately $24.8 million.

•	Reductions in Compensation & General and Administrative Expenses, (“G&A Expenses”)
o	RAIT’s compensation and G&A Expenses were $25.2 million for the year ended December 31, 2017 as compared to $31.7 million for the year ended December 31, 2016.

•	Debt and Other Obligation Reductions
o	RAIT’s indebtedness, based on principal amount, declined by $368.3 million, or 20.6%, during the year ended December 31, 2017.
o	Total recourse debt, excluding RAIT’s secured warehouse facilities, declined by $69.4 million, or 19.2% during the year ended December 31, 2017.
o

RAIT paid $20.5 million to satisfy obligations related to common share purchase warrants (the “Investor Warrants”), and common share appreciation rights (the “Investor SARs”), issued by RAIT in 2012 to the Investor pursuant to the exercise of a put right by that Investor.

During 2017, we generated GAAP net (loss) allocable to Common Shares of $(184.7) million, or $(2.02) per Common Share-diluted, as compared to $(9.8) million, or $(0.11) per Common Share-diluted, during 2016. During 2017, our cash available for distribution (“CAD”) was $(2.6) million, or $(0.03) per Common Share, as compared to $40.6 million, or $0.45 per Common Share for 2016.  CAD is a non-GAAP financial measure that we used in setting incentive compensation targets for the 2017 Eligible Officers.  For management’s definitions and discussion of the usefulness of CAD to investors and management and a reconciliation of our reported net income (loss) to our CAD, see “Non-GAAP Financial Measures” in our Annual Report.

Objectives of Our Compensation Policies

Our compensation policies for our Named Executive Officers have the following objectives:

We seek to appropriately incentivize RAIT’s executive team and assure a smooth transition from RAIT’s former executives as RAIT’s leadership changes to encourage successful implementation of RAIT’s strategies as these strategies have evolved over time. As discussed above in “Executive Summary,” the Compensation Committee needed to address the transition of RAIT’s executive management team throughout the year by modifying compensation arrangements to respond to changing circumstances and strategies.

We seek to attract and retain key executives by motivating them to achieve superior performance and rewarding them for that performance. Key elements of compensation may include one or more of the following:

•	a base salary that is determined in part by the named executive’s history of performance and prior compensation;

•

quantitative criteria-based bonus programs, discretionary bonuses, other forms of cash awards or some combination of these alternatives, that would be based on the Compensation Committee’s and the Special Committee’s assessment of the named executive’s duties and performance within the context of the performance of RAIT or some designated portion of RAIT and whether quantitative criteria can be set that relate to the executive’s duties and performance and the performance of RAIT or some designated portion of RAIT; and

•

In 2017, RAIT used equity-based compensation in amounts that were based on the executive’s role and strategic impact with respect to long term objectives, the value of which is contingent upon the performance of RAIT’s Common Share price, and subject to vesting schedules that require continued service with RAIT. Subsequent to the implementation of the 2018 strategic steps, RAIT’s retention arrangements with executive officers have not relied on equity-based compensation due to the low trading price of our Common Shares.  The illustrations below show the mix of compensation which was provided to our 2017 Eligible Officers in early 2017 to incentivize them to implement the CRE strategic transition, in which a substantial portion is at-risk in the form of incentive pay and/or tied to shareholder interests.

As discussed above, Mr. Sebra’s compensation was set by the JS MOU and was comprised of 47% base salary and 53% bonus.  Mr. Dilmore’s 2017 compensation was comprised of 11% equity compensation (based on grant date fair value), 44% base salary and 45% bonus.

In 2017, we sought to align the interests of our 2017 Eligible Officers and Mr. Dilmore with our stakeholders through long-term incentives in the form of equity-based compensation. As discussed above in “Executive Summary,” the Compensation Committee believed equity-based compensation was important to align the interests of our 2017 Eligible Officers and Mr. Dilmore with our stakeholders as RAIT planned to implement the CRE strategic transition. The Compensation Committee accordingly made the 2017 Long Term Equity Awards to the 2017 Eligible Officers and awards of SARs and restricted Common Shares to Mr. Dilmore as described below.

The Elements of Our Compensation

The 2017 Eligible Officers’ and Mr. Dilmore’s compensation in 2017 consisted of three principal components:

•	Base salary;
•	Short‑term incentive program (annual cash bonus); and
•	Long‑term incentive program (equity‑based compensation).

	Link to Program Objectives	Type of Compensation	Important Features
Base Salary

•Fixed level of cash compensation to support attraction and retention of key executives in a competitive marketplace

•Preserves an employee’s commitment during downturns in the REIT industry and/or in equity markets

Cash

•Determined based on evaluation of individual’s experience, current performance, and internal pay equity and a comparison to peers

•Each executive officer’s employment agreement sets the executive’s base salary and provides that base salary may be increased but not decreased during the term of the agreement.

Annual Cash Bonus

•Target cash incentive opportunity (set as a percentage of base salary) that encourages executives to achieve annual RAIT financial goals

•Assists in retaining, attracting and motivating employees in the short-term

Cash

•75% of funding for performance year 2017 tied to the performance measures of CAD per share, property sales, G&A management, recourse debt and preferred reduction, and equity raises

•25% based on individual performance

•Additional discretionary bonuses are permitted

•Mr. Dilmore received only a discretionary bonus in 2017

Long-Term Incentives Program: Restricted shares

•Focuses executives on achievement of long-term RAIT financial and strategic goals and total shareholder return, thereby creating long-term shareholder value (pay-for-performance)

•Assists in maintaining a stable, continuous management team in a competitive market

•Maintains shareholder-management alignment

•Easy to understand and track performance

•Limits dilution to existing shareholders relative to utilizing options or stock appreciation rights

Long-Term Equity

•25% for Mr. Davidson and 35% for Messrs. Kopsky, Reyle and Riis, of 2017 annual long-term incentive award

•Provides upside incentive in up market, with some down market protection

•Vest in four annual increments

Long-Term Incentives Program: PSUs		Long-Term Equity

•75% for Mr. Davidson and 65% for Messrs. Kopsky, Reyle and Riis, of 2017 annual long-term incentive award

•Three-year performance period in which the 2017-2019 awards were entirely based on future total shareholder return requirements

•Provides some upside in up- or down-market based on balance of absolute and relative performance

•Mr. Dilmore received only Restricted Shares and SARs in 2017

Other Compensation

RAIT provided certain other limited forms of compensation and benefits to the Named Executive Officers, including limited perquisites and 401(k) matching contributions, as discussed below. The Compensation Committee has reviewed these other components of compensation in relation to the total compensation of the 2017 Eligible Officers and determined that they are reasonable and appropriate.

Perquisites. During 2017, RAIT reimbursed Mr. Kopsky $44,000 for travel expenses between his residence in Missouri and RAIT’s headquarters in Philadelphia and for his hotel expenses when he stayed in Philadelphia. None of our other Named Executive

Officers received perquisites equal to or greater than $10,000 in 2017. In general, we do not emphasize perquisites as part of the compensation packages we offer and seek to emphasize other elements.

401(k) Plan. The RAIT 401(k) plan offers eligible employees the opportunity, on the same terms and conditions, to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching cash contributions and potential profit sharing payments. RAIT currently provides a cash match equal to each employee’s contributions to the extent the contributions do not exceed 4% of the employee’s compensation and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. No discretionary profit sharing payments were made in 2017. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests immediately. All of the Named Executive Officers participated in the RAIT Financial Trust 401(k) Plan in 2017 while they were employed by RAIT. RAIT contributed employer matches on behalf of the Named Executive Officers as set forth in footnote 4 in the Summary Compensation Table.

Post-Termination Compensation. We have employment agreements or other severance arrangements with our Named Executive Officers. Each of our agreements with 2017 Eligible Officers provides for payments and other benefits if the executive’s employment terminates under specified circumstances. See “Executive Compensation—Potential Payments on Termination or Change in Control” for a description of these severance benefits with the Named Executive Officers.  The Compensation Committee and Special Committee believe generally that these severance and change in control arrangements can be an important part of overall compensation for RAIT’s executive officers because they help to secure the continued employment and dedication of these executive officers, notwithstanding any concern that they might have regarding their own continued employment in general and prior to or following a change in control. In 2017 and 2018, as described above, the Compensation Committee or the Special Committee approved the SD Separation Agreement, the AD Employment Agreement, the PK Settlement Agreement, the JR Employment Agreement, the JR Letter Agreement, the GR Employment Agreement and the GR Separation Agreement and implemented the JS MOU to address the transition of RAIT’s executive management team.

The executive employment agreements also contain provisions that prohibit the executive from disclosing RAIT’s confidential information and prohibit the executive from engaging in certain competitive activities or soliciting any of our employees or customers following termination of their employment with RAIT. An executive will forfeit his right to receive post-termination compensation if he breaches these or other restrictive covenants in the employment agreements. We believe that these provisions help ensure the long-term success of RAIT.

Hedging/Pledging Policies.   We maintain policies contained in our insider trading policy prohibiting speculative transactions in RAIT securities such as short sales, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, certain forms of hedging or monetization transactions and restrictions on the use of margin accounts and pledges.

2017 Compensation Decisions

See discussion above under “Executive Summary” for a description of changes in our executive management team that required the Compensation Committee and the Special Committee to make compensation decisions relating to payments to departing executive officers and compensation related to retaining and promoting RAIT’s remaining executive officers.  These payments and retention arrangements are the primary factors related to increasing or decreasing compensation for those executive officers who show more than one year in the “Summary Compensation Table” below.

Annual Base Salary

The base salary of each of our executive officers is based on the review of the Compensation Committee described above and the following:

•	any requirements of the named executive’s employment agreement;
•	an assessment of the scope of the executive officer’s responsibilities and leadership;
•	the executive officer’s expertise and experience within the industry;
•	RAIT’s overall financial and business performance; and
•	the executive officer’s contributions to RAIT.

This determination is not formulaic and is not based on specific RAIT or individual performance targets objectives, but rather is subjective and made in light of our compensation philosophy and objectives described above.  Mr. Davidson’s, Mr. Kopsky’s, Mr. Sebra’s and Mr. Riis’s base salaries remained the same during 2017 for the period they remained employed by RAIT.  Mr. Dilmore’s base salary increased during 2017 in connection with his promotion to Interim CFO.  Mr. Reyle’s base salary remained the same during 2017.

Annual Incentives and Long-Term Incentives

2017 Incentive Awards

As described above, effective April 26, 2017, the Compensation Committee approved 2017 award opportunities pursuant to the Annual Cash Bonus Plan and the Long Term Equity Plan for the 2017 Eligible Officers. The terms of the 2017 Target Cash Bonus Awards under the Annual Cash Bonus Plan and the 2017 Long Term Equity Awards under the Long Term Equity Plan are described below. Mr. Kopsky’s 2017 award opportunities pursuant to the Annual Cash Bonus Plan and the Long Term Equity Plan were superseded and replaced by amounts paid under the PK Settlement Agreement approved by the Compensation Committee.

2017 Target Cash Bonus Awards

•	The 2017 Target Cash Bonus Awards were composed of two components, as described below.

o

“Quantitative Bonus Award” — the Quantitative Bonus Award component of the 2017 Target Cash Bonus Award that may be earned by each 2017 Eligible Officer was equal to 75% of the 2017 Target Cash Bonus Award for each participant, to be determined by RAIT’s performance relative to specified objective performance criteria established by the Compensation Committee as described below. The actual Quantitative Bonus Award earned by a participant could range from 0% and 200% of target based on actual performance for the year.

o

“Qualitative Bonus Award” – the Qualitative Bonus Award component of the 2017 Target Cash Bonus Award that may be earned by each 2017 Eligible Officer was equal to 25% of the 2017 Target Cash Bonus Award for each participant, to be determined based on the Compensation Committee’s subjective evaluation of such participant’s performance relative to specified individual and/or collaborative criteria established by the Compensation Committee for each 2017 Eligible Officer, as described below. The actual Qualitative Bonus Award earned by a participant could range from 0% and 200% of target based on actual performance for the year.

2017 Target Cash Bonus Award Levels

The 2017 Target Cash Bonus Award levels set by the Compensation Committee for each of RAIT’s 2017 Eligible Officers based on 2017 performance were as follows:

2017 Eligible Officer	2017 Quantitative Bonus Target	2017 Qualitative Bonus Target	Total 2017 Target Cash Bonus Award
Scott L. N. Davidson,	$900,000	$300,000	$1,200,000
Former CEO
Paul Kopsky	$337,500	$112,500	$450,000
Former CFO
John J. Reyle	$225,000	$75,000	$300,000
General Counsel during 2017 and current Interim CEO
Glenn Riis	$300,000	$100,000	$400,000
Former CCRO

2017 Quantitative Bonus Award Criteria

The Compensation Committee established the following objective performance metrics to be utilized in determining the payout with respect to the Quantitative Bonus Award portion of the 2017 Target Cash Bonus Award weighted based on all of these performance measurements for Mr. Davidson and Mr. Kopsky and all of these performance measurements except Equity Raises for Mr. Reyle and Mr. Riis:

•	Cash Available for Distribution (“CAD”) per share for 2017.
•	Property Sales means the sale during 2017 of RAIT’s investments in real estate identified as “held for disposition” at December 31, 2016 with an aggregate gross cost measured at December 31, 2016.

•

G&A Management means that RAIT’s general and administrative expenses for 2017 do not exceed a specified amount.  The calculation of G&A Expenses will assume compensation expenses relating to the 2017 Target Cash Bonus Awards and 2017 Long Term Equity Awards will not exceed Target levels.

•	Debt & Preferred Reduction means an amount by which the sum of the following are reduced during 2017:
o

the aggregate outstanding amount of the RAIT’s recourse indebtedness, based on principal amount, excluding the CMBS Facilities (as defined our the Annual Report) or similar facilities identified in the Annual Report; and

o	the aggregate outstanding liquidation preference of any series of RAIT preferred shares.
•	Equity Raises means the aggregate amount of proceeds RAIT receives from sales of its Common Shares for cash, after underwriting discounts and commissions and before expenses.

All of these criteria were to be calculated in a manner consistent with the manner used by RAIT in its public reporting, subject to the adjustments noted above, provided that the Compensation Committee will retain discretion to adjust the calculation of these metrics, to pay additional discretionary amounts, or to reduce amounts derived from such calculations if the Compensation Committee believes that such adjustment, payment or reduction would enhance incentivizing or rewarding actions in the best interests of RAIT’s shareholders or provide a disincentive to actions not in the best interests of RAIT’s shareholders, as appropriate.

These criteria were chosen because they were expected to incentivize the implementation of RAIT’s strategies. RAIT historically reported CAD because we believed CAD provided investors and management with a meaningful indicator of operating performance. Management also used CAD, among other measures, to evaluate profitability and the Board considered CAD in determining our quarterly cash distributions. We also believed that CAD was useful to investors because it adjusted for a variety of noncash items. In implementing the 2018 strategic steps, we believe CAD has become less useful to our investors and plan to discontinue reporting CAD in 2018.  The other criteria were all important milestones intended to accomplish RAIT’s strategic plans at the time these metrics were established.

2017 Qualitative Bonus Award Criteria

The Qualitative Bonus Award portion of each 2017 Eligible Officer’s 2017 Target Cash Bonus, which is the remaining 25% of the overall target cash bonus, is based on the Compensation Committee’s subjective evaluation of each 2017 Eligible Officer’s performance in 2017.

The actual 2017 Target Cash Bonus Award payment realized by a 2017 Eligible Officer for 2017 with respect to each applicable metric depends on RAIT’s achievement of at least a “Threshold” level of performance established by the Compensation Committee with respect to that metric. There will be no 2017 Target Cash Bonus Award payable for that metric in the event RAIT achieves less than the Threshold level for the applicable annual performance period.  RAIT’s achievement of the Threshold, Target, Superior or Maximum level for a designated metric will result in a payout set forth below opposite such level.  If the calculated percentage is between Threshold and Target, Target and Superior or Superior and Maximum for an annual performance period, then the earned percentage will be prorated.

Level	Resulting Cash Payout
Threshold	50%
Target	100%
Superior	150%
Maximum	200%

The portion of the Total 2017 Target Cash Bonus Award allocated to each of the Quantitative Metrics and the Qualitative Metric for the 2017 Target Cash Bonus Award are as follows:

Metric	Messrs. Davidson and Kopsky Weighting	Messrs. Reyle and Riis Weighting
CAD per share	10%	10%
Property Sales	20%	25%
G&A Management	15%	20%
Debt Reductions	15%	20%
Equity Raises	15%	Not Applicable
Qualitative	25%	25%

2017 Target Cash Bonus Award Payments

•

All 2017 Target Cash Bonus Award payments were to be made in the year following the completion of the annual performance period to which the 2017 Target Cash Bonus Award payment relates. The actual payment to each 2017 Eligible Officer was to be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that, in order to comply with certain rules concerning the regulation of deferred compensation under the IRC, in no event was any such payment to be made later than March 15 of such year.

•

Should a 2017 Eligible Officer terminate employment with RAIT prior to the conclusion of the applicable performance period, their 2017 Target Cash Bonus Award payment was to be determined by the terms of such 2017 Eligible Officer’s employment agreement. These employment agreements generally provide that if defined conditions are met, in the event of the 2017 Eligible Officer’s death, disability, termination without cause, resignation for good reason or, under the SD Employment Agreement, a change of control followed by termination in defined circumstances, the 2017 Eligible Officer would receive a lump sum cash payment equal to a pro rata portion of such 2017 Eligible Officer’s target annual cash bonus for and applicable to the fiscal year of his termination.

2017 Target Cash Bonus Awards Payments and Performance Metrics and Discretionary Bonus

In March 2018, the Compensation Committee certified payments under the 2017 Target Cash Bonus Awards to each of the 2017 Eligible Officers.  The calculation of each of these payments related to the objective performance metrics utilized with respect to the Quantitative Bonus Award portion of each 2017 Target Cash Bonus Award is set forth in Appendix B hereto.  Many of the changes in RAIT’s business strategies since the beginning of 2017 were not contemplated at the time the Compensation Committee set the quantitative metrics for the 2017 Target Cash Bonus Awards and the Compensation Committee felt those metrics did not sufficiently reflect all of the contributions made to RAIT by Mr. Reyle as those strategies evolved to adequately reward him for his 2017 performance and so approved an additional discretionary bonus for Mr. Reyle.

The threshold, target, superior and maximum values, the actual performance and the resulting payout percentage for each performance metric for the quantitative bonus award portion of the 2017 Target Cash Bonus Awards were as follows:

(in 000s, except per share)	Threshold	Target	Superior	Maximum	Actual	Payout %
Payout percentage	50%	100%	150%	200%
CAD per share	$0.05	$0.09	$0.13	$0.17	$(0.03)	0%
Property Sales (1)	$490,000	$540,000	$590,000	$640,000	$496,228	56%
G&A Management (2)	$26,000	$25,000	$24,000	$23,000	$24,980	101%
Debt Reductions (3)	$40,000	$60,000	$80,000	$100,000	$89,871	174%
Equity Raises	$50,000	$100,000	$150,000	$200,000	$-	0%
(1)	Includes all property dispositions that occurred during 2017.
(2)	Actual G&A as reported in our Annual Report has been reduced by $262 for this purpose related to one-time items associated with our reporting process during the second quarter of 2017.
(3)	Includes $20,500 paid to satisfy obligation related to the Investor Warrants and Investor SARs issued by RAIT in 2012 to the Investor pursuant to the exercise of a put right by that Investor.

The Compensation Committee set the qualitative bonus earned under the 2017 Target Cash Awards at the payout percentages set forth below for each of Messrs. Davidson, Reyle and Riis.   In determining the appropriate level of the qualitative bonuses, the Compensation Committee used its discretion to identify and analyze the factors to consider. As described above, the Compensation Committee also exercised its discretion to make a separate discretionary award to Mr. Reyle. As noted above, Mr. Kopsky’s 2017 Target Cash Bonus Award was replaced and superseded by amounts paid under the PK Settlement Agreement.

As a result, the 2017 Target Cash Bonus Award for each of the 2017 Eligible Officers, were as follows:

	Target Bonus	Payout %	Bonus
Scott L.N. Davidson
CAD per share	$120,000	0%	$-
Property Sales (1)	240,000	56%	133,920
G&A Management (2)	180,000	101%	180,900
Debt Reductions (3)	180,000	174%	312,300
Equity Raises	180,000	0%	-
Qualitative	300,000	31%	92,880
Total	$1,200,000		$720,000

John J. Reyle
CAD per share	$30,000	0%	$-
Property Sales (1)	75,000	56%	41,850
G&A Management (2)	60,000	101%	60,300
Debt Reductions (3)	60,000	174%	104,100
Qualitative	75,000	200%	150,000
Discretionary bonus			93,750
Total	$300,000		$450,000

Glenn Riis
CAD per share	$40,000	0%	$-
Property Sales (1)	100,000	56%	55,800
G&A Management (2)	80,000	101%	80,400
Debt Reductions (3)	80,000	174%	138,800
Qualitative	100,000	0%	-
Total	$400,000		$275,000
(1)	Includes all property dispositions that occurred during 2017.
(2)	Actual G&A as reported in our Annual Report has been reduced by $262 for this purpose related to one-time items associated with our reporting process during the second quarter of 2017.
(3)	Includes $20,500 paid to satisfy obligation related to the Investor Warrants and Investor SARs, issued by RAIT in 2012 to an Investor pursuant to the exercise of a put right by that Investor.

Long Term Equity Awards

The 2017 Long Term Equity Awards for the 2017 Eligible Officers consist of the following two components:

•

“2017 Performance Share Unit Awards” — 75% of the target value of each 2017 Eligible Officer’s annual 2017 Long Term Equity Award consists of Performance Share Unit Awards (the “2017 PSUs”) authorized by the Compensation Committee under the Long Term Equity Plan adopted pursuant to the Incentive Award Plan, with the number of RAIT Common Shares of beneficial interest (“Common Shares”) issued or their equivalent value in cash paid, at the Compensation Committee’s option, at the conclusion of the relevant performance period. The number of 2017 PSUs earned is determined 100% by RAIT’s performance for the three-year period commencing January 1, 2017 and ending December 31, 2019 relative to two long term performance metrics established by the Compensation Committee, as described in greater detail below. The Compensation Committee did not allocate any portion of the 2017 PSUs to subjective factors.

The actual number of 2017 PSUs earned by a participant may range from 0% to 150% of target based on actual performance for the performance period. The performance based awards vest 50% at December 31, 2019 based on performance for 2017-2019, and the 50% balance, consisting of the same number of shares that were awarded at December 31, 2019, become time vesting and vest one year thereafter, subject to forfeiture in such year only in the event RAIT has terminated the 2017 Eligible Officer’s employment for cause or the 2017 Eligible Officer has resigned without good reason as determined, in each situation, under such 2017 Eligible Officer’s employment agreement. The Compensation Committee currently intends to redeem any vested 2017 PSUs with Common Shares, subject to the availability of Common Shares under the Incentive Award Plan at the time of vesting.

•

“Annual Restricted Share Awards” – 25% of the target value of each 2017 Eligible Officer’s 2017 Long Term Equity Awards consists of a grant of time-vesting Restricted Shares determined by dividing the dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

Structure of 2017 PSUs

•

The number of 2017 PSUs was determined by dividing the maximum dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such 2017 PSUs by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•

The number of Common Shares issued, or their equivalent value in cash paid, at the Compensation Committee’s option, to a 2017 Eligible Officer upon the maturity of a Performance Share Unit Award at the end of the relevant performance period will depend on RAIT’s achievement of at least a “Threshold” level of two metrics: (1) total shareholder return (“TSR”) as compared to the TSR for the FTSE NAREIT Mortgage REIT Index (the “NAREIT Mortgage Index”), and (2) TSR for holders of Common Shares on an absolute basis.

The “Threshold,” “Target,” and “Maximum” benchmarks to be established for the TSR achieved by RAIT over each relevant three-year performance period in comparison to the performance metrics listed below and the resulting impact on the number of shares earned by each 2017 Eligible Officer upon the maturity of Performance Share Units at the conclusion of each three-year performance period, are summarized in the following table:

Metric	Weighting	Threshold 0.5x Payout	Target 1x Payout	Maximum 1.5x Payout
Relative 3-Year TSR vs. NAREIT Mortgage Index	50%	35th Percentile	55th Percentile	85th Percentile

Absolute 3-Year TSR	50%	33%	42%	58%

No awards will be earned if below threshold performance is achieved for a particular metric. If performance falls between Threshold and Target or Target and Maximum for any performance period, then the number of Performance Share Units earned will be prorated.

Structure of Annual Restricted Share Awards

•	At the initial date of grant, 25% of the target value of each 2017 Eligible Officer’s 2017 Long Term Equity Awards were allocated to an Annual Restricted Share Award.
•

The number of shares issued with respect to the time-vesting Annual Restricted Share component of each 2017 Long Term Equity Award is determined by dividing the dollar value of that portion of the annual 2017 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant.

•	Common Shares subject to the Annual Restricted Share Awards will vest 25% per annum on the first four anniversaries from the date of grant.

Grant of 2017 Long Term Equity Awards

Effective as of April 26, 2017, each of the 2017 Eligible Officers was granted a 2017 Long Term Equity Award, consisting of both a 2017 PSU, having the target value shown in the table below for the 2017–2019 performance period, and an Annual Restricted

Share Award having the target value shown in the table below for fiscal year 2017.  As noted above, Mr. Kopsky’s 2017 Long Term Equity Award was replaced and superseded by amounts paid under the PK Settlement Agreement.

2017 Eligible Officer	Target Value of Initial Long Term Equity Award	Target Value of Performance Share Units Award	Number of Performance Share Units Issued (1)	Target Value of Annual Restricted Award	Number of Shares Issued for Annual Restricted Share Award (2)
Scott L. N. Davidson,	$1,000,000	$750,000	366,449	$250,000	81,433
Former CEO

Paul Kopsky,	$650,000	$422,500	206,433	$227,500	74,104
Former CFO

John J. Reyle,	$100,000	$65,000	31,758	$35,000	11,400
General Counsel during 2017 and current Interim CEO

Glenn Riis	$200,000	$130,000	63,517	$70,000	22,801
Former CCRO
(1)

The number of Performance Share Units granted in relation to the target value of each Performance Share Unit Award was determined by multiplying such value by the maximum payout ratio of 1.5 and dividing the result by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $3.07.

(2)

The number of Common Shares issued in relation to each Annual Restricted Share Award was determined by dividing the dollar value of that portion of the annual 2016 Long Term Equity Award allocated to such Restricted Shares by the closing price of a Common Share on the New York Stock Exchange on the date of grant, $3.07.

Additional Terms of the 2017 Long Term Equity Awards

Dividends will be paid with respect to outstanding Restricted Share Awards, subject to forfeiture prior to vesting. Dividend Equivalents will not be paid on the 50% of the Performance Share Unit Awards that have met the 3 year performance based criteria and have vested, but Dividend Equivalents will be paid on the remaining 50% of the Performance Share Unit Awards only for the year during which they time vest, subject to forfeiture prior to vesting. No Dividend Equivalents will be paid while the Performance Share Unit Awards are subject to performance criteria. Dividend Equivalents will accrue only on the portion of the Performance Share Unit Awards which have met the performance criteria and remain subject only to time vesting.

The Restricted Share Awards will have voting rights and the Performance Share Unit Awards will not have any voting rights.

Any 2017 Eligible Officer whose employment is terminated will forfeit any unvested long term equity awards except with respect to Performance Share Units in the event of a Qualified Termination or Retirement as described below.

If a 2017 Eligible Officer’s employment is terminated due to death or disability and other than voluntarily or for cause (as defined in the relevant employment agreement for each 2017 Eligible Officer) (a “Qualified Termination”) prior to the conclusion of the three-year performance period applicable to such 2017 Eligible Officer’s Performance Share Units, then such performance period will be shortened to conclude on the date of such Qualified Termination (a “Shortened Performance Period”). In such event, the Compensation Committee will determine within three months after the date of such Qualified Termination the number of Performance Share Units earned by such 2017 Eligible Officer, if any, for such Shortened Performance Period in accordance with the performance criteria established for such award. The 2017 Eligible Officer’s earned Performance Share Units, if any, will vest as of the date that the Compensation Committee determines the achievement of such performance criteria and will not be subject to the additional time-based vesting period. The number of Performance Share Units eligible to be earned is determined on a pro rata basis by multiplying the number of Performance Share Units issued to such 2017 Eligible Officer by a fraction, the numerator is the number of days in the Shortened Performance Period and the denominator of which is the number of days in the original three-year Performance Period. With respect to earned Performance Share Units held by the Officer for which the Performance Period is complete but for which the additional time-based vesting period is incomplete prior to the 2017 Eligible Officer’s Qualified Termination, any

restrictions on such earned awards shall lapse and such earned awards shall automatically become fully vested as of the date of such Qualified Termination.

In the event of a 2017 Eligible Officer’s “Retirement” (as defined below), the 2017 PSUs will vest in the following manner. If such Retirement occurs during the performance period, the number of 2017 PSUs vested will be determined on a pro rata basis by multiplying the 2017 PSUs earned in the performance period by a fraction, the numerator is the number of days from the beginning of the performance period to the date of such Retirement and the denominator of which is the total number of days in the three-year performance period. If a 2017 Eligible Officer’s Retirement occurs after the performance period, 100% of the 2017 PSUs earned in the performance period will vest upon Retirement. The above notwithstanding in no event will any 2017 PSUs vest if the performance targets are not met. “Retirement” is defined in the 2017 PSUs as the 2017 Eligible Officer’s voluntary separation of employment following satisfaction of the “Rule of 70.” The Rule of 70 will be satisfied upon (1) completion of at least fifteen (15) years of service with RAIT or its related entities; (2) attainment of age 55 and (3) such 2017 Eligible Officer’s combined age and service equals at least 70. A 2017 Eligible Officer may separate upon Retirement subject to providing at least six (6) months’ advance notice to RAIT and entering into a separate three-year non-competition and non-solicitation agreement if requested. In the event the 2017 PSUs vest due to Retirement, 50% of the vested 2017 PSUs will be redeemable as of the relevant determination date, and the remaining 50% will be redeemable on the first anniversary of the last day of the performance period.

Clawback Policy

Awards made under the Annual Cash Bonus Plan and the Long Term Incentive Program for the 2017 Eligible Officers are subject to a clawback policy which will allow RAIT to recover amounts paid to such officer pursuant to such awards to the extent that the Compensation Committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of RAIT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

PSU Terms and Performance

The charts below summarize the terms and current status of the 2015 PSUs, the 2016 PSUs and the 2017 PSUs:

Performance Period and Metrics	Weighting	Threshold 0.5x Payout	Target 1.0x Payout	Maximum 1.5x Payout

2015-2017 Performance Period*
Relative TSR vs. Peer Group	40%	30th Percentile	50th Percentile	80th Percentile
Relative TSR vs. NAREIT Mortgage Index	20%	30th Percentile	50th Percentile	80th Percentile
Absolute TSR	20%	26.0%	37.0%	52.0%

2016-2018 Performance Period
Relative TSR vs. Peer Group	40%	50th Percentile	65th Percentile	90th Percentile
Relative TSR vs. NAREIT Mortgage Index	30%	50th Percentile	65th Percentile	90th Percentile
Absolute TSR	30%	52.1%	64.3%	90.7%

2017-2019 Performance Period
Relative TSR vs. NAREIT Mortgage Index	50%	35th Percentile	55th Percentile	85th Percentile
Absolute TSR	50%	33.0%	42.0%	58.0%

Performance Period and Metrics	Weighting	2015	2016	2017	2018	2019	2020	% Payout

2015-2017 Performance Period*		100% Completed
Relative TSR vs. Peer Group	40%	Below Threshold - 100% Forfeited						0.0%
Relative TSR vs. NAREIT Mortgage Index	20%	Below Threshold - 100% Forfeited						0.0%
Absolute TSR	20%	Below Threshold - 100% Forfeited						0.0%

Total								0.0%

2016-2018 Performance Period			67% Completed
Relative TSR vs. Peer Group	40%		Tracking Below Threshold - 100% Forfeit					0.0%
Relative TSR vs. NAREIT Mortgage Index	30%		Tracking Below Threshold - 100% Forfeit					0.0%
Absolute TSR	30%		Tracking Below Threshold - 100% Forfeit					0.0%

Total								0.0%

2017-2019 Performance Period				33% Completed
Relative TSR vs. NAREIT Mortgage Index	50%			Tracking Below Threshold - 100% Forfeit				0.0%
Absolute TSR	50%			Tracking Below Threshold - 100% Forfeit				0.0%

Total								0.0%

Other

On February 14, 2017, the Compensation Committee awarded Mr. Dilmore a Restricted Share Award of 10,000 Common Shares and Share Appreciation Rights related to 25,000 Common Shares with an exercise price of $3.78 to serve as his long term equity incentive.

Named Executive Officer Termination Payment Triggers

As discussed above, during 2017, two Named Executive Officers, Mr. Sebra and Mr. Kopsky, left RAIT and four Named Executive Officers, Mr. Dilmore, Mr. Kopsky, Mr. Reyle and Mr. Riis, entered into employment agreements with RAIT.  Additionally, as discussed above, in 2018, two of the Named Executive Officers, Mr. Davidson and Mr. Riis, left RAIT.  The events triggering payments upon termination under the employment agreements and/or the terms of the agreements providing for payments when these Named Executive Officers left RAIT are described below under “Executive Officer Compensation-Potential Payments on Termination or Change-In-Control.”  The Compensation Committee did not include any payments triggered by a change in control in these 2017 employment agreements and sought to only include trigger events that were in accord with best compensation practices based on the advice of compensation consultants, legal counsel and the guidance of proxy advisory services while permitting RAIT to offer competitive compensatory arrangements.  The SD MOU, JS MOU and JS Separation Agreement were related to the IRT Internalization and were part of the steps taken by the Compensation Committee to provide for a smooth management transition for RAIT when the management changes contemplated by the IRT Internalization occurred.  The PK Settlement Agreement was intended to accomplish a complete and final settlement of all existing and potential disputes between RAIT and Mr. Kopsky, including, all disputes related to Mr. Kopsky’s employment by RAIT and the termination of such employment.  The SD Separation Agreement related to Mr. Davidson’s resignation from RAIT and provided for paying him an amount equal to his estimated 2017 Cash Award pursuant to the Annual Cash Bonus Plan and provided that RAIT did not waive its right to dispute Mr. Davidson’s claim that he had “Good Reason,” as defined in the SD Employment Agreement, to resign his employment.  The GR Separation Agreement was intended to document his negotiated severance arrangements upon his resignation.

2018 Incentive Plan

In March 2018, the Special Committee approved a 2018 Retention and Performance Incentive Plan (the “2018 Incentive Plan”) pursuant to the Annual Cash Bonus Plan for RAIT’s two current executive officers (the “2018 Eligible Officers”): Mr. Reyle and Mr. Dilmore. Below is a summary of the key terms of the 2018 Incentive Plan.

Executive Officer	Title	Retention Bonus	Achievement of PIP Milestones	Discretionary Pool	Total Proposed 2018 Bonus
John J. Reyle	Interim CEO, Interim President and General Counsel	$250,000	$187,500	$62,500	$500,000
Alfred J. Dilmore	Interim CFO, Interim Treasurer and Chief Accounting Officer	187,500	140,625	46,875	375,000
Total		$437,500	$328,125	$109,375	$875,000

Plan Terms:

•	Total proposed payments of $875,000 comprised of:
1.	$437,500 retention component
2.	$328,125 achievement of Performance Incentive Plan (“PIP”) milestones
3.	$109,375 discretionary pool
•	PIP milestone amounts are based on (i) expected contribution to the achievement of the specific milestones and (ii) historical total compensation
•	Retention bonus payments will be paid on the following schedule
1.	10% of the amount of the retention bonus will be paid within 30 days of completion of the Annual Meeting
2.	10% of the amount of the retention bonus will be paid on September 30, 2018
3.	80% of the amount of the retention bonus will be paid in the first quarter of 2019
•	PIP milestone payments for Milestone 1 and 2 (which are set forth below) will be paid on the following schedule:
1.	40% of the amount earned for the specific milestone achievement will be paid in the first pay period post completion and agreement of the Compensation Committee that the milestone has been achieved
2.	The remaining 60% will be earned at that time but will paid when the final Retention payment is made for each participant
▪	If the employee is terminated for cause or voluntarily resigns, unpaid amounts will be forfeited
•

At monetization levels greater than 90% recovery on net book value and in excess of 90% of the projected cash recovery levels, the plan participants may earn from 125% of the Milestone 1 amount to up to 200% of such amount

•	PIP milestones payments for Milestones 3 and 4 (which are set forth below) will be made when the final Retention payment is made for each participant
•	Discretionary Pool will be administered consistent with historical practice determined and approved by the Compensation Committee

Milestones:

1.	Milestone 1 – Achievement of specified projected recoveries of the identified loans and assets of RAIT.
i.	Milestone = 60% of PIP milestone bonus
ii.	Awards will be earned on a sliding scale based on achievement of the defined monetization plan
iii.

If assets other than those initially identified to be monetized at the time of adoption of the 2018 Incentive Plan are monetized, similar net recoveries levels must be achieved, or Special Committee approval, will be required to qualify as part of this calculation

2.	Milestone 2 – Implementation of specified steps contemplated by the Extension Agreement (defined below), or on other mutually agreed upon terms.
i.	Milestone = 15% of PIP milestone bonus

3.	Milestone 3 – Elimination of RAIT’s general and administrative expenses (excluding any financial advisory, restructuring and deal related expenses) by a specified amount.
i.	Milestone = 10% of PIP milestone bonus

4.	Milestone 4 - Development, and approval of the Special Committee, of an updated portfolio review process to monitor the defined monetization plan.
i.	Milestone = 15% of PIP milestone bonus

Implementing Our Objectives

Impact of Shareholder Advisory Votes

Say on Pay Vote

RAIT held its most recent shareholder advisory vote on executive officer compensation as required under the federal securities laws at its 2017 annual meeting of shareholders held on June 22, 2017. Approximately 92% of the votes cast on such proposal (excluding abstentions and broker non-votes) were in favor of the compensation of the Named Executive Officers.  The Compensation Committee considered these voting results as supportive of the Compensation Committee’s general executive compensation practices. The Compensation Committee will also carefully consider the shareholder votes on Proposal 3 at the Annual Meeting, along with other expressions of shareholder views it receives on specific policies and desirable actions.

Say-on-Pay-Frequency Vote

Under SEC rules, we are required to include an advisory vote every six years on whether the frequency of advisory shareholder vote on the compensation of our Named Executive Officers should be every year, every two years or every three years. At our 2017 annual meeting of shareholders, we recommended to our shareholders to vote to change the frequency of our advisory shareholder votes on the compensation of our Named Executive Officers from every three years to every year. Our shareholders who cast votes on this proposal recommended by approximately 85% of the votes cast on such proposal (excluding abstentions and broker non-votes) voted in favor of our holding an advisory shareholder vote on the compensation of our Named Executive Officers every year and so we have included Proposal 3 in this Proxy Statement.

The Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to RAIT’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes.

Peer Groups

As part of its consideration RAIT’s compensation programs described above, the Compensation Committee, with the assistance of its independent compensation consultant, FPL, analyzed the following peer group of companies in relation to setting the amount of future compensation potential (salary, cash bonus and equity) for RAIT’s executive officers in February 2017:

•	Arbor Realty Trust, Inc.
•	Colony Financial, Inc.
•	Gramercy Property Trust Inc.
•	iStar Financial Inc.
•	Lexington Realty Trust
•	Ladder Capital Corp.
•	Resource America Inc.
•	Redwood Trust, Inc.

These companies were included in this peer group because they may compete with us for business and/or talent. Some of our direct peers are not included in this peer group (though are used in the peer group that we use to measure our TSR performance, further discussed below) because they are externally managed and access to their compensation information is limited.   As RAIT has implemented the 2018 strategic steps, these peers were not used to guide 2018 compensation decisions as they were no longer deemed to be appropriate due to differing business strategies.

With respect to the 2015 PSUs and the 2016 PSUs, the companies comprising the peer group (the “TSR Performance Peers”), for the three-year performance measure comparing RAIT’s TSR relative to TSR of peers described above selected at the time the 2015 PSUs were awarded were:

•	Apollo Commercial Real Estate Finance, Inc.
•	Ares Capital Corporation
•	Arbor Realty Trust, Inc.
•	Colony Financial, Inc.
•	Ladder Capital Corp.
•	iStar Financial Inc.
•	Newcastle Investment Corp.
•	Redwood Trust, Inc.
•	Resource Capital Corp.
•	Starwood Property Trust, Inc.

See discussion above for the criteria used to select this peer group.  We did not reference the TSR Performance Peers in the 2017 PSUs. We do not target our executive officers’ compensation to a specified percentile of a peer group.

Allocation Between Equity Compensation and Cash Payments. In making 2017 compensation decisions, the Compensation Committee strove to achieve an appropriate mix between base salary, cash bonuses and equity incentive awards in order to meet RAIT’s compensation objectives. However, any pay mix objective is not applied rigidly and does not control the Compensation Committee’s compensation decisions; it serves as another tool to assess an executive’s total pay opportunities and whether appropriate incentives have been provided in order to accomplish our compensation objectives. The Compensation Committee also seeks to balance compensation elements that are based on individual contributions toward achieving RAIT’s financial, operational and strategic goals with others that are based on the performance of our Common Shares and our dividend record.  Due to the recent low trading price of our Common Shares, the Special Committee did not include an equity component in the 2018 Incentive Plan.

Allocation Among Types of Equity Compensation.  In March 2015, the Compensation Committee adopted the Long Term Equity Plan. Since 2015, the Compensation Committee has made awards under the Long Term Equity Plan to selected executive officers of performance share units (“PSUs”) which are earned over a defined period based on actual performance for the performance period and restricted share awards that vest over time. The 2016 Long Term Equity Awards and 2017 Long Term Equity Awards made by the Compensation Committee under the Long Term Equity Plan are described above.  RAIT’s other outstanding equity awards to its employees who were not participating in the Long Term Equity Plan are comprised of SARs and restricted Common Shares. A SAR is the right to payment, in cash or in Common Shares in the discretion of the Compensation Committee, of the amount of the appreciation on a Common Share during the period beginning on the date of grant and ending on the date of exercise of the SAR. In this regard, SARs serve both to reward and retain executives, as the value of the SARs is linked to the price of Common Shares on the relevant exercise date. A restricted Common Share award is an award of Common Shares subject to restrictions, primarily time-based vesting. The Compensation Committee evaluates periodically whether to settle vested SARs in cash or Common Shares as they vest, subject to the availability of Common Shares under the Incentive Award Plan. The Compensation Committee expects in general to settle SARs with Common Shares, but plans to make final decisions as vesting dates for SARs approach in order to have the most currently-available information. The Compensation Committee continues to review the allocation among the types of RAIT’s equity compensation based on its analysis of the best way to design awards that meet RAIT’s compensation goals within the parameters of RAIT’s shareholder approved Incentive Award Plan as in effect and based on the number of Common Shares issuable thereunder at the relevant time. As stated above, due to the recent low trading price of our Common Shares, the Special Committee did not include an equity component in the 2018 Incentive Plan, and the Compensation Committee has not granted any new equity awards so far in 2018.

Equity Grant Practices. In October 2009, the Compensation Committee adopted an equity award grant policy providing that awards under the Incentive Award Plan will be made only on a date that corresponds to the date of any quarterly meeting of the Board. The Compensation Committee considers exceptions to this practice when a new non-employee Trustee is appointed to the Board or when an employee or executive officer is hired or promoted by RAIT. In that event, an award may also be made on any date in the period beginning when the appointment, hiring or promotion occurs and ending one month thereafter. The Compensation Committee may waive this policy from time to time where the Compensation Committee feels the adverse consequences to RAIT of delaying outweigh the benefits of adhering to the policy. For example, the Compensation Committee waived this policy when making the 2016

Long Term Equity Awards and 2017 Long Term Equity Awards in order to complete its evaluation of appropriate performance criteria.

Stock Ownership Guidelines. In March 2011 and amended in November 2017, the Compensation Committee adopted stock ownership guidelines (the “Stock Ownership Guidelines”), with the intent of encouraging close alignment of the interests of our Trustees and senior management with our shareholders. The Stock Ownership Guidelines apply to the following persons, including the Named Executive Officers:

•	Trustees on the Board.
•	The following senior officers (“Senior Officers”) of RAIT:
o	CEO and President;
o

other officers designated by the Board as being an “executive officer” (an “Executive Officer”) under Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

o	officers of RAIT or any of its subsidiaries designated by the Compensation Committee of the Board (“Designated Officers”).

The guideline for each Trustee is to own eligible RAIT securities, which are defined to include Common Shares and preferred shares, with a value equal to or exceeding five times the Trustee’s annual retainer then in effect. Each Trustee who is also a Senior Officer is subject to the Stock Ownership Guidelines for Senior Officers.  At any time the Chairman of the Board is not an employee of RAIT or its subsidiaries, the Chairman of the Board is subject to the Stock Ownership Guidelines for Trustees.  Each Senior Officer subject to the Stock Ownership Guidelines is required to own eligible securities with a value equal to or exceeding the multiple of the annual base salary then in effect for the officer set forth below opposite the category the officer is in:

• CEO and President	4x salary
• all Executive Officers	2x salary
• all Designated Officers	1x salary

As noted above, Mr. Reyle is our Interim CEO. Mr. Dilmore is currently our other Executive Officer. There currently are no Designated Officers.

Senior Officers who do not yet meet the Stock Ownership Guidelines must hold 100% of the net shares received from any awards made after the adoption of these guidelines, including:

o	100% of net after-tax shares received upon vesting of Full Value Share awards
o	100% of net shares received upon option exercise, i.e., net of exercise price and taxes

Trustees who do not yet meet the Stock Ownership Guidelines must hold 100% of the gross shares received from any awards made after the adoption of these guidelines, including:

o	100% of gross shares received upon vesting of Full Value Share awards
o	100% of gross shares received upon option exercise

Current Trustees and Senior Officers are expected to be in compliance with the Stock Ownership Guidelines within five years of first having becoming subject to them). Once achieved, compliance with the Stock Ownership Guidelines is expected for so long as the individual is subject to the Stock Ownership Guidelines. Upon any increase in the Trustee’s annual retainer, in the case of a Trustee, or a Senior Officer’s base salary, in the case of such Senior Officer, the individual will have five years from the date of such increase to achieve compliance with the Stock Ownership Guidelines based on the increased level of annual retainer or base salary.  Any Trustee or Senior Officer becoming subject to the Stock Ownership Guidelines for the first time in the future will be expected to achieve compliance with these guidelines within five years of first becoming subject to them.  If a Trustee or Senior Officer achieves his or her guideline at any time during the specified five-year period, then such Trustee or Senior Officer will be considered to be in compliance as long as he or she continues to own the same number of Eligible Securities that were sufficient to meet the Stock Ownership Guidelines. Any Trustee or Senior Officer shall report their holdings of Eligible Securities to the Administrator upon request as of the last business day in December of each year or as of such other date determined by the Administrator.

In April 2018, the CFO, the administrator of the Stock Ownership Guidelines, determined that both of RAIT’s two current executive officers, Mr. Reyle and Mr. Dilmore, were in compliance with the Stock Ownership Guidelines because they remained in the five year transition period from the respective date they became subject to the Stock Ownership Guidelines to do so. The CFO also determined that seven of the non-employee Trustees currently serving on the Board met the Stock Ownership Guidelines. The CFO found that three non-employee Trustees who had joined the Board in February 2017 and July 2017 each had a five year transition period from the respective date they joined the Board to do so.

Employment Agreements. The Named Executive Officers all had employment agreements with RAIT. The employment agreements set floor amounts for base salary and, in certain cases, bonus opportunities. In addition, the employment agreements of the Named Executives provide for severance protection in defined circumstances.  RAIT has historically also entered into separation agreements, settlement agreements or other agreements when its executive officers terminate their employment with RAIT.  These agreements and the payments or severance, as appropriate, that Mr. Davidson, Mr. Kopsky, Mr. Sebra and Mr. Riis each received upon their respective termination of their RAIT employment are described below. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments on Termination or Change in Control.” The Compensation Committee regularly reviews these employment agreements and severance protections and will periodically seek to make adjustments as circumstances and competitive market practices evolve.

Risk Management and RAIT’s Compensation Policies and Procedures. As part of the Board’s role in risk oversight, the Compensation Committee considers the impact of RAIT’s compensation plans, policies and practices, and the incentives they create, with respect to all employees, including executive officers, on RAIT’s risk profile. Based on this consideration, the Compensation Committee concluded that RAIT’s compensation policies and procedures are not reasonably likely to have a material adverse effect on RAIT. Some of the factors the Compensation Committee considered as mitigating the risks of RAIT’s compensation plans include:

•	The mix of compensation, which tended to be balanced with an emphasis toward rewarding long term performance;
•	The use of multiple performance metrics that are closely aligned with strategic business goals in the annual and long term incentive plans;

•	The use of discretion as a means to adjust compensation to reflect performance or other factors;
•	Multi-year time vesting on equity awards which requires long term commitment on the part of employees;
•	Incentive awards made under the Incentive Award Plan to any participant are capped on an annual basis under the terms of the Incentive Award Plan;
•	With the assistance of FPL, the Compensation Committee began identifying peer groups to ensure the compensation programs are consistent with industry practice;
•	RAIT would respond to any executive misconduct in the manner described below under “Potential Impact on Compensation from Executive Misconduct;” and
•

Our Stock Ownership Guidelines encourage close alignment of the interests of our Trustees and senior management with our shareholders. These Stock Ownership Guidelines are monitored annually by the Compensation Committee.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Section 162(m).  Section 162(m) of the IRC imposes a $1,000,000 limit on the amount of compensation deductible by RAIT in regard to certain components of the compensation paid to certain of our executive officers. The compensation paid pursuant to our cash-based annual plan and the cash portion of our long-term incentive plan are generally designed to qualify as “performance-based compensation” for purposes of an exception to the limitation imposed by Section 162(m) and were not subject to this limitation for the 2017 year. Base salaries and the time-based portions of our long-term incentive plan did not qualify as “performance-based” compensation under the requirements of Section 162(m). Beginning in 2018, the Tax Cuts and Jobs Act (the “Act”) eliminates the exception under Section 162(m) for performance-based compensation and commissions, and all compensation to certain of our executive officers over the $1,000,000 limit would be nondeductible.  The Act includes a transition rule for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date. RAIT is considering the impact of the Act on compensation that will be paid for 2018 and later years.

IRC Section 409A. Section 409A of the IRC applies to all forms of nonqualified deferred compensation. The Compensation Committee takes Section 409A into account in determining the form and timing of compensation paid to our executives. RAIT intends to operate and administer its compensation arrangements in accordance with Section 409A.

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G), and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by RAIT in connection with a change in control. A number of our employment agreements had previously provided for RAIT to pay amounts equal to the sum of any excise taxes payable by the executive officer by reason of the executive officer receiving any excess parachute payments plus the amount necessary to put the executive officer in the same after-tax position as if no excise taxes had been paid. Since 2011, the Compensation Committee has sought to remove these provisions if it was otherwise approving any material amendment of the employment agreements containing these provisions.  While such a provision was included in the Non-Executive Chairman Agreement with Mr. Malter entered into in February 2018 described below, we have not included such provisions in our executive officers’ employment agreements.  The Compensation Committee considers the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures compensation payable to our Named Executive Officers in connection with a change of control. The potential adverse tax consequences to RAIT and/or the named executive, however, are not necessarily determinative factors in such decisions.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which RAIT accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), when determining the form and timing of equity compensation grants to employees, including our Named Executive Officers. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the officer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, termination of employment, initiating an action for breach of fiduciary duty and, if the misconduct resulted in a significant restatement of RAIT’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities. Under the Dodd-Frank Act, additional guidance may be forthcoming regarding mandatory recoupment of compensation. When, and if, such guidance is available, RAIT intends to adopt additional policies to implement the new requirements.

Awards made under the 2015 annual cash bonus plan and the 2015 long term incentive program for the eligible officers are subject to a clawback policy which will allow RAIT to recover amounts paid to such officer pursuant to such awards to the extent that the Compensation Committee, following an appropriate investigation and consideration of all relevant circumstances, determines that such officer has engaged in fraud or willful misconduct that caused the requirement for a material accounting restatement of RAIT’s financial statements due to material noncompliance with any financial reporting requirement (excluding any restatement due solely to a change in accounting rules).

Internal Pay Equity

In evaluating the internal pay relationship among its executive officers, the Compensation Committee sets the target opportunity for each executive officer under the incentive plans based on their relative respective responsibilities and expected contributions to RAIT’s performance. Generally, the person serving as CEO has had the highest salary and target opportunity amounts, followed by the President at such times as the President is not the CEO, then the CFO and then the General Counsel at such times as the General Counsel is not the CEO. With respect to qualitative or discretionary portions of the executive officer’s compensation, the Compensation Committee evaluates each officer’s performance individually.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to RAIT Financial Trust’s (“RAIT”) Board of Trustees that the Compensation Discussion and Analysis be included in RAIT’s annual report on Form 10-K for 2017 and RAIT’s 2018 proxy statement. This report is provided by the following independent Trustees who comprise the committee:

Jon C. Sarkisian, Chairman
Nancy Jo Kuenstner
Michael J. Malter

Executive Officer Compensation

The following table provides summary information about compensation expensed or accrued by RAIT during the fiscal year ended December 31, 2017, for the following persons, who we refer to as the Named Executive Officers:

•	Mr. Davidson, our former CEO and former President who resigned February 28, 2018;
•	Mr. Dilmore, our interim CFO, interim Treasurer and Chief Accounting Officer;
•	Mr. Kopsky, our former CFO who was terminated August 20, 2017;
•	Mr. Sebra, our former CFO who resigned March 31, 2017;
•	Mr. Reyle, who served as General Counsel during 2017 and is our current interim CEO, interim President and remains our General Counsel; and
•	Mr. Riis, our former CCRO who resigned March 15, 2018.

Summary Compensation Table

Name and Principal Position	Year	Base Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Scott L.N. Davidson (Former CEO)	2017	$854,545	$1,500,000	$1,530,652	$—	$570,000	$81,938	$4,537,135
	2016	$650,000	$947,500	$2,106,244	$—	$671,680	$63,950	$4,439,374
	2015	$550,000	$287,500	$1,191,756	$192,000	$839,938	$32,238	$3,093,432

Alfred J. Dilmore (Interim CFO)	2017	$236,111	$240,000	$37,800	$19,000	$—	$11,220	$544,131

Paul W. Kopsky (Former CFO)	2017	$215,104		$227,499	$—	$—	$627,604	$1,070,208

James J. Sebra (Former CFO)	2017	$97,500	$110,294	$—	$—	$—	$18,995	$226,789
	2016	$385,000	$236,750	$98,524	$—	$204,424	$207,776	$1,132,474
	2015	$375,000	$31,250	$172,030	$48,000	$182,595	$209,150	$1,018,025

John J. Reyle (General Counsel during 2017 and current Interim CEO)	2017	$300,000	$262,500	$124,726	$28,500	$187,500	$18,877	$922,104
	2016	$300,000	$250,000	$35,700	$8,625	$—	$19,946	$614,271
	2015	$200,000	$250,000	$50,610	$20,160	$—	$15,432	$536,202

Glenn Riis (Former CCRO)	2017	$250,000	$25,000	$268,357	$66,500	$250,000	$25,410	$885,267

(1)	Each of the Named Executive Officers contributed a portion of their salary to the RAIT 401(k) plan. These contributions are included in the “Salary” column in the year earned.
(2)

For 2017, for each 2017 Eligible Officer represents the qualitative component of their 2017 Target Cash Bonus Award, for Mr. Sebra represents his bonus based on the JS MOU, for Mr. Dilmore represents his discretionary bonus payment, for Mr. Davidson also includes his SD MOU Bonus (defined below) and for Mr. Reyle also includes his additional discretionary bonus payment. For 2016, for Mr. Davidson and Mr. Sebra represents the qualitative component of their 2016 Target Cash Bonus Award and a discretionary bonus (the “Executive Transaction Bonus”) amounts paid to Messrs. Davidson and Sebra of $430,000 and $95,000, respectively, to compensate the recipients for their significant contributions towards accomplishing the IRT Internalization, and for Mr. Reyle also includes his discretionary bonus payment.  For 2015, represents the qualitative component of each 2015 Eligible Officer’s 2015 Target Cash Bonus Award and Mr. Reyle’s discretionary bonus.

(3)

We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. For awards of restricted Common Shares other than PSUs, such value is calculated based on the NYSE market price for Common Shares subject to the award on the grant date for the award. For the portion of the PSUs based on market conditions, the fair value was estimated on the date of grant using a Monte Carlo simulation model. Such valuation consisted of computing the fair value using RAIT’s simulated stock price as well as TSR over the performance period from January 1, 2017 through December 31, 2019. The award is modeled as a contingent claim in that the expected return on the underlying shares is risk-free and the rate of discounting the payoff of the award is also risk-free. For the portion of these PSUs granted in April 2017 with an April 26, 2017 grant date, this resulted in a grant-date fair value of $1.18 and $0.90 per portion of the PSUs for each market condition (i.e., versus NAREIT Mortgage Index and absolute TSR), respectively. For the portion of these PSUs granted in April 2017 with a June 22, 2017 grant date, this resulted in a grant-date fair value of $0.23 and $0.15 per portion of the PSUs for each market condition (i.e., versus NAREIT Mortgage Index and absolute TSR), respectively. Generally, the aggregate grant date fair value represents the amount that RAIT expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each eligible officer. For additional information, refer to Note 12 – Share-Based Compensation and Employee Benefits in RAIT’s audited financial statements contained in the Annual Report to Shareholders that accompanies this Proxy Statement and in RAIT’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 (“Note 12”). For fiscal year 2017, amounts shown include the following grant date fair value amounts for awards made to each of the Named Executive Officers as described above in the “Compensation Discussion and Analysis “ section:

•	Scott L.N. Davidson ($69,625 April 2017 PSUs with a June 22, 2017 grant date; $250,000 April 2017 restricted share award; $1,211,028 January 2017 restricted share award).
•	Alfred J. Dilmore ($37,800 February 2017 restricted share award)
•	Paul W. Kopsky ($227,499 April 2017 restricted share award)
•	John J. Reyle ($33,028 April 2017 PSUs with an April 26, 2017 grant date; $34,998 April 2017 restricted share award; $56,700 February 2017 restricted share award)
•	Glenn Riis ($66,058 April 2017 PSUs with an April 26, 2017 grant date; $69,999 April 2017 restricted share award; $132,300 February 2017 restricted share award)
(4)

This column represents the aggregate grant date fair value of SARs granted to each of the Named Executive Officers in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See Note 12.

(5)

For fiscal year 2017, amounts shown include the following amounts paid as annual incentive compensation to each of the 2017 Eligible Officers pursuant to each performance metric for the 2017 Target Cash Bonus Awards as described above in the “Compensation Discussion and Analysis” section:

•	Scott L.N. Davidson ($0 CAD, $133,920 property sales; $180,900 G&A management, $312,300 debt reductions and $0 equity raises)
•	John J. Reyle ($0 CAD; $41,850 property sales; $60,300 G&A management and $104,100 debt reductions)
•	Glenn Riis ($0 CAD; $55,800 property sales; $80,400 G&A management and $138,800 debt reductions)

The amounts below show the maximum potential amount of annual incentive compensation that each of the 2017 Eligible Officers could have earned pursuant to each performance metric for the 2017 Target Cash Bonus Awards as described above in the “Compensation Discussion and Analysis” section:

•	Scott L.N. Davidson ($240,000 CAD, $480,000 property sales; $360,000 G&A management, $360,000 debt reductions and $360,000 equity raises)
•	John J. Reyle ($60,000 CAD; $150,000 property sales; $120,000 G&A management and $120,000 debt reductions)
•	Glenn Riis ($80,000 CAD; $200,000 property sales; $160,000 G&A management and $160,000 debt reductions)

(6)	The following table describes the components of the amounts set forth in the “All Other Compensation” column in the Summary Compensation Table.

Name and Principal Position	Year	Company Contributions to Retirement and 401(k) Plans (1)	Dividend Equivalents on Phantom Units and Dividends on Restricted Stock (2)	Compensation from IRT (3)	Perquisites (4)	Other (5)	Total
Scott L.N. Davidson (Former CEO)	2017	$10,800	$71,138			$—	$81,938
	2016	$10,600	$53,350				$63,950
	2015	$10,600	$21,638				$32,238

Alfred J. Dilmore (Interim CFO)	2017	$10,800	$420				$11,220

Paul W. Kopsky (Former CFO)	2017	$8,604			$44,000	$575,000	$627,604

James J. Sebra (Former CFO)	2017	$4,500	$14,495				$18,995
	2016	$10,600	$23,016	$174,160			$207,776
	2015	$10,600	$13,910	$184,640			$209,150

John J. Reyle (General Counsel during 2017 and current Interim CEO)	2017	$10,800	$8,077				$18,877
	2016	$10,600	$9,346				$19,946
	2015	$10,600	$4,832				$15,432

Glen Riis (Former CCRO)	2017	$10,593	$14,818				$25,410

(1)

This column reports the total amount of matching contributions to the named executive’s RAIT 401(k) plan account, up to the limitations imposed under IRS rules. Under the RAIT 401(k) plan, RAIT provides a cash match of 4% of the employee contributions and may provide an additional cash match of 2% of eligible compensation as discretionary cash profit sharing payments. Any matching contribution made by RAIT pursuant to the RAIT 401(k) plan vests immediately. Under the RAIT 401(k) plan during 2016, RAIT matched 4% of employee’s eligible compensation, but did not provide a 2% discretionary profit sharing match. See “Compensation Discussion and Analysis—The Elements of Our Compensation—Other Compensation—401(k) Plans”

(2)

Dividend equivalents on phantom units are the right to receive an amount equal to the value of dividends paid on the Common Shares, as if the grant under the Incentive Award Plan were Common Shares at the time of the dividend. Dividends are paid on restricted stock awards in the same manner as on our other outstanding Common Shares. However, dividend equivalents paid on unvested phantom units and dividends declared on unvested restricted share awards remained subject to forfeiture and are held in restricted accounts and not paid to the recipient, or included in this column, until vesting, whereupon they are paid in a lump sum. This column reports the total amount of dividend equivalents and dividends paid to the Named Executive Officers on their grants under the Incentive Award Plan.

(3)	Includes the following compensation received by the Named Executive Officers from IRT.

Name and Principal Position	Year	IRT Stock Awards (a)	IRT Option Awards (b)	Total
James J. Sebra (Former CFO)	2017	$—	$—	$—
	2016	$174,160	$—	$174,160
	2015	$149,600	$35,040	$184,640

(a)

This column represents the aggregate grant date fair value of IRT restricted common stock awards granted to Mr. Sebra in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE MKT of a share of IRT common stock on the date of grant. See Note 8: Equity Compensation Plans in Item 8. Financial Statements and

Supplementary Data of IRT’s annual report on Form 10-K for its fiscal year ended December 31, 2016 filed with the SEC, or note 8 to the IRT annual report.
(b)

This column represents the aggregate grant date fair value of IRT SARs granted to Mr. Sebra in the respective years computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on a Black-Scholes Option pricing model on the date of grant. See note 8 to the IRT annual report.

(4)

Represents reimbursement of $44,000 of travel expenses for Mr. Kopsky between his residence in Missouri and RAIT’s headquarters in Philadelphia and for his hotel expenses when he stayed in Philadelphia.

(5)	Represents the amount paid to Mr. Kopsky under the PK Settlement Agreement described below.

Grants of Plan-Based Awards in 2017

The following table provides information about equity awards granted to the Named Executive Officers in 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price option awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Superior	Maximum	Threshold	Target	Maximum
Scott L. N. Davidson	1/9/17								344,042			1,211,028
	4/26/17	450,000	900,000	1,350,000	1,800,000
	4/26/17					122,150	244,299	366,449
	4/26/17								81,433			250,000
Alfred J. Dilmore	2/14/17								10,000			37,800
	2/14/17									25,000	3.78	19,000
Paul W. Kopsky	4/26/17	168,750	337,500	506,250	675,000
	4/26/17					68,811	137,622	206,433
	4/26/17								74,104			227,499
John J. Reyle	2/14/17								15,000			56,700
	2/14/17									37,500	3.78	28,500
	4/26/17	112,500	225,000	337,500	450,000
	4/26/17					10,586	21,172	31,758
	4/26/17								11,400			34,998
Glenn Riis	2/14/17								35,000			132,300
	2/14/17									87,500	3.78	66,500
	4/26/17	150,000	300,000	450,000	600,000
	4/26/17					21,172	42,345	63,517
	4/26/17								15,000			35,700

(1)

These columns represent the potential value of the payout for each 2017 Eligible Officer if the threshold, target, superior or maximum goals are satisfied under the quantitative bonus components of the 2017 annual cash bonus plan, as described above in the “Compensation Discussion and Analysis” section. The amounts actually earned by each eligible officer with respect to 2017 performance under the 2017 annual cash bonus plan are reported in the Bonus (for the qualitative component) and Non-Equity Incentive Plan Compensation (for the quantitative component) columns in the 2017 Summary Compensation Table above.

(2)

These columns represent the potential number of Common Shares earned by each eligible officer if the threshold, target, or maximum goals are satisfied with respect to the April 2017 PSUs. The actual number of Common Shares issued pursuant to these April 2017 PSUs will be determined as of December 31, 2019 based on RAIT’s relative TSR performance over the 2017-2019 performance period, and will vest 50% at such time, with the remaining 50% of such shares vesting on December 31, 2020, all as described above in the “Compensation Discussion and Analysis” section.

(3)

This column shows the number of restricted Common Share awards granted in 2017 to the Named Executive Officers. The January 2017 restricted share award to Mr. Davidson vests 50% on December 20, 2018 and 50% on December 20, 2019. The February 2017 restricted share awards to Messrs. Dilmore, Reyle and Riis vest in three equal annual installments on the anniversary of the grant date (subject to earlier termination if the named executive’s employment ends). The April 2017 restricted share awards to the 2017 Eligible Officers vest in four equal annual installments on the anniversary of the grant date (subject to earlier termination if the 2017 Eligible Officer’s employment ends).

(4)

This column shows the number of SARs granted in 2017 to the Named Executive Officers. Each SAR represents the right to receive the excess of the fair market value (as determined under the Incentive Award Plan) of a Common Share on the date of exercise over the fair market value of a Common Share on the grant date. These SARs vest in three equal annual installments on the anniversary of the grant date and have a five year term (subject to earlier termination if the named executive’s employment ends). These SARs initially provided that they could be settled in cash or Common Shares, in the discretion of the Compensation Committee. In 2017, the Compensation Committee determined that any exercise of these SARs would be settled in Common Shares to the extent Common Shares are available under the Incentive Award Plan.

(5)

This column shows the full grant date fair value of restricted Common Share awards and SARs under FASB ASC Topic 718 granted to the Named Executive Officers in 2017. Generally, the full grant date fair value is the amount that RAIT would expense in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers. The full grant date fair value of the restricted Common Shares was the closing price of RAIT’s Common Shares on the grant date multiplied by the number of restricted Common Shares awards. The full grant date fair value of the SARs is based on a Black-Scholes Option pricing model on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table in 2017

We provide additional disclosure below of factors relating to the Summary Compensation Table and Grants of Plan-Based Awards in 2017, including descriptions of the employment agreements of the Named Executive Officers.

Employment Agreements

RAIT had entered into employment agreements with each of the Named Executive Officers. RAIT also entered into the SD MOU and the SD Separation Agreement with Mr. Davidson, the PK Settlement Agreement with Mr. Kopsky, the JS MOU and JS Separation Agreement with Mr. Sebra and the GR Separation Agreement with Mr. Riis. Because the employment of Mr. Kopsky and Mr. Sebra by RAIT terminated before RAIT’s 2017 fiscal year end, the terms of their respective employment agreements are not described. Because Mr. Davidson and Mr. Riis resigned from RAIT after RAIT’s 2017 fiscal year end, the terms of their respective employment agreements are described below. The post-termination and severance provisions of these agreements are discussed in “Potential Payments on Termination or Change-In-Control” below.

Scott L.N. Davidson

On February 21, 2018, Mr. Davidson, pursuant to the SD Employment Agreement, provided 60 days prior written notice to the Board of his intent to resign from his employment with RAIT for “Good Reason” (as defined in the SD Employment Agreement). While RAIT and Mr. Davidson have each reserved their respective rights under the SD Employment Agreement as to whether Mr. Davidson had “Good Reason” to resign his employment, they agreed to waive the 60 day notice period, pursuant to the SD Separation Agreement entered into between Mr. Davidson and RAIT as of February 27, 2018. Under the Separation Agreement, Mr. Davidson’s employment with RAIT terminated effective February 28, 2018, at which time he also resigned as a member of the Board. Pursuant to the SD Separation Agreement, Mr. Davidson was paid $720,000, which was the estimated amount of the 2017 annual cash bonus to which he would have been entitled had he remained employed during the 60 day notice period.  The SD Separation Agreement terminated the SD Employment Agreement, except for such covenants that survive such termination, subject to RAIT and Mr. Davidson having each reserved their respective rights under the SD Employment Agreement as to whether Mr. Davidson had “Good Reason” to resign his employment. On May 16, 2018, Mr. Davidson filed a demand for arbitration claiming that RAIT breached the SD Employment Agreement and violated the Pennsylvania Wage Payment and Collection Law by refusing and failing to pay him the severance and other benefits provided for under the SD Employment Agreement and seeking $4,546,527 plus interest, attorney’s fees, costs and liquidated damages in connection with a resignation for “Good Reason.”   RAIT intends to vigorously defend these claims.

In connection with planning for the IRT Internalization which contemplated Mr. Davidson succeeding Mr. Schaeffer as CEO, the Compensation Committee entered into the SD MOU with Mr. Davidson which became effective upon the completion of the IRT Internalization on December 20, 2016. The SD MOU provided that when the IRT Internalization was completed, Mr. Davidson would be elevated to CEO and elected to the Board. The SD MOU provided that, as CEO, Mr. Davidson would receive an annual base salary of $850,000 and would enter into a new employment agreement with RAIT with terms substantially similar to Mr. Schaeffer’s employment agreement and consistent with Mr. Davidson’s employment agreement then in effect. RAIT and Mr. Davidson entered into the new SD Employment Agreement on November 1, 2016 and it became effective on December 20, 2016. The terms of the SD Employment Agreement are described below. The SD MOU contemplated that Mr. Davidson would receive a new aggregate Share Award (as defined in the Incentive Award Plan) (the “SD MOU Award”) under the Incentive Award Plan of 600,000 Common Shares which could be granted in separate awards. The SD MOU provided that 50% of the SD MOU Award would vest on December 20, 2018, regardless of the date granted, and the remaining 50% of the SD MOU Award would vest on December 20, 2019, regardless of the date granted. The Compensation Committee approved an SD MOU Award of 255,958 Common Shares on December 23, 2016 and the remaining SD MOU Award of 344,042 Common Shares on January 9, 2017. The SD MOU provided that RAIT would pay Mr. Davidson by February 1, 2017 a one-time cash payment in the amount of $1,350,000 (the “SD MOU Bonus”). The Compensation Committee approved making the SD MOU Bonus payment to Mr. Davidson in January 2017 with the intent of incentivizing his performance in 2017. The SD MOU provided that RAIT’s cash available for distribution (“CAD”) goals for 2017, as established by the Compensation Committee, would be adjusted for the purpose of determining Mr. Davidson’s 2017 performance compensation to account for payments made to Mr. Schaeffer and Mr. Sebra as part of the terms of their separation from RAIT as a result of the IRT

Internalization. See the description of the 2017 Target Cash Awards for a description of the adjustments made to CAD for the purposes of those awards.

The SD Employment Agreement became effective December 20, 2016 and had successive three year terms unless either party provided the other party with notice of non-renewal prior to 90 days before the expiration of the then-current term. It provides that Mr. Davidson would serve as CEO and continue to serve as President of RAIT (the “President”), subject to the Board’s right to elect a different person to serve as President, and that Mr. Davidson would perform all duties incident to such positions reasonably assigned to him by the Board. The SD Employment Agreement specifies that the appointment by the Board of a different person to serve as President would not constitute “Good Reason” for Mr. Davidson to terminate the SD Employment Agreement so long as Mr. Davidson continued to have his duties assigned to him by the Board and all of RAIT’s executive officers have their duties assigned to them by Mr. Davidson, except as may be required by law. The SD Employment Agreement provided that RAIT would nominate Mr. Davidson for election to the Board at any meeting of the shareholders of RAIT where the election of the members of the Board is included in the purposes of such meeting and that he would serve as a member of the Board, subject to his election to the Board by the shareholders, during his employment term.

The agreement provided for a base salary for Mr. Davidson of $850,000 and provided that his base compensation would be reviewed annually for appropriate increases but would not be decreased. Mr. Davidson was also eligible for bonuses as determined by the Compensation Committee. Mr. Davidson was entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to our senior level executives as a group or to its employees generally and to participate in any short-term and long-term incentive programs (including the Incentive Award Plan) established for our senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his position. Mr. Davidson remains subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions which survived the termination of the SD Employment Agreement. Mr. Davidson’s base salary, bonuses awarded and equity and other compensation are described above in “2017 Compensation Decisions” which also reference compensation paid under the SD MOU described above.

Alfred J. Dilmore

On November 6, 2017, RAIT and Mr. Dilmore entered into the AD Employment Agreement which was effective as of August 22, 2017 which provides for his compensation, grounds for termination and severance, non-competition, non-solicitation, intellectual property and confidentiality covenants and other customary provisions.  The AD Employment Agreement was effective August 22, 2017 and provides for an employment term that continues for an initial period of three years and for two successive one year periods thereafter for a maximum term of five years, unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the then-current term. It provides that Mr. Dilmore will serve as Interim CFO, Interim Treasurer and continue to serve as RAIT’s Chief Accounting Officer. The AD Employment Agreement provides for an initial base salary of $300,000 for Mr. Dilmore and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased. The AD Employment Agreement provides that Mr. Dilmore may be eligible for an annual bonus which will be awarded by the Compensation Committee in its discretion or under the terms of any annual incentive plan of RAIT maintained for other senior level executives. The AD Employment agreement further provides that Mr. Dilmore is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior level executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Dilmore is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. The non-competition provisions do not apply at the expiration of the maximum employment term of five years or in the event RAIT elects not to renew the agreement.

Paul W. Kopsky

As noted above, Mr. Kopsky was terminated by RAIT effective August 20, 2017 and the terms of his severance, as set forth in the Settlement Agreement and General Release (the “PK Settlement Agreement”), are described below. See “Potential Payments on Termination or Change-In-Control” below.

James J. Sebra

As noted above, Mr. Sebra resigned from RAIT effective March 31, 2017 and the terms of his severance, as set forth in the JS MOU and JS Separation Agreement, are described below. See “Potential Payments on Termination or Change-In-Control” below.

John J. Reyle

Effective upon Mr. Davidson’s resignation as CEO, the Board appointed Mr. Reyle to serve as Interim Chief Executive Officer and Interim President of RAIT. Mr. Reyle continued to serve as RAIT’s General Counsel.  In connection with Mr. Reyle’s appointment as Interim Chief Executive Officer and Interim President, RAIT and Mr. Reyle entered into the JR Letter Agreement pursuant to which Mr. Reyle will receive an increased annual base salary of $500,000 during the term of his appointment as Interim Chief Executive Officer and Interim President of RAIT. Upon the termination of Mr. Reyle’s appointment as Interim Chief Executive Officer and Interim President by the Board, his salary will be reduced to $390,000. Except for the increase to his salary, Mr. Reyle will continue to be employed pursuant to the terms of the JR Employment Agreement which is described below.

The JR Employment Agreement provides for an employment term that continues for an initial period of three years and for two successive one year periods thereafter for a maximum term of five years, unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the then-current term. It provides that Mr. Reyle will serve as RAIT’s General Counsel. The JR Employment Agreement provided for an initial base salary which was modified by the JR Letter Agreement as described above and provides that his base compensation must be reviewed annually for appropriate increases but may not be decreased, except as modified by the JR Letter Agreement. The JR Employment Agreement provides that Mr. Reyle may be eligible for an annual bonus which will be awarded by the Compensation Committee in its discretion or under the terms of any annual incentive plan of RAIT maintained for other senior level executives. The JR Employment agreement further provides that Mr. Reyle is eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior level executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans will be subject to the terms of those benefit plans as in effect from time to time. Mr. Reyle is subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement. The non-competition provisions do not apply at the expiration of the maximum employment term of five years or in the event RAIT elects not to renew the agreement. Mr. Reyle’s base salary, bonuses awarded and equity and other compensation are described above in “2017 Compensation Decisions” and “2018 Incentive Plan.”

Glenn Riis

On March 13, 2018, Mr. Riis and RAIT entered into the GR Separation Agreement.  Pursuant to the GR Separation Agreement, RAIT made a $525,000 severance payment to Mr. Riis.  The GR Separation Agreement also provided that RAIT released Mr. Riis from the non-competition covenants in the GR Employment Agreement that would otherwise survive the termination of his employment, while the remaining provisions relating to non-solicitation of RAIT customers, employees and consultants, intellectual property, confidentiality, and equitable relief would remain in full force and effect.  The GR Separation Agreement terminates the GR Employment Agreement, except for such covenants that survive such termination.

On April 21, 2017, RAIT and Mr. Riis entered into the GR Employment Agreement which provided for his compensation, grounds for termination and severance, non-competition, non-solicitation, intellectual property and confidentiality covenants and other customary provisions.  The GR Employment Agreement was effective April 21, 2017 and provided for an employment term that continued for an initial period of three years and for two successive one year periods thereafter for a maximum term of five years, unless either party provides the other party with notice of non-renewal prior to three months before the expiration of the then-current term. It provided that Mr. Riis would serve as RAIT’s Senior Managing Director-Chief Credit Risk Officer. The GR Employment Agreement provides for an initial base salary of $250,000 for Mr. Riis and provided that his base compensation would be reviewed annually for appropriate increases but would not be decreased. The GR Employment Agreement provided that Mr. Riis may be eligible for an annual bonus which would be awarded by the Compensation Committee in its discretion or under the terms of any annual incentive plan of RAIT maintained for other senior level executives. The GR Employment agreement further provided that Mr. Riis was eligible to participate in any of RAIT’s incentive programs, including any equity compensation plan, and eligible to receive the same benefits to the same extent as other senior level executives of RAIT, and such other benefits as are commensurate with his position. Participation in employee benefit plans would be subject to the terms of those benefit plans as in effect from time to time. Mr. Riis was subject to non-competition, non-solicitation, intellectual property and confidentiality restrictions under the agreement, though Mr Riis was released from the non-competition provisions in the GR Separation Agreement described above.

2017 Target Date Bonus Awards

The terms of both the quantitative and qualitative components of the bonus arrangements for the 2017 Eligible Officers under the 2017 Annual Incentive Plan are described above in the “Compensation Discussion and Analysis” section.

Terms of Awards made to the Named Executive Officers under the Incentive Award Plan

The terms of the awards made to the Named Executive Officers under the Incentive Award Plan, including the PSUs and restricted share awards, during 2017 pursuant to the performance-based component of stock awards under the Incentive Award Plans are detailed above in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information on the holdings of outstanding equity awards by the Named Executive Officers at December 31, 2017. These awards are comprised of SARs, restricted Common Share awards, and PSUs. Each award is shown separately for each named executive.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott L.N. Davidson	86,250	(1)	-		6.89	1/28/2018
	120,000	(1)	-		8.29	1/28/2019
	133,333		66,667	(2)	7.23	2/10/2020
							20,000	(5)	7,600
							17,310	(6)	6,578
							62,064	(7)	23,584
							80,645	(8)	30,645
							145,075	(9)	55,129
							195,000	(10)	74,100
							81,433	(11)	30,945
										372,386	(14)	141,507
										366,449	(15)	139,251
Alfred J. Dilmore	2,916		5,834	(3)	2.38	2/22/2021
	-		25,000	(4)	3.78	2/14/2022
							2,334	(12)	887
							10,000	(13)	3,800
Paul W. Kopsky							-		-
James J. Sebra	75,000	(1)	-		6.89	1/28/2018
	30,000	(1)	-		8.29	1/28/2019
	33,333		16,667	(2)	7.23	2/10/2020
										48,998	(14)	18,619
John J. Reyle	22,500	(1)	-		6.89	1/28/2018
	21,000	(1)	-		8.29	1/28/2019
	14,000		7,000	(2)	7.23	2/10/2020
	12,500		25,000	(3)	2.38	2/22/2021
	-		37,500	(4)	3.78	2/14/2022
							2,334	(5)	887
							10,000	(12)	3,800
							15,000	(13)	5,700
							11,400	(11)	4,332
										31,758	(15)	12,068
Glenn Riis	50,000	(1)	-		8.29	1/28/2019
	30,000		15,000	(2)	7.23	2/10/2020
	29,166		58,334	(3)	2.38	2/22/2021
	-		87,500	(4)	3.78	2/14/2022
							5,000	(5)	1,900
							23,334	(12)	8,867
							35,000	(13)	13,300
							22,801	(11)	8,664
										63,517	(15)	24,136

(1)	These SARs are fully vested. The vested SARs of Messrs. Davidson, Sebra and Riis terminated thirty days after their respective terminations.
(2)	These SARs vest on February 10, 2018. The vested SARs of Messrs. Davidson, Sebra and Riis terminated thirty days after their respective terminations.
(3)	These SARs vest in two equal annual installments on February 22, 2018 and February 22, 2019. Mr. Riis’ unvested SARs were forfeited upon the termination of his employment on March 13, 2018.
(4)

These SARS vest in three equal annual installments on February 14, 2018, February 14, 2019, and February 14, 2020.  Mr. Riis’ unvested SARs were forfeited upon the termination of his employment on March 13, 2018.

(5)	These restricted Common Share awards vest on February 10, 2018.
(6)	These restricted Common Share awards vest on March 31, 2018. Mr. Davidson’s unvested restricted Common Share awards were forfeited upon the termination of his employment on February 28, 2018.
(7)

These restricted Common Share awards vest in three equal annual installments on April 22, 2018, 2019, and 2020. Mr. Davidson’s unvested restricted Common Share awards were forfeited upon the termination of his employment on February 28, 2018.

(8)

These restricted Common Share awards vest in two equal annual installments on May 23, 2018, and 2019. Mr. Davidson’s unvested restricted Common Share awards were forfeited upon the termination of his employment on February 28, 2018.

(9)	These restricted Common Share awards vest in two equal annual installments on December 20, 2018, and 2019.
(10)	These restricted Common Share awards vest in two equal annual installments on December 20, 2018, and 2019.
(11)

These restricted Common Share awards vest in four equal annual installments on April 26, 2018, 2019, 2020 and 2021.  Mr. Davidson’s unvested restricted Common Share awards were forfeited upon the termination of his employment on February 28, 2018. Mr. Riis’ unvested restricted Common Share awards were forfeited upon the termination of his employment on March 15, 2018.

(12)

These restricted Common Share awards vest in two equal annual installments on February 22, 2018 and February 22, 2019. Mr. Riis’ unvested restricted Common Share awards were forfeited upon the termination of his employment on March 15, 2018.

(13)

These restricted Common Share awards vest in three equal annual installments on February 14, 2018, February 14, 2019, and February 14, 2020. Mr. Riis’ unvested restricted Common Share awards were forfeited upon the termination of his employment on March 15, 2018.

(14)

These performance share unit awards are earned over a three year performance period ending December 31, 2018, with 50% of the awards vesting at the end of that three year period and the remaining 50% vesting over an additional one year time vesting period. The unvested number of awards assumes performance at the maximum level. The actual number of units earned based on actual performance ranges from 0% to 150% of target.  Mr. Davidson’s unvested performance share unit awards were forfeited upon the termination of his employment on February 28, 2018.

(15)

These performance share unit awards are earned over a three year performance period ending December 31, 2019, with 50% of the awards vesting at the end of that three year period and the remaining 50% vesting over an additional one year time vesting period. The unvested number of awards assumes performance at the maximum level. The actual number of units earned based on actual performance ranges from 0% to 150% of target. Mr. Davidson’s unvested performance share unit awards were forfeited upon the termination of his employment on February 28, 2018. Mr. Riis’ unvested performance share unit awards were forfeited upon the termination of his employment on March 15, 2018.

Option Exercises and Stock Vested in Fiscal 2017

The following table provides information on the number of shares acquired by the Named Executive Officers upon the vesting of restricted Common Share awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission in 2017. No SARs were exercised by the Named Executive Officers in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Scott L.N. Davidson	447,041	1,519,534
Alfred J. Dilmore	1,166	4,151
James J. Sebra	6,667	24,134
John J. Reyle	9,667	34,694
Glenn Riis	20,000	71,817

(1)	The “Value Realized on Vesting” is determined by multiplying the closing price of a Common Share on the NYSE on the vesting date by the number of Common Shares that vested.

Potential Payments on Termination or Change-In-Control

As noted under “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements,” we have entered into employment agreements with our Named Executive Officers and supplemental agreements with our Named Executive Officers whose employment with RAIT has terminated. These agreements provide for payments and other benefits if a named executive’s employment with us is terminated under circumstances specified in his respective agreement. A named executive’s rights upon the termination of his employment will depend upon the circumstances of the termination. The tables below summarize these rights and the amount of any payments and benefits due under the circumstances specified for the named executive indicated.

Scott L.N. Davidson

As described above, on February 21, 2018, Mr. Davidson, pursuant to the SD Employment Agreement, provided 60 days prior written notice to the Board of his intent to resign from his employment with RAIT for “Good Reason” (as defined in the SD Employment Agreement). While RAIT and Mr. Davidson have each reserved their respective rights under the SD Employment Agreement as to whether Mr. Davidson had “Good Reason” to resign his employment, they agreed to waive the 60 day notice period, pursuant to the SD Separation Agreement entered into between Mr. Davidson and RAIT as of February 27, 2018. On May 16, 2018, Mr. Davidson filed a demand for arbitration as explained above claiming that RAIT breached the SD Employment Agreement and violated the Pennsylvania Wage Payment and Collection Law by refusing and failing to pay him the severance and other benefits provided for under the SD Employment Agreement in connection with a resignation for “Good Reason.”  RAIT intends to vigorously defend these claims.  Under the Separation Agreement, Mr. Davidson’s employment with RAIT terminated effective February 28, 2018, at which time he also resigned as a member of the Board. Pursuant to the SD Separation Agreement, Mr. Davidson was paid $720,000, which was the estimated amount of the 2017 annual cash bonus to which he would have been entitled had he remained employed during the 60 day notice period.  The SD Separation Agreement terminated the SD Employment Agreement, except for such covenants that survive such termination.

The SD Separation Agreement provides that it is not intended to waive, compromise or diminish Mr. Davidson’s claims against RAIT and any related person or entity, other than as expressly set forth therein and that, conversely, its terms are not intended to waive, compromise or diminish the claims of RAIT or any related person or entity against Mr. Davidson or any defenses they may have to any claims Mr. Davidson brings against them, other than as expressly set forth therein.  The SD Separation Agreement provides that, except as expressly set forth therein, all terms of the SD Employment Agreement, including those provisions that survive the termination of the SD Employment Agreement, remain in full force and effect.

While RAIT has reserved its rights in the SD Separation Agreement to contest whether Mr. Davidson is due any further payments from RAIT as a result of his resignation, SEC guidance indicates that disclosure of severance arrangements for all potential triggering events under the SD Employment Agreement should be provided because he resigned after the end of RAIT’s 2017 fiscal year. The disclosure below is provided in response to this guidance. Under the SD Employment Agreement, if Mr. Davidson’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already awarded but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. If his employment is terminated without “Cause” or he resigns for “Good Reason” during the term of the SD Employment Agreement, or if RAIT sends a timely notice of non-renewal of the SD Employment Agreement, or if he is terminated after a change of control without Cause or resigns for Good Reason, and, in each circumstance, he executes and does not revoke a mutual release, he will receive: (i) a lump sum cash severance payment equal to 2.25 times the sum of his base salary as in effect immediately prior to termination of his employment and average annual cash bonus (excluding the SD MOU Bonus) for the three year period immediately prior to his termination of employment, (ii) a pro rata portion of his target bonus for the fiscal year of his termination (if there is no target bonus opportunity for the fiscal year, the target bonus for this purpose will be equal to a pro rata portion of the average annual cash bonus (excluding the SD MOU Bonus) Mr. Davidson received for the three year period immediately prior to his termination of employment), (iii) continued medical coverage for 18 months for himself and his spouse and dependents as if he had continued in employment with RAIT, and (iv) all other amounts earned, accrued and owing but not yet paid to him. If he does not provide a release, Mr. Davidson is entitled to receive only the amount due to him under RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Davidson under the agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

If Mr. Davidson voluntarily terminates his employment other than for Good Reason, no further payments shall be due him, except that he shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of RAIT. RAIT may terminate Mr. Davidson’s employment if Mr. Davidson has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan. If his employment is terminated on account of his death or disability, he will receive all amounts earned and accrued as of such date and a pro-rated target bonus (calculated as set forth above) for the fiscal year of his death or disability. RAIT may terminate Mr. Davidson’s employment at any time for Cause, in which event all payments to him cease, except for base salary to the extent already accrued, and for benefits accrued and earned before his termination in accordance with the terms of any of RAIT’s applicable benefit plans and programs.

Under the SD Employment Agreement, Mr. Davidson is responsible for all taxes due with respect to any amount payable to or other benefit receivable by him thereunder, including, without limitation, any excise tax imposed by IRC Section 4999. However, the SD Employment Agreement provides that any amount or benefit deemed to be a parachute payment (as defined in IRC Section 280G) alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Davidson which is deemed to constitute a parachute payment, and would result in the imposition on Mr. Davidson of an excise tax under IRC Section 4999, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by IRC Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by Mr. Davidson exceeds the net after-tax benefit received by Mr. Davidson if no such reduction was made.

“Cause” is defined in The SD Employment Agreement as any of the following grounds for termination of Mr. Davidson’s employment: (a) Mr. Davidson shall have been convicted of a felony; (b) Mr. Davidson shall have been convicted of fraud, misappropriation or embezzlement, (c) Mr. Davidson intentionally and continually fails substantially to perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Davidson’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to RAIT and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of RAIT, has been delivered to Mr. Davidson specifying the manner in which Mr. Davidson has failed substantially to perform; or (d) Mr. Davidson breaches the non-competition, non-solicitation, intellectual property and confidentiality restrictive covenants of the SD Employment Agreement.

“Good Reason” is defined in The SD Employment Agreement as: (a) a reduction in Mr. Davidson’s annual rate of base salary; (b) a failure of RAIT to pay his base salary; (c) a significant adverse alteration in the nature or status of Mr. Davidson’s responsibilities (the non-election of Mr. Davidson to the Board, the removal of Mr. Davidson from the position of CEO or President or requiring Mr. Davidson to report to any employee of RAIT, including an executive chairman, shall be deemed to be a significant adverse alteration in the nature or status of Mr. Davidson’s responsibilities); provided, however, that the appointment by the Board of a different person to serve as President shall not be deemed to be such an alteration so long as (i) Mr. Davidson continues to have his duties assigned to him by the Board and (ii), except as may be required by law, all executive officers of RAIT shall have their duties assigned to them by Mr. Davidson; or (d) any other material breach by RAIT of the SD Employment Agreement.

“Change of Control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership, as defined under the Exchange Act, of 25% or more of RAIT’s voting securities or all or substantially all of the assets of RAIT by a single person or entity or group of affiliated persons or entities other than by a related entity (described below); provided, however, that, if such acquisition is approved by the Board and, if after such acquisition, at least two-thirds of the trustees comprising the Board immediately prior to such acquisition continue to serve in such capacity and RAIT’s CEO immediately prior to such acquisition continues as the CEO after such acquisition, no Change of Control shall be deemed to have occurred; or (b) the merger, consolidation or combination of RAIT with an unaffiliated entity, other than a related entity in which the trustees of RAIT immediately prior to such merger, consolidation or combination constitute less than a majority of the Board of Trustees of the surviving, new or combined entity unless one-half of the Board of Trustees of the surviving, new or combined entity, were trustees of RAIT immediately prior to such transaction and RAIT’s chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by RAIT’s shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of RAIT’s assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to a related entity. A related entity means an entity that is an “affiliate” of Mr. Davidson, or any member of Mr. Davidson’s immediate family, as determined in accordance with Rule 12b-2 of the Exchange Act. If a Change of Control occurs and Mr. Davidson’s employment is terminated without cause or Mr. Davidson may terminates his employment for good reason and receive the compensation below.

The SD Employment Agreement provides that during Mr. Davidson’s employment term and for eight months thereafter with respect to clause (a) below and 12 months thereafter with respect to clauses (b) and (c) below, without regard to its termination for any reason which does not constitute a breach of the SD Employment Agreement by RAIT or a resignation for Good Reason by Mr. Davidson, he will not: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Davidson’s name to be used in connection with any competing business within any state in which RAIT currently engages in any substantial business activity or any state in which RAIT engaged in any substantial business activity during the thirty-six (36) month period preceding the date Mr. Davidson’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Mr. Davidson of not more than five percent (5%) of the capital stock of any corporation which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert to any competing business any individual or entity which is an active or prospective customer of RAIT or was such an active or prospective customer at any time during the preceding twelve (12) months; or (c) employ, attempt to employ, solicit or assist any competing business in employing any employee of RAIT whether as an employee or consultant. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits due under the indicated circumstances for Mr. Davidson assuming the circumstances occurred as of December 31, 2017:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)(2)	Resignation for Good Reason (1)(2)	Disability (1)	Death (1)
Bonus for Prior Periods (3)	$720,000	$720,000	$720,000	$720,000	$720,000	$720,000
Severance Payment (4)	$—	$—	$4,512,464	$4,512,464	$—	$—
Medical Coverage (5)	$—	$—	$34,064	$34,064	$—	$—
Total	$720,000	$720,000	$5,266,527	$5,266,527	$720,000	$720,000

(1)

We have assumed no unpaid salary at December 31, 2017. In any instance of his employment being terminated, Mr. Davidson would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)

Assumes that Mr. Davidson executes and does not revoke a written mutual release in a form acceptable to RAIT, of any and all claims against RAIT or Mr. Davidson relating to matters arising out of his employment by RAIT. Without this release, Mr. Davidson would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2017 RAIT did not have a severance pay plan applicable to any executive officer. These same provisions apply if termination occurs in these circumstances upon or after a change in control of RAIT. Mr. Davidson’s resignation within six months of a change in control (as defined in Mr. Davidson’s employment agreement) of RAIT is deemed to be a resignation for “Good Reason” as defined in his employment agreement.

(3)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2017 related to the years 2015, 2016 and 2017 and that Mr. Davidson received the bonuses earned for such period prior to termination. Mr. Davidson would be entitled to his target annual cash bonus, or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus Mr. Davidson received for the three year period immediately prior to his termination of employment. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)	Equal to 2.25 times the sum of (i) his base salary at the date of termination and (ii) his average annual cash bonus for the three year period immediately prior to the termination of his employment.
(5)	Mr. Davidson would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Davidson may vest in certain ancillary benefits provided to all employees if he is terminated, including but not limited to any unvested portion of our matching contributions to his 401(k) account.

Alfred J. Dilmore

Under the AD Employment Agreement, if Mr. Dilmore’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already earned but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations.  The AD Employment Agreement does not provide for any payment to Mr. Dilmore upon any change in control of RAIT.

If Mr. Dilmore’s employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (a) a lump sum cash payment equal to 1.5 times the sum of (x) Mr. Dilmore’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Dilmore received for and applicable to RAIT’s three completed fiscal years immediately prior to Mr. Dilmore’s last day of employment (or, if he was not employed for the entire period covered by such fiscal years, the average annual cash bonus Mr. Dilmore received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year) (the “AD Cash Bonus”); (b) a lump sum cash payment equal to a pro rata portion of Mr. Dilmore’s target annual cash bonus for and applicable to the fiscal year of his termination (or, in the absence of a target bonus opportunity for and applicable to the fiscal year of his termination, the lump sum cash payment will be equal to a pro rata portion of the average annual cash bonus Mr. Dilmore received for RAIT’s three completed fiscal years immediately prior to Mr. Dilmore’s last day of employment or, in the event that Mr. Dilmore was not employed for the entire period covered by the three completed fiscal years of RAIT immediately prior to his termination, the cash bonus will be calculated on the basis of the annual cash bonus received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year), and (c) for a period of 18 months following the date of termination, Mr. Dilmore will continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Dilmore had continued in employment with RAIT during such period. For the avoidance of doubt, neither non-renewal of the AD Employment Agreement by either party nor the expiration of the term of the AD Employment Agreement will entitle Mr. Dilmore to the foregoing payments and benefits set forth in this paragraph. Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Dilmore’s Employment Term, or (3) a resignation for good reason by Mr. Dilmore, all outstanding equity-based compensation awards that are not intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the IRC will become fully vested, immediately exercisable and any restrictions thereon will lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC will remain in effect, and all outstanding equity-based compensation awards that are intended to constitute “performance-based compensation” under Section 162(m)(4)(C) of the IRC will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

If Mr. Dilmore does not provide a release, he is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Dilmore under the AD Agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Dilmore’s employment, to the extent permitted by applicable law, if Mr. Dilmore has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan (“Disability”). RAIT will continue to pay Mr. Dilmore’s base salary until RAIT acts to terminate Mr. Dilmore’s employment. If RAIT terminates Mr. Dilmore’s employment for Disability, Mr. Dilmore will be entitled to receive the following: (a) a lump sum cash payment equal to a pro rata portion of the AD Cash Bonus equivalent to the portion of the year he was employed prior to his termination.

If Mr. Dilmore dies while employed by RAIT, RAIT will pay to Mr. Dilmore’s executor, legal representative, administrator or designated beneficiary, as applicable, a lump sum cash payment equal to a pro rata portion of the AD Cash Bonus equivalent to the portion of the year he was employed prior to his death.

RAIT may terminate Mr. Dilmore’s employment at any time for “cause” upon written notice to Mr. Dilmore, in which event all payments under this Agreement will cease, except for base salary to the extent already accrued. Mr. Dilmore will be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Dilmore participated prior to his termination of employment.

“Cause” is defined as (a) Mr. Dilmore’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics and other referenced policies of RAIT, or any crime involving RAIT; (b) Mr. Dilmore’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Dilmore’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Dilmore’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Dilmore specifying the manner in which Mr. Dilmore has failed to substantially perform; or (d) Mr. Dilmore’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Good reason” is defined as (a) the material reduction of Mr. Dilmore’s title, authority, duties and responsibilities or the assignment to Mr. Dilmore of duties materially inconsistent with Mr. Dilmore’s position or positions with RAIT; provided, however, that the appointment of a person other than Mr. Dilmore to serve as Chief Financial Officer and Treasurer of RAIT and RAIT directing that Mr. Dilmore, as Chief Accounting Officer, report to such person shall not constitute Good Reason; (b) a reduction in Mr. Dilmore’s base salary; (c) a relocation of Mr. Dilmore’s regular office location at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103 for the performance of his duties to a location more than thirty (30) miles from such office; or (d) RAIT’s material and willful breach of the AD Employment Agreement.

The AD Employment Agreement provides that during his employment with RAIT and, with respect to clause (a) below, for a period of nine months after the termination of Mr. Dilmore’s employment under any circumstances (other than at the expiration of the maximum employment term of five (5) years or in the event that RAIT elects not to renew Mr. Dilmore’s employment term, in which case clause (a) will not be applicable) and, with respect to clauses (b) and (c) below, for a period of nine months after the termination of Mr. Dilmore’s employment under any circumstances, Mr. Dilmore (without regard to the state in which Mr. Dilmore lives or works) will not, unless acting pursuant to his employment agreement or with the prior written consent of the Board: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Dilmore’s name to be used, or perform work in connection with or on behalf of any competing business with respect to the activities of a competing business within any state in which RAIT, and/or its affiliates, then currently engages in any substantial business activity or with respect to any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the 12 month period preceding Mr. Dilmore’s last day of employment with RAIT; provided, however, that notwithstanding the foregoing, this provision will not be construed to prohibit the passive ownership by Mr. Dilmore of not more than five percent of the capital stock of any entity which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert, or attempt to solicit or divert, to any competing business, any individual or entity which is an active or prospective customer, agent, mortgage broker, loan originator or borrower of, with or from RAIT, and/or its affiliates, or was such an active or prospective customer, agent, mortgage broker, loan originator or borrower at any time during the twelve (12) month period immediately preceding Mr. Dilmore’s termination of employment; or (c) employ, attempt to employ, solicit or assist any competing business in employing (or engaging as a consultant) any individual who is a current employee of or consultant to RAIT, and/or its affiliates, or who was an employee or consultant to RAIT and/or its affiliates during the 12 month period immediately preceding Mr. Dilmore’s termination of employment; provided, that this restriction will not prohibit Mr. Dilmore from making general employment solicitations, such as through advertisements in publicly available media, so long as such advertisements are not specifically targeted at employees of RAIT or any of its affiliates.

The phrase “competing business” is defined as any entity or enterprise actively engaged or planning to engage in any business or businesses RAIT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of Mr. Dilmore’s termination of employment (the “Company Business”). Without limiting the scope of the preceding sentence, the phrase “competing business” includes the solicitation, origination, aggregation, pricing, negotiation and/or sale of (1) loans secured by mortgages on commercial real estate, and/or (2) loans to entities engaged in the real estate business, whether to hold these assets for investment or for sale individually or by combining them in one or more entities for sale as an investment (the process referred to as “securitization”). The securitizations, depending upon the make-up of the assets, are often referred to by their acronyms such as “CMBS” (commercial mortgage backed securities), “CDO (collateralized debt obligations), “CLO” (collateralized loan obligations) or other current or future similar acronyms. Notwithstanding the foregoing, an entity or enterprise shall be deemed not to be a competing business if Mr. Dilmore recuses himself from participating in the management by such entity or enterprise of any business substantially similar to the Company Business and provides reasonable assurances to the Company of the same, upon request by the Company.

The phrase “substantial business activity” means that RAIT, and/or its affiliates: (i) has, has had, or is taking action to establish a business office; (ii) solicits, has solicited, makes or has made, loans secured by real estate, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iii) solicits, has solicited, makes or has made, loans to real estate developers and/or owners, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iv) owns, services or manages real estate, or has owned, serviced or managed real estate; and/or (v) has or has had a recorded and unsatisfied mortgage or other lien upon real estate or personal property. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Dilmore assuming the circumstances occurred as of December 31, 2017:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)	Resignation for Good Reason (1)(2)	Disability (1)(2)	Death (1)(2)
Bonus for Prior Periods (3)	$240,000	$240,000	$240,000	$240,000	$240,000	$240,000
Severance Payment (4)	$—	$—	$657,500	$657,500	$—	$—
Stock Vesting (5)	$—	$—	$4,687	$4,687	$4,687	$4,687
Medical Coverage (6)	$—	$—	$34,064	$34,064	$—	$—
Total	$240,000	$240,000	$936,251	$936,251	$244,687	$244,687

(1)

We have assumed no unpaid salary at December 31, 2017. In any instance of his employment being terminated, Mr. Dilmore would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)

Assumes Mr. Dilmore executes and does not revoke a written mutual release with RAIT acceptable to RAIT. Without this release, Mr. Dilmore would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2017 RAIT did not have a severance pay plan applicable to any executive officer.

(3)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2017 related to the years 2015, 2016 and 2017 and that Mr. Dilmore received the bonuses earned for such period prior to termination. Mr. Dilmore would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)

Equal to 1.5 times the sum of (x) Mr. Dilmore’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Dilmore received for the three year period immediately prior to his termination of employment.

(5)

Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Dilmore’s employment term, or (3) a resignation for good reason by Mr. Dilmore, all outstanding equity-based compensation awards that are not intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) shall become fully vested, immediately exercisable and any restrictions thereon shall lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC shall remain in effect, and all outstanding equity-based compensation awards that are intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) under Section 162(m)(4)(C) of the IRC shall remain outstanding and shall vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied. Mr. Dilmore would immediately vest in 12,334 shares of restricted stock that were unvested at December 31, 2017 The stock priced used in valuing these awards was our closing stock price of $0.38 on December 31, 2017.
(6)	Mr. Dilmore would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Dilmore would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Paul W. Kopsky

On September 27, 2017, RAIT entered into the PK Settlement Agreement with Mr. Kopsky. The purpose of the Settlement Agreement, which provides for the termination of Mr. Kopsky’s employment from RAIT retroactive to August 20, 2017, was to provide for a complete and final settlement of all existing and potential disputes between RAIT and Mr. Kopsky, including, but not limited to, all disputes related to Mr. Kopsky’s previous employment by RAIT and the termination of such employment.

The PK Settlement Agreement included the following terms and conditions, among others:

•

RAIT paid Mr. Kopsky a total payment in the amount of $575,000, comprised of a payment to Mr. Kopsky of $542,500, less legally required deductions, and a payment to Mr. Kopsky’s legal counsel of $32,500. Mr. Kopksy agreed that any bonus and/or equity compensation or similar compensation for which he may have been eligible to receive had his employment with RAIT not been terminated on August 20, 2017 is terminated and that he shall have no right to receive any such compensation.

•

RAIT released Mr. Kopsky from the covenants in the Employment Agreement that restrict his ability to be employed by a competing business. The Settlement Agreement provides that the restrictions on non-solicitation, intellectual property rights, confidentiality and claw-backs set forth in the Employment Agreement shall remain binding on Mr. Kopsky.

•	Mr. Kopsky releases RAIT and the other releasees (as such term is defined in the PK Settlement Agreement) from each and every claim (as such term is defined in the PK Settlement Agreement).

•	RAIT releases Mr. Kopsky from any and all defined claims.

James J. Sebra

RAIT and Mr. Sebra entered into the JS MOU on September 26, 2016 and the JS Separation Agreement on December 14, 2016 which set forth the term of Mr. Sebra’s severance compensation in preparation for his resignation as RAIT’s CFO. The JS MOU and JS Separation Agreement provided that Mr. Sebra would remain CFO of RAIT until the later to occur of March 31, 2017, or the filing of RAIT’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016 with the SEC. Mr. Sebra resigned as RAIT’s CFO and Treasurer on March 31, 2017 and Mr. Kopsky succeeded him in those positions on that date. Pursuant to the JS MOU and the JS Separation Agreement, Mr. Sebra received the following severance compensation:

•	Mr. Sebra received a fixed cash bonus of $110,293 equal to 25% of his total 2016 cash bonus.
•

Effective December 20, 2016, all equity awards (other than Mr. Sebra’s 2015 PSUs and 2016 PSUs) previously granted to Mr. Sebra had all service conditions removed but had restrictions on transfer until they vested in accordance with their original vesting schedule. In addition: (i) Mr. Sebra remained entitled to accrued dividends and dividend equivalents on all such equity awards, (ii) options and share appreciation rights (“ SARs “) held by Mr. Sebra could be exercised after vesting through the expiration of the original term of such options and SARs and (iii) the 2015 PSUs and 2016 PSUs would continue to time vest while remaining subject to the achievement of the relevant performance metrics, in each case as if Mr. Sebra remained employed by RAIT throughout the term. Any performance target for the 2015 PSUs determined based on a subjective evaluation of Mr. Sebra’s performance by the Compensation Committee would, for purposes of such 2015 PSUs, be computed such that the percentile achievement for such subjective target shall equal the weighted average of the percentiles achieved for the objectively evaluated targets applicable to such 2015 PSUs. On December 20, 2017, after the changes to these equity awards, RAIT calculated the fair value of these equity awards to be $89,876.

•	Mr. Sebra received the 2016 Target Cash Award and his Executive Transaction Bonus as described above.

Mr. Sebra will continue to be bound by provisions relating to non-competition, non-solicitation, intellectual property, developments and confidentiality of his employment agreement with RAIT for the periods stated therein, except that RAIT will waive certain restrictions relating to non-competition and non-solicitation, solely with respect to Mr. Sebra’s employment with IRT. Mr. Sebra also signed a general release of RAIT.

John J. Reyle

As discussed above, effective upon Mr. Davidson’s resignation as CEO in February 2017, the Board appointed Mr. Reyle to serve as Interim Chief Executive Officer and Interim President of RAIT. Mr. Reyle continued to serve as RAIT’s General Counsel.  In connection with Mr. Reyle’s appointment as Interim Chief Executive Officer and Interim President, RAIT and Mr. Reyle entered into the JR Letter Agreement pursuant to which Mr. Reyle will receive an increased annual base salary of $500,000 during the term of his appointment as Interim Chief Executive Officer and Interim President of RAIT. Upon the termination of Mr. Reyle’s appointment as Interim Chief Executive Officer and Interim President by the Board, his salary will be reduced to $390,000. Except for the increase to his salary, Mr. Reyle will continue to be employed pursuant to the terms of the JR Employment Agreement, provisions of which relating to potential payments on termination or change-in-control are described below.

Under the JR Employment Agreement, if Mr. Reyle’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already earned but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. The JR Employment Agreement does not provide for any payment to Mr. Reyle upon any change in control of RAIT.

If Mr. Reyle’s employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (a) a lump sum cash payment equal to 1.5 times the sum of (x) Mr. Reyle’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Reyle received for and applicable to RAIT’s three completed fiscal years immediately prior to Mr. Reyle’s last day of employment (or, if he was not employed for the entire period covered by such fiscal years, the average annual cash bonus Mr. Reyle received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year) (the “JR Cash Bonus”); (b) a lump sum cash payment equal to a pro rata portion of Mr. Reyle’s target annual cash bonus for and applicable to the fiscal year of his termination (or, in the absence of a target bonus opportunity for and applicable to the fiscal year of his termination, the lump sum cash payment will be equal to a pro rata portion of the average annual cash bonus Mr. Reyle received for RAIT’s three completed fiscal years immediately prior to Mr. Reyle’s last day of employment or, in the event that Mr. Reyle was not employed for the entire period covered by the three completed fiscal years of RAIT immediately prior to his termination, the cash bonus will be calculated on the basis of the annual cash bonus received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year), and (c) for a period of 18 months following the date of termination, Mr. Reyle will continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Reyle had continued in employment with RAIT during such period. For the avoidance of doubt, neither non-renewal of the JR Employment Agreement by either party nor the expiration of the term of the JR Employment Agreement will entitle Mr. Reyle to the foregoing payments and benefits set forth in this paragraph. Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Reyle’s Employment Term, or (3) a resignation for good reason by Mr. Reyle, all outstanding equity-based compensation awards that are not intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the IRC will become fully vested, immediately exercisable and any restrictions thereon will lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC will remain in effect, and all outstanding equity-based compensation awards that are intended to constitute “performance-based compensation” under Section 162(m)(4)(C) of the IRC will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

If Mr. Reyle does not provide a release, he is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Reyle under the JR Agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Reyle’s employment, to the extent permitted by applicable law, if Mr. Reyle has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan (“Disability”). RAIT will continue to pay Mr. Reyle’s base salary until RAIT acts to terminate Mr. Reyle’s employment. If RAIT terminates Mr. Reyle’s employment for Disability, Mr. Reyle will be entitled to receive the following: (a) a lump sum cash payment equal to a pro rata portion of the JR Cash Bonus equivalent to the portion of the year he was employed prior to his termination.

If Mr. Reyle dies while employed by RAIT, RAIT will pay to Mr. Reyle’s executor, legal representative, administrator or designated beneficiary, as applicable, a lump sum cash payment equal to a pro rata portion of the JR Cash Bonus equivalent to the portion of the year he was employed prior to his death.

RAIT may terminate Mr. Reyle’s employment at any time for “cause” upon written notice to Mr. Reyle, in which event all payments under this Agreement will cease, except for base salary to the extent already accrued. Mr. Reyle will be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Reyle participated prior to his termination of employment.

“Cause” is defined as (a) Mr. Reyle’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics and other referenced policies of RAIT, or any crime involving RAIT; (b) Mr. Reyle’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Reyle’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Reyle’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Reyle specifying the manner in which Mr. Reyle has failed to substantially perform; or (d) Mr. Reyle’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Good reason” is defined as (a) the material reduction of Mr. Reyle’s title, authority, duties and responsibilities or the assignment to Mr. Reyle of duties materially inconsistent with Mr. Reyle’s position or positions with RAIT; (b) a reduction in Mr. Reyle’s base salary; (c) a relocation of Mr. Reyle’s regular office location at Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, PA 19103 for the performance of his duties to a location more than thirty (30) miles from such office; or (d) RAIT’s material and willful breach of the JR Employment Agreement.

The JR Employment Agreement provides that during his employment with RAIT and, with respect to clause (a) below, for a period of nine months after the termination of Mr. Reyle’s employment under any circumstances (other than at the expiration of the maximum employment term of five (5) years or in the event that RAIT elects not to renew Mr. Reyle’s employment term, in which case clause (a) will not be applicable) and, with respect to clauses (b) and (c) below, for a period of nine months after the termination of Mr. Reyle’s employment under any circumstances, Mr. Reyle (without regard to the state in which Mr. Reyle lives or works) will not, unless acting pursuant to his employment agreement or with the prior written consent of the Board: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Reyle’s name to be used, or perform work in connection with or on behalf of any competing business with respect to the activities of a competing business within any state in which RAIT, and/or its affiliates, then currently engages in any substantial business activity or with respect to any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the 12 month period preceding Mr. Reyle’s last day of employment with RAIT; provided, however, that notwithstanding the foregoing, this provision will not be construed to prohibit the passive ownership by Mr. Reyle of not more than five percent of the capital stock of any entity which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert, or attempt to solicit or divert, to any competing business, any individual or entity which is an active or prospective customer, agent, mortgage broker, loan originator or borrower of, with or from RAIT, and/or its affiliates, or was such an active or prospective customer, agent, mortgage broker, loan originator or borrower at any time during the twelve (12) month period immediately preceding Mr. Reyle’s termination of employment; or (c) employ, attempt to employ, solicit or assist any competing business in employing (or engaging as a consultant) any individual who is a current employee of or consultant to RAIT, and/or its affiliates, or who was an employee or consultant to RAIT and/or its affiliates during the 12 month period immediately preceding Mr. Reyle’s termination of employment; provided, that this restriction will not prohibit Mr. Reyle from (i) making general employment solicitations, such as through advertisements in publicly available media, so long as such advertisements are not specifically targeted at employees of RAIT or any of its affiliates and/or (ii) engaging lawyers or law firms that then currently represent or previously represented RAIT to represent Mr. Reyle and/or any new employer of Mr. Reyle, subject to there being no conflicts of interest as to RAIT that may arise as a result of such representation.

The phrase “competing business” is defined as any entity or enterprise actively engaged or planning to engage in any business or businesses RAIT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of Mr. Reyle’s termination of employment (the “Company Business”). Without limiting the scope of the preceding sentence, the phrase “competing business” includes the solicitation, origination, aggregation, pricing, negotiation and/or sale of (1) loans secured by mortgages on commercial real estate, and/or (2) loans to entities engaged in the real estate business, whether to hold these assets for investment or for sale individually or by combining them in one or more entities for sale as an investment (the process referred to as “securitization”). The securitizations, depending upon the make-up of the assets, are often referred to by their acronyms such as “CMBS,” “CDO,” “CLO” or other current or future similar acronyms. Notwithstanding the foregoing, an entity or enterprise shall be deemed not to be a competing business if Mr. Reyle recuses himself from participating in the management by such entity or enterprise of any business substantially similar to the Company Business and provides reasonable assurances to the Company of the same, upon request by the Company.

The phrase “substantial business activity” means that RAIT, and/or its affiliates: (i) has, has had, or is taking action to establish a business office; (ii) solicits, has solicited, makes or has made, loans secured by real estate, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iii) solicits, has solicited, makes or has made, loans to real estate developers and/or owners, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iv) owns, services or manages real estate, or has owned, serviced or managed real estate; and/or (v) has or has had a recorded and unsatisfied mortgage or other lien upon real estate or personal property. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Reyle assuming the circumstances occurred as of December 31, 2017:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)	Resignation for Good Reason (1)	Disability (1)(2)	Death (1)(2)
Bonus for Prior Periods (3)	$450,000	$450,000	$450,000	$450,000	$450,000	$450,000
Severance Payment (4)	$—	$—	$925,000	$925,000	$—	$—
Stock Vesting (5)	$—	$—	$14,719	$14,719	$14,719	$14,719
Medical Coverage (6)	$—	$—	$34,064	$34,064	$—	$—
Total	$450,000	$450,000	$1,423,783	$1,423,783	$464,719	$464,719
(1)

We have assumed no unpaid salary at December 31, 2017. In any instance of his employment being terminated, Mr. Reyle would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)

Assumes Mr. Reyle executes and does not revoke a written mutual release with RAIT acceptable to RAIT. Without this release, Mr. Reyle would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2017 RAIT did not have a severance pay plan applicable to any executive officer.

(3)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2017 related to the years 2015, 2016 and 2017 and that Mr. Reyle received the bonuses earned for such period prior to termination. Mr. Reyle would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)

Equal to 1.5 times the sum of (x) Mr. Reyle’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Reyle received for the three year period immediately prior to his termination of employment.

(5)

Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Reyle’s employment term, or (3) a resignation for good reason by Mr. Reyle, all outstanding equity-based compensation awards that are not intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) shall become fully vested, immediately exercisable and any restrictions thereon shall lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC shall remain in effect, and all outstanding equity-based compensation awards that are intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) under Section 162(m)(4)(C) of the IRC shall remain outstanding and shall vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied. Mr. Reyle would immediately vest in 38,734 shares of restricted stock that were unvested at December 31, 2017 The stock priced used in valuing these awards was our closing stock price of $0.38 on December 31, 2017.

(6)	Mr. Reyle would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Reyle would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Glenn Riis

As described above, Mr. Riis and RAIT entered into the GR Separation Agreement which provided for the termination of his employment by RAIT effective March 15, 2018.  Pursuant to the GR Separation Agreement, RAIT made a $525,000 severance payment to Mr. Riis.  The GR Separation Agreement also provided that RAIT released Mr. Riis from the non-competition covenants in the GR Employment Agreement that would otherwise survive the termination of his employment, while the remaining provisions relating to non-solicitation of RAIT customers, employees and consultants, intellectual property, confidentiality, and equitable relief would remain in full force and effect.  The GR Separation Agreement terminates the GR Employment Agreement, except for such covenants that survive such termination.

RAIT’s obligations to Mr. Riis in connection with his resignation are set forth above and RAIT’s obligations under the GR Employment Agreement are terminated. However, SEC guidance indicates that disclosure of severance arrangements for all potential triggering events under the GR Employment Agreement should be provided because he resigned after the end of RAIT’s 2017 fiscal year. The disclosure below is provided in response to this guidance.  Under the GR Employment Agreement, if Mr. Riis’s employment ends for any reason, RAIT will pay accrued salary, bonuses and incentive payments already earned but not paid (including any pro rata bonus awarded for the year of termination), and other existing obligations. The GR Employment Agreement did not provide for any payment to Mr. Riis upon any change in control of RAIT.

If Mr. Riis’s employment is terminated without “cause” or he resigns for “good reason” during the term of the employment agreement, and he executes and does not revoke a mutual release, he will receive: (a) a lump sum cash payment equal to 1.5 times the sum of (x) Mr. Riis’s base salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Riis received for and applicable to RAIT’s three completed fiscal years immediately prior to Mr. Riis’s last day of employment (or, if he was not employed for the entire period covered by such fiscal years, the average annual cash bonus Mr. Riis received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year) (the “GR Cash Bonus”); (b) a lump sum cash payment equal to a pro rata portion of Mr. Riis’s target annual cash bonus for and applicable to the fiscal year of his termination (or, in the absence of a target bonus opportunity for and applicable to the fiscal year of his termination, the lump sum cash payment will be equal to a pro rata portion of the average annual cash bonus Mr. Riis received for RAIT’s three completed fiscal years immediately prior to Mr. Riis’s last day of employment or, in the event that Mr. Riis was not employed for the entire period covered by the three completed fiscal years of RAIT immediately prior to his termination, the cash bonus will be calculated on the basis of the annual cash bonus received for and applicable to those completed fiscal years of RAIT for which he was employed for the entire fiscal year), and (c) for a period of 18 months following the date of termination, Mr. Riis will continue to receive the medical coverage in effect at the date of his termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rate as may be charged from time to time for employees generally, as if Mr. Riis had continued in employment with RAIT during such period. For the avoidance of doubt, neither non-renewal of the GR Employment Agreement by either party nor the expiration of the term of the GR Employment Agreement will entitle Mr. Riis to the foregoing payments and benefits set forth in this paragraph. Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Riis’s Employment Term, or (3) a resignation for good reason by Mr. Riis, all outstanding equity-based compensation awards that are not intended to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the IRC will become fully vested, immediately exercisable and any restrictions thereon will lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC will remain in effect, and all outstanding equity-based compensation awards that are intended to constitute “performance-based compensation” under Section 162(m)(4)(C) of the IRC will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

If Mr. Riis does not provide a release, he is entitled to receive only the amount due to him under the RAIT’s then current severance pay plan for employees, if any. RAIT does not currently have a severance plan applicable to its executive officers. No other payments or benefits are due to Mr. Riis under the GR Agreement, although he is entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of RAIT.

RAIT may terminate Mr. Riis’s employment, to the extent permitted by applicable law, if Mr. Riis has been unable to perform the material duties of his employment and has been formally determined to be eligible for disability benefits under RAIT’s long-term disability plan (“Disability”). RAIT will continue to pay Mr. Riis’s base salary until RAIT acts to terminate Mr. Riis’s employment. If RAIT terminates Mr. Riis’s employment for Disability, Mr. Riis will be entitled to receive the following: (a) a lump sum cash payment equal to a pro rata portion of the GR Cash Bonus equivalent to the portion of the year he was employed prior to his termination.

If Mr. Riis dies while employed by RAIT, RAIT will pay to Mr. Riis’s executor, legal representative, administrator or designated beneficiary, as applicable, a lump sum cash payment equal to a pro rata portion of the GR Cash Bonus equivalent to the portion of the year he was employed prior to his death.

RAIT may terminate Mr. Riis’s employment at any time for “cause” upon written notice to Mr. Riis, in which event all payments under this Agreement will cease, except for base salary to the extent already accrued. Mr. Riis will be entitled to any benefits accrued and earned before his termination in accordance with the terms and conditions of any applicable benefit plans and programs of RAIT in which Mr. Riis participated prior to his termination of employment.

“Cause” is defined as (a) Mr. Riis’s commission of, or indictment for, or formal admission to a felony, or any crime of moral turpitude, dishonesty, or breach of RAIT’s code of ethics and other referenced policies of RAIT, or any crime involving RAIT; (b) Mr. Riis’s engagement in fraud, misappropriation or embezzlement; (c) Mr. Riis’s continual failure to substantially perform his reasonably assigned material duties to RAIT (other than a failure resulting from Mr. Riis’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand, signed by a duly authorized officer of RAIT, has been delivered to Mr. Riis specifying the manner in which Mr. Riis has failed to substantially perform; or (d) Mr. Riis’s breach of the non-competition, non-solicitation, intellectual property or confidentiality restrictions of his employment agreement.

“Good reason” is defined as (a) the material reduction of Mr. Riis’s title, authority, duties and responsibilities or the assignment to Mr. Riis of duties materially inconsistent with Mr. Riis’s position or positions with RAIT; (b) a reduction in Mr. Riis’s base salary; or (c) RAIT’s material and willful breach of the GR Employment Agreement.

The GR Employment Agreement provides that during his employment with RAIT and, with respect to clause (a) below, for a period of nine months after the termination of Mr. Riis’s employment under any circumstances (other than at the expiration of the maximum employment term of five (5) years or in the event that RAIT elects not to renew Mr. Riis’s employment term, in which case clause (a) will not be applicable) and, with respect to clauses (b) and (c) below, for a period of nine months after the termination of Mr. Riis’s employment under any circumstances, Mr. Riis (without regard to the state in which Mr. Riis lives or works) will not, unless acting pursuant to his employment agreement or with the prior written consent of the Board: (a) directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Mr. Riis’s name to be used, or perform work in connection with or on behalf of any competing business with respect to the activities of a competing business within any state in which RAIT, and/or its affiliates, then currently engages in any substantial business activity or with respect to any state in which RAIT, and/or its affiliates, engaged in any substantial business activity during the 12 month period preceding Mr. Riis’s last day of employment with RAIT; provided, however, that notwithstanding the foregoing, this provision will not be construed to prohibit the passive ownership by Mr. Riis of not more than five percent of the capital stock of any entity which is engaged in any competing business having a class of securities registered pursuant to the Exchange Act; or (b) solicit or divert, or attempt to solicit or divert, to any competing business, any individual or entity which is an active or prospective customer, agent, mortgage broker, loan originator or borrower of, with or from RAIT, and/or its affiliates, or was such an active or prospective customer, agent, mortgage broker, loan originator or borrower at any time during the twelve (12) month period immediately preceding Mr. Riis’s termination of employment; or (c) employ, attempt to employ, solicit or assist any competing business in employing (or engaging as a consultant) any individual who is a current employee of or consultant to RAIT, and/or its affiliates, or who was an employee or consultant to RAIT and/or its affiliates during the 12 month period immediately preceding Mr. Riis’s termination of employment; provided, that this restriction will not prohibit Mr. Riis from (i) making general employment solicitations, such as through advertisements in publicly available media, so long as such advertisements are not specifically targeted at employees of RAIT or any of its affiliates.

The phrase “competing business” is defined as any entity or enterprise actively engaged or planning to engage in any business or businesses RAIT and/or its affiliates are actively engaged in (or are expected to be actively engaged in within 12 months) at the time of Mr. Riis’s termination of employment (the “Company Business”). Without limiting the scope of the preceding sentence, the phrase “competing business” includes the solicitation, origination, aggregation, pricing, negotiation and/or sale of (1) loans secured by mortgages on commercial real estate, and/or (2) loans to entities engaged in the real estate business, whether to hold these assets for investment or for sale individually or by combining them in one or more entities for sale as an investment (the process referred to as “securitization”). The securitizations, depending upon the make-up of the assets, are often referred to by their acronyms such as “CMBS”, “CDO”, “CLO” or other current or future similar acronyms. Notwithstanding the foregoing, an entity or enterprise shall be deemed not to be a competing business if Mr. Riis recuses himself from participating in the management by such entity or enterprise of any business substantially similar to the Company Business and provides reasonable assurances to the Company of the same, upon request by the Company.

The phrase “substantial business activity” means that RAIT, and/or its affiliates: (i) has, has had, or is taking action to establish a business office; (ii) solicits, has solicited, makes or has made, loans secured by real estate, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iii) solicits, has solicited, makes or has made, loans to real estate developers and/or owners, or is or has reviewed applications by borrowers or brokers to engage in these activities; (iv) owns, services or manages real estate, or has owned, serviced or managed real estate; and/or (v) has or has had a recorded and unsatisfied mortgage or other lien upon real estate or personal property. The agreement also contains restrictions regarding RAIT’s intellectual property and a requirement to maintain the confidentiality of RAIT’s confidential information.

The table below summarizes these rights and the amount of any payments and benefits that would have been due under the indicated circumstances for Mr. Riis assuming the circumstances occurred as of December 31, 2017:

	Resignation without Good Reason (1)	Termination with Cause (1)	Termination without Cause (1)	Resignation for Good Reason (1)	Disability (1)(2)	Death (1)(2)
Bonus for Prior Periods (3)	$275,000	$275,000	$275,000	$275,000	$275,000	$275,000
Severance Payment (4)	$—	$—	$887,500	$887,500	$—	$—
Stock Vesting (5)	$—	$—	$32,731	$32,731	$32,731	$32,731
Medical Coverage (6)	$—	$—	$11,448	$11,448	$—	$—
Total	$275,000	$275,000	$1,206,679	$1,206,679	$307,731	$307,731
(1)

We have assumed no unpaid salary at December 31, 2017. In any instance of his employment being terminated, Mr. Riis would be entitled to any base salary that was accrued and unpaid as of the date of his termination.

(2)

Assumes Mr. Riis executes and does not revoke a written mutual release with RAIT acceptable to RAIT. Without this release, Mr. Riis would only be entitled to amounts due under RAIT’s severance pay plan, if any. As of December 31, 2017 RAIT did not have a severance pay plan applicable to any executive officer.

(3)

For purposes of this table, we have assumed that the three year period immediately prior to a termination of employment at December 31, 2017 related to the years 2015, 2016 and 2017 and that Mr. Riis received the bonuses earned for such period prior to termination. Mr. Riis would be entitled to a pro rata bonus earned through the date of termination, which will be calculated based on the bonus earned in the prior year, pro-rated for the number of days he was employed by RAIT in the year of his termination. For purposes of this table, the termination date is assumed to be the last day of the year, so the pro-ration is 100%.

(4)

Equal to 1.5 times the sum of (x) Mr. Riis’s base salary as in effect immediately prior to his termination of employment and (y) the average annual cash bonus Mr. Riis received for the three year period immediately prior to his termination of employment.

(5)

Upon (1) a termination without cause by RAIT, (2) RAIT elects not to renew Mr. Riis’s employment term, or (3) a resignation for good reason by Mr. Riis, all outstanding equity-based compensation awards that are not intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) shall become fully vested, immediately exercisable and any restrictions thereon shall lapse, as the case may be; provided, that any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A of the IRC shall remain in effect, and all outstanding equity-based compensation awards that are intended to operate in a manner substantially similar to “performance-based compensation” under Section 162(m)(4)(C) of the IRC (whether or not meeting timing and other requirements thereof) under Section 162(m)(4)(C) of the IRC shall remain outstanding and shall vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied. Mr. Riis would immediately vest in 86,135 shares of restricted stock that were unvested at December 31, 2017 The stock priced used in valuing these awards was our closing stock price of $0.38 on December 31, 2017.

(6)	Mr. Riis would be entitled to continuation of his medical coverage for a period of 18 months following the date of termination.

Additionally, Mr. Riis would vest in certain ancillary benefits provided to all employees if he is terminated, including the vested portion of our matching contributions to his 401(k) account.

Chief Executive Officer Pay Ratio

As required by Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Davidson, our former CEO and former President who left RAIT in February 2018.

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $66,426; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,537,135.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Davidson, our former Chief Executive Officer and former President, to the median of the annual total compensation of all employees was 68 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our former CEO, we took the following steps:

•

We determined that, as of December 31, 2017, our employee population consisted of approximately 220 individuals with all of these individuals located in the United States.  This population consisted of our full-time, part-time, and temporary employees.  We did not retain or engage any independent contractors or similar workers during 2017.  We selected December 31, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•

To identify the “median employee” from our employee population, we compared the amount of salary, wages, and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017.  In making this determination, we annualized the compensation of approximately 44 full-time employees who were hired in 2017 but did not work for us for the entire fiscal year.

•

In 2017, we distributed annual vested equity awards to most of our employees employed by RAIT and did not distribute any equity awards to the 167 employees of our subsidiary, Urban Retail.  The vested equity awards were included in our compensation measure.  Approximately 85% of our employees employed by RAIT received vested equity awards in 2017.

•

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.  Since all our employees are located in the United States, as is our former CEO, we did not make any cost-of-living adjustments in identifying the “median employee”.  Once we identified our “median employee”, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2) (x) of Regulation S-K, resulting in annual total compensation of $24,115,479.  Since we do not maintain a defined benefit or other actuarial plan for our employees, and do not otherwise provide a plan for payment or other benefits at, following, or in connection with retirement, the “median employee’s” annual total compensation included amounts attributable to these arrangements, since we provide company matching contributions to participants in our Section 401(k) employee savings plan.

•

With respect to the annual total compensation of our former CEO, we used the amount reported in the “Total” column (column (j)) of our 2017 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Trustee Compensation

For the period from January 1, 2017 through December 31, 2017, the Compensation Committee approved the following compensation for each non-employee Trustee of RAIT:

•	An annual cash retainer of $50,000 payable in four quarterly installments of $12,500.
•	With respect to the members of the Audit Committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the Audit Committee.
•	With respect to the members of the Compensation Committee, an additional cash fee of $20,000 for the chairman and an additional cash fee of $10,000 for each other member of the Compensation Committee.
•	With respect to the members of the Nominating Committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the Nominating Committee.
•

With respect to the members of the Risk Management Committee, an additional cash fee of $12,000 for the chairman and an additional cash fee of $6,000 for each other member of the Risk Management Committee.

•

With respect to the members of the Special Committee, an additional monthly cash fee of $10,000 for the chairman and an additional monthly cash fee of $8,750 for each other member of the Special Committee.

•

With respect to the independent Chairman of the Board during his initial term beginning on October 18, 2016 and ending at the quarterly Board meeting next following October 18, 2017 and until his successor is elected and qualifies or his resignation or removal as Chairman, the following additional compensation:

•	An annual cash retainer of $150,000 payable in quarterly installments.
•

An aggregate Share Award (as defined in the Incentive Award Plan) made June 28, 2017 under the Incentive Award Plan with a grant date fair value of $150,000 (the “Chairman Award”) vesting as follows: (i) one half on the Trustee Grant Date; (i) one sixth on the first anniversary of the Trustee Grant Date; (ii) one sixth on the second anniversary of the Trustee Grant Date; and (iii) one sixth on the third anniversary of the Trustee Grant Date. The Chairman Award, when made, will be subject only to time vesting. The Chairman Award will be subject to the terms and conditions of the Incentive Award Plan.

•

With respect each of the non-employee Trustees serving on June 28, 2017, a new fully vested Share Award under the Incentive Award Plan with a grant date fair value of $50,000.   With respect to Mr. Klein and Ms. Kuenstner who joined the Board on July 9, 2017, a new fully vested Share Award under the Incentive Award Plan with a grant date fair value of $25,000.

The following table sets forth information regarding the compensation paid or accrued by RAIT during 2017 to each of our non-employee Trustees:

Trustee Compensation in 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Andrew Batinovich	62,554	49,999	112,553
Edward S. Brown (2)	8,944	-	8,944
Frank A. Farnesi	68,141	49,999	118,140
S. Kristin Kim	68,288	49,999	118,287
Justin P. Klein (3)	69,704	24,998	94,702
Nancy Jo Kuenstner (3)	31,359	24,998	56,357
Michael J. Malter	257,465	199,998	457,463
Jon C. Sarkisian	73,832	49,999	123,831
Andrew M. Silberstein	50,000	49,999	99,999
Murray Stempel III	67,031	49,999	117,030
Thomas D. Wren (4)	94,444	49,999	144,443
	851,763	599,987	1,451,750

(1)

This column represents the aggregate grant date fair value of restricted Common Share awards granted to each of the Trustees in 2017 computed in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” The amount of the award was based on the closing price on the NYSE of a Common Share on the date of grant. See Note 12. All of these awards had vested by December 31, 2017.

(2)	Mr. Brown resigned from the board effective February 15, 2017.
(3)	Mr. Klein and Ms. Kuenstner joined the board effective July 9, 2017.
(4)	Mr. Wren joined the board effective February 15, 2017.

In carrying out the 2018 strategic steps, the Board, upon the recommendation of the Nominating Committee, has determined to reduce the size of the Board from ten to six to be effected by nominating the six persons to be proposed for election to the Board at the Annual Meeting.   The Compensation Committee also determined to transition Trustee compensation from an annual basis to an annual meeting to annual meeting basis.  The Compensation Committee expects to review Trustee compensation for the period after the Annual Meeting after the Annual Meeting is completed.  For the period from January 1, 2018 through the Annual Meeting, the Compensation Committee approved the following cash compensation for each non-employee Trustee of RAIT:

•	A quarterly cash retainer of $12,500.
•

With respect to the members of the Audit Committee, an additional quarterly cash fee of $5,000 for the chairman and an additional quarterly cash fee of $2,500 for each other member of the Audit Committee.

•

With respect to the members of the Compensation Committee, an additional quarterly cash fee of $5,000 for the chairman and an additional quarterly cash fee of $2,500 for each other member of the Compensation Committee.

•	With respect to the members of the Nominating Committee, an additional cash fee of $6,000 for the chairman and an additional cash fee of $3,000 for each other member of the Nominating Committee.
•

With respect to the members of the Risk Management Committee, an additional quarterly cash fee of $3,000 for the chairman and an additional quarterly cash fee of $1,500 for each other member of the Risk Management Committee.

•

With respect to the members of the Special Committee, an additional monthly cash fee of $10,000 for the chairman and an additional monthly cash fee of $8,750 for each other member of the Special Committee.

•

With respect to the independent Chairman of the Board, on February 26, 2018 in connection with approving the 2018 strategic steps, RAIT entered into a previously disclosed Non-Executive Chairman Agreement (the “Chairman Agreement”) with Mr. Malter, the Chairman of the Board. Under the Chairman Agreement, Mr. Malter will assume additional responsibilities as the independent, non-executive Chairman of the Board in connection with RAIT’s on-going assessment of its financial performance and financial needs. As compensation for his performance of such additional responsibilities, Mr. Malter will receive a monthly fee in the amount of $62,500. Mr. Malter will also receive a cash payment in the amount of $75,000 for the pro-rated portions of accrued but unpaid compensation due to him for his service as Chairman of the Board prior to the effective date of the Chairman Agreement.  The Board approved entering into the Chairman Agreement upon the joint recommendation of the Compensation Committee and the Nominating Committee.

•	The Compensation Committee has deferred consideration of whether, and, if so, when, to make awards to non-management Trustees under the Incentive Award Plan for 2018.

Compensation Committee Interlocks and Insider Participation

None of RAIT’s Named Executive Officers serves, nor at any time during 2017 served, as a member of the board of directors or compensation committee of any other entity whose executive officer(s) serve as a member of RAIT’s Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our trust governance guidelines provide that our Board must maintain a conflicts committee, consisting of no fewer than three members and consisting entirely of independent Trustees (as defined in the trust governance guidelines). The conflicts committee is responsible, and has the sole authority and full power of the Board, to approve or reject all related party transactions on behalf of RAIT. The trust governance guidelines define a related party transaction as any transaction that we would be required to disclose in our financial statement footnotes under FASB ASC Topic 850, “Related Party Disclosures”, or in our proxy statement under Item 404 of Regulation S-K, “Transactions with Related Persons, Promoters and Certain Control Persons,” as amended or interpreted. As permitted by our trust governance guidelines, the Board has designated the Audit Committee to serve as the conflicts committee in the Audit Committee’s charter.

Our code of business conduct and ethics provides that all related party transactions will be reviewed and approved or rejected by the Audit Committee. The Code provides that the Board has determined that no conflict of interest exists with respect to any investment acquisition, services arrangement, transaction or other matter, including, without limitation, any related party transaction, which is approved by the Audit Committee and which is determined by the Audit Committee to be on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest. If the Audit Committee finds a conflict of interest to exist with respect to a particular matter, including a related party transaction, that matter is prohibited unless a waiver of this policy is approved under the waiver process described in the Code. Subject to this Audit Committee review process, the Code provides that the Board has determined that RAIT may enter into any contract or transaction of any kind with any person subject to the Code or agent of RAIT or any of their affiliates, whether or not any of them has a financial interest in the transaction, as permitted by Article IX, Section 5 of our declaration of trust. The Code provides that any waiver of the Code may be made only by the Audit Committee. Any such waiver for executive officers, those persons described in Item 5.05 of Form 8-K or Trustees will be promptly publicly disclosed to the extent required by law or stock exchange regulation.

The Audit Committee may, in its discretion, engage independent advisors and legal counsel to assist it in its review when it deems it advisable. Our internal financial and legal staff are primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the transaction needs to be reviewed under the processes described above.

In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with the related entities described below. We describe in this section relationships or transactions in which the amount involved exceeds $120,000 since January 1, 2017. All of these relationships and transactions were approved or ratified by the Audit Committee as being on terms comparable to those available on an arm’s-length basis from an unaffiliated third party or otherwise not creating a conflict of interest.   All of the amounts below under this caption are in thousands, except share and per share amounts.

Almanac

Andrew M. Silberstein serves as a trustee on our Board, as designated pursuant to the Purchase Agreement. Mr. Silberstein is an equity owner of Almanac and an officer of the Investor and holds indirect equity interests in the Investor. The transactions pursuant to the Purchase Agreement are described below.

On October 1, 2012, we entered into the Purchase Agreement. During the period from the effective date of the Purchase Agreement through March 2014, we sold to the Investor on a private placement basis in four separate sales between October 2012 and March 2014 for an aggregate purchase price of $100,000 the following securities: (i) 4,000,000 of our Series D Preferred Shares, (ii) Investor Warrants initially exercisable for 9,931,000 Common Shares, and (iii) Investor SARs with respect to 6,735,667 Common Shares. We have subsequently repurchased a number of Series D Preferred Shares in transactions described below.  We purchased and cancelled the Investor Warrants and the Investor SARs in October 2017 pursuant to the Investor’s exercise of put rights described below.  We used the proceeds received under the Purchase Agreement to fund our loan origination and investment activities, including CMBS and bridge lending.

We are subject to covenants under the Purchase Agreement when the Investor and its permitted transferees hold specified amounts of the securities issuable under the Purchase Agreement. These covenants include defined leverage limits on defined financing assets. In addition, commencing on the first draw down and for so long as the Investor and its affiliates which are permitted transferees continue to own at least 10% of the outstanding Series D Preferred Shares or warrants and common shares issued upon exercise of the warrants representing at least 5% of the aggregate amount of common shares issuable upon exercise of the warrants actually issued, the board will include one person designated by the Investor. This right is held only by the Investor and is not transferable by it. The Investor designated Andrew M. Silberstein to serve on our board. The covenants also include our agreement not to declare any extraordinary dividend except as otherwise required for us to continue to satisfy the requirements for qualification and taxation as a REIT. An extraordinary dividend is defined as any dividend or other distribution (a) on common shares other than regular quarterly dividends on the common shares or (b) on our preferred shares other than in respect of dividends accrued in accordance with the terms expressly applicable to the preferred shares.

The Series D Preferred Shares initially bore a cash coupon rate of 7.5%, which increased to 8.5% on October 1, 2015, and increases again on October 1, 2018 and each anniversary thereafter by 50 basis points. They rank on parity with our existing outstanding preferred shares. Their liquidation preference was equal to $26.25 per share prior to October 1, 2017 and $25.00 per share thereafter. In defined circumstances, the Series D Preferred Shares are exchangeable for Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series E Preferred Shares”). The rights and preferences of the Series E Preferred Shares will be similar to those of the Series D Preferred Shares except, among other differences, the Series E preferred shares will be mandatorily redeemable upon a change of control, will have no put right, will not have the right to designate one trustee to the board except in the event of a payment default under the Series E preferred shares, and have defined registration rights.

We had the right in limited circumstances to redeem the Series D Preferred Shares prior to the October 1, 2017 at a redemption price of $26.25 per share. From and after October 1, 2017, we may redeem all or a portion of the Series D Preferred Shares at any time at a redemption price of $25.00 per share. We may satisfy all or a portion of the redemption price for an optional redemption with an unsecured promissory note, or a preferred note, with a maturity date of 180 days from the applicable redemption date. From and after the occurrence of a defined mandatory redemption triggering event, each holder of Series D Preferred Shares may elect to have all or a portion of such holder’s Series D Preferred Shares redeemed by us. These shares could be redeemed at a redemption price of $26.25 per share prior to October 1, 2017 and $25.00 per share on or after October 1, 2017. We may satisfy all or a portion of the redemption price for certain of the mandatory redemption triggering events with a note. The Purchase Agreement and certain related documents provide for a subsidiary of RAIT to use the first $38,941 of net proceeds (other than defined CMBS net proceeds) from the sale, transfer, repayment or other disposition of investments held by the subsidiary on the date of disposition from and after October 1, 2017 and defined CMBS net proceeds from and after October 1, 2019 to engage in transactions resulting in the redemption of Series D Preferred Shares on a dollar-for-dollar basis provided such redemptions are otherwise permitted. Each case is at a redemption price of $25.00 per share. All amounts paid in connection with liquidation or for all redemptions of the Series D Preferred Shares must also include all accumulated and unpaid dividends to, but excluding, the redemption date.

On December 7, 2016, we entered into a securities repurchase Agreement with the Investor whereby we agreed to repurchase and cancel 464,000 Series D Preferred Shares at par for a purchase price of $11,600 which resulted in a decrease from 4,000,000 Series D Preferred Shares issued and outstanding to 3,536,000 Series D Preferred Shares issued and outstanding.

On June 22, 2017, we entered into a securities repurchase agreement with the Investor whereby we agreed to repurchase and cancel 402,280 Series D Preferred Shares at par for a purchase price of $10,057 which resulted in a decrease from 3,536,000 Series D Preferred Shares issued and outstanding to 3,133,720 Series D Preferred Shares issued and outstanding.

On October 11, 2017, we received a put right notice from the Investor exercising the Investor’s right to require us to purchase for $20,500 all the previous Investor Warrants and Investor SARs.  On October 17, 2017, RAIT purchased all of the Investor Warrants and Investor SARs.  As a result, RAIT had no further obligations beyond October 17, 2017 relating to the Investor Warrants and Investor SARs and none remain outstanding, respectively, as of that date.

We received a notice on February 14, 2018 from the holder of the Series D Preferred Shares describing purported breaches of documents related to the Series D Preferred Shares which the notice claims constituted a default event and a mandatory redemption triggering event under the Series D Preferred Shares and stating that the holder was exercising its mandatory redemption right defined in the Series D Preferred Shares, provided that the holder subsequently extended the time when the notice was to become effective through June 9, 2018. This extension period is the subject of the Extension Agreement in which we have agreed to use reasonable best efforts to sell specified assets and use the net proceeds to redeem certain of the Series D Preferred Shares on certain terms and conditions.  One of these assets was sold in March 2018 resulting in net proceeds of $4,863.  We used these net proceeds from that sale to redeem and cancel 194,530 Series D Preferred Shares on March 19, 2018.  After giving effect to this transaction, there were 2,939,190 Series D Preferred Shares outstanding.  We dispute that any breaches exist under the documents related to the Series D Preferred Shares.  If our securities listed on the NYSE were delisted or ceased to trade on the NYSE or another defined trading market after June 9, 2018, this could ultimately provide the holder with redemption rights in certain circumstances.

Accounting Treatment

The accounting treatment for the Series D Preferred Shares differs from the accounting treatment of our other preferred share instruments. Based on accounting standards, the Series D Preferred Shares were determined not to be classified as equity as they contain redemption features that are not solely in our control. In addition, the Series D Preferred Shares were considered not to be classified as a liability because they are not mandatorily redeemable. As a result, the Series D Preferred Shares are presented in the mezzanine section of the balance sheet, between liabilities and equity. Any costs and the initial value of the Investor Warrants and Investor SARs were recorded as a discount on the Series D Preferred Shares and that discount was amortized to earnings over the respective term.

The following table summarizes the sales activity of the Series D Preferred Shares from the effective date of the agreement through March 31, 2018:

Aggregate purchase price		$100,000
Repurchase		$(26,520)
Initial value of Investor Warrants and Investor SARs issued to-date	(21,805)
Costs incurred	(6,834)
Total discount		(28,639)
Discount amortization to-date		28,639
Carrying amount of Series D Preferred Shares		$73,480

Ballard Spahr LLP

As of June 27, 2017, Justin P. Klein has been appointed as a trustee on our board of trustees.  Mr. Klein is a partner at Ballard Spahr. RAIT has paid Ballard Spahr $134 during the year ended December 31, 2017 for legal counsel related to various matters. The approximate dollar value of Mr. Klein’s interest in these fees was less than $1 for the year ended December 31, 2017, based on Mr. Klein’s Ballard Spahr partnership interest. RAIT has paid Ballard Spahr $32 during the three months ended March 31, 2018. The approximate dollar value of Mr. Klein’s interest in these fees was less than $1 for the three months ended March 31, 2018, based on Mr. Klein’s Ballard partnership interest.

Charles Frischer and the Libby Frischer Family Partnership

On May 11, 2018, RAIT, LFFP and Mr. Frischer, the general partner of LFFP signed a letter agreement (the “5/11/18 Letter”) which provided that RAIT would exempt LFFP from the ownership limit (the “Ownership Limit”) in RAIT’s Declaration of Trust (the “DOT”) applicable to such class or series (without giving effect to any exemption therefrom granted by RAIT) providing that no person may own more than 8.3% of the outstanding Common Shares or more than 9.8% of any of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares and, together with the Series A Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”). The 5/11/18 Letter exempts LFFP from this ownership limit for holding Common Shares and Preferred Shares that LFFP intends to purchase on or after May 11, 2018 in amounts which, when added to the Common Shares and Preferred Shares owned by Mr. Frischer and certain affiliated entities of Mr. Frischer at the time of any such acquisition, does not exceed an amount (with respect to each class of shares to be acquired) equal to 20.0% of the outstanding number of Common Shares (with respect to Common Shares to be acquired) and an amount equal to up to 20.0% of the outstanding number of each series of Preferred Shares (with respect to each series of Preferred Shares to be acquired), respectively, at any time and from time to time.

Previously, on March 30, 2018, LFFP, Mr. Frischer and RAIT had signed a previously disclosed letter (the “3/30/18 Letter”) which provided that RAIT would exempt LFFP from the Ownership Limit relating to the Common Shares. The 3/30/18 Letter exempted LFFP from this Ownership Limit with respect to Common Shares that LFFP intended to purchase on or after March 30, 2018 in an amount which, when added to the Common Shares owned by Mr. Frischer and certain affiliated entities of Mr. Frischer at the time of any such acquisition, did not exceed an amount equal to 12.5% of the outstanding Common Shares. On April 6, 2018, RAIT, LFFP and Mr. Frischer entered into a previously disclosed cooperation agreement (the “Frischer Cooperation Agreement”), which sets forth certain transfer restrictions and standstill provisions, among other things, for a period of time. Subsequent to entering into the Frischer Cooperation Agreement, on April 6, 2018, LFFP, Mr. Frischer and RAIT entered into a previously disclosed letter agreement (the “4/6/18 Letter Agreement”) which provided that RAIT would exempt LFFP from the Ownership Limit up to an amount equal to 15.0% with respect to the Common Shares and each series of our Preferred Shares. Mr. Frischer has filed Statements of Beneficial Ownership on Schedule 13D regarding his beneficial ownership of the Common Shares, Series A Preferred Shares, Series B Preferred Shares, and Series C Preferred Shares.

Highland Capital Management, L.P.

On May 26, 2017, RAIT entered into the Cooperation Agreement with the Highland Group. Pursuant to the Cooperation Agreement, the Highland Group, among other things, agreed to terminate its proxy contest against us and withdraw the notice of proposed trustee candidates it submitted to us and we agreed to reimburse the Highland Group $250 for the out-of-pocket expenses incurred by the Highland Group in connection with its activist campaign against us and its unsolicited and nonbinding externalization of management proposal.

IRT

We deconsolidated IRT as of October 5, 2016.  While IRT was consolidated by RAIT, IRT was not considered a related party.  Subsequent to deconsolidation, IRT became a related party.  RAIT has ended its last arrangement with IRT as of December 20, 2017 and does not consider IRT to be a related party after that date.  RAIT’s relationships with IRT since January 1, 2017 are discussed below.

On June 30, 2017, we sold South Terrace, a multifamily property, to IRT for $42,950.  The sales price was supported by a recent appraisal provided by a third-party commercial real estate information services firm.  RAIT recognized a gain of $9,189 on the sale.

During the year ended December 31, 2017, the joint shared services agreement between RAIT and IRT ended.  Pursuant to that shared services agreement, IRT reimbursed RAIT $727 for general and administrative services for the year ended December 31, 2017. In addition, during the year ended December 31, 2017, IRT reimbursed RAIT for $155 of general and administrative expenses that were paid on IRT’s behalf.

Pursuant to property management agreements with IRT with respect to RAIT’s multifamily properties, RAIT paid IRT $261 of property management fees for the year ended December 31, 2017.  These amounts are reflected within real estate operating expense in our consolidated statements of operations.

On December 20, 2016, Scott F. Schaeffer resigned from his position as Chief Executive Officer of RAIT and became the full-time Chief Executive Officer of IRT.  On the same date, Scott F. Schaeffer entered into a one year consulting agreement with RAIT for which he received compensation of $375.  For the year ended December 31, 2017, $375, was earned and paid related to this consulting agreement, which is reflected in general and administrative expenses in our consolidated statements of operations. In accordance with the Memorandum of Understanding dated September 26, 2016, which memorialized the terms of Scott F. Schaeffer’s resignation, RAIT granted Scott F. Schaeffer 150,000 unvested shares of common stock on December 23, 2016, and made a $500 cash payment in January 2017.  The shares vested 50% on the six month anniversary and 50% on the one year anniversary of the grant date.

In accordance with the Memorandum of Understanding dated September 26, 2016, which memorialized the terms of James J. Sebra’s resignation, he was owed a cash bonus, payable in 2017, equal to 25% of his cash bonus for the year ended December 31, 2016.  During the year ended December 31, 2017, this bonus of $110 was paid.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding RAIT’s equity compensation plans as of December 31, 2017.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted Average Exercise Price of Outstanding Options Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	883,108	(1)	$5.68	3,361,603	(2)
Equity compensation plans not approved by security holders	-		n/a	-
Total	883,108			3,361,603

(1)

Includes 421,384 and 461,724 PSUs issued in 2016 and 2017, respectively, which remained subject to forfeiture at December 31, 2017. The terms of the PSUs are described above under “Compensation Discussion and Analysis.” The weighted average exercise price in column (b) does not take the PSUs into account. The number of PSUs reflects the maximum number of Common Shares to be awarded if the maximum criteria is achieved. All outstanding SARs have been excluded since the exercise price of all outstanding SARs is above the NYSE closing price on December 31, 2017 of $0.38 per Common Share. The excluded outstanding SARs are comprised of (a) 737,750 SARs awarded January 29, 2013 with an exercise price of $6.89; (b) 565,850 SARs awarded January 29, 2014 with an exercise price of $8.29; (c) 882,650 SARs awarded February 10, 2015 with an exercise price of $7.23; (d) 687,954 SARs awarded February 22, 2016 with an exercise price of $2.38; and (e) 768,750 SARs awarded February 14, 2017 with an exercise price of $3.78. The Compensation Committee has elected to settle vested outstanding SARs in Common Shares to the extent Common Shares are available under the Incentive Award Plan and not reserved for issuance under other grants under the Incentive Award Plan and evaluates whether to settle any SARs that are vesting in cash or Common Shares as needed. The Compensation Committee will settle SARs in cash to the extent Common Shares are not available under the Incentive Award Plan and so the maximum number of Common Shares issuable under these SARs will not exceed the number of Common Shares then available for issuance under the Incentive Award Plan and not reserved for issuance under other grants under the Incentive Award Plan. Excludes 1,246,484 restricted Common Share awards that remained subject to forfeiture at December 31, 2017 because they are neither to be issued upon exercise of outstanding options, warrants and rights nor available for future issuance.

(2)

Assumes the reduction of the number of Common Shares remaining issuable under the Incentive Award Plan at December 31, 2017 by a number of the Common Shares reported in column (a). The Compensation Committee periodically establishes a reserve for the number of Common Shares issuable with respect to the vested outstanding SARs based on the number of vested SARs at the relevant time and estimated market prices and the number of Common Shares issuable under the Incentive Award Plan is reduced only by the reserves established by the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, Trustees and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish RAIT with copies of all such reports.  Based solely on our review of the reports received by us, or representations from certain reporting persons that no Form 5 filings were required for those persons, we believe that during fiscal 2017, no officers, Trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis. As of the date of this proxy statement, we believe that all reports of ownership and changes in ownership required to be filed with the SEC relating to transactions in fiscal 2017 have been filed.   In fiscal 2018, our Trustee, Mr. Silberstein, filed one delinquent report on Form 4 on April 13, 2018 with respect to RAIT’s redemption on March 19, 2018 of Series D Preferred Shares described above.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals Submitted Pursuant to Rule 14a-8 of the Exchange Act

To be considered for inclusion in next year’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act, and acted upon at the 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), shareholder proposals must be submitted in writing to the attention of our Secretary at our principal office, no later than [Date]. In order to avoid controversy, shareholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. Such proposals also need to comply with Rule 14a-8 of the Exchange Act and the interpretations thereof, and may be omitted from RAIT’s proxy materials for the 2019 Annual Meeting if such proposals are not in compliance with applicable requirements of the Exchange Act.

Trustee Nominations and Shareholder Proposals Not Submitted Pursuant to Rule 14a-8 of the Exchange Act

Our Amended and Restated Bylaws also establish advance notice procedures with regard to shareholder proposals or Trustee nominations that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at the 2018 Annual Meeting. With respect to such shareholder proposals or Trustee nominations, a shareholder’s advance notice must be made in writing, must meet the requirements set forth in our Amended and Restated Bylaws and must be delivered to, or mailed by first class United States mail, postage prepaid, and received by, our Secretary at our principal office no earlier than [Date] and no later than the close of business on [Date]. However, in the event the 2019 Annual Meeting is scheduled to be held on a date before [Date], or after [Date], then such advance notice must be received by us not later than the close of business on the later of (1) the ninetieth (90th) calendar day prior to the 2019 Annual Meeting and (2) the 10th calendar day following the day on which we first make public disclosure of the date of the 2019 Annual Meeting (or if that day is not a business day for RAIT, on the next succeeding business day).

General Requirements

Each proposal submitted must be a proper subject for shareholder action at the meeting, and all proposals and nominations must be submitted to: Secretary, RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania, 19103. The shareholder proponent must appear in person to present the proposal or nomination at the meeting or send a qualified representative to present such proposal or nomination. If a shareholder gives notice after the applicable deadlines or otherwise does not satisfy the relevant requirements of Rule 14a-8 of the Exchange Act or our Amended and Restated Bylaws, the shareholder will not be permitted to present the proposal or nomination for a vote at the meeting.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a shareholder who wishes to present a proposal before the 2019 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of shareholder proposals and proposed Trustee nominations, the proxies that our Board solicits for the 2019 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the shareholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a shareholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

Trustee Candidates Recommended by Shareholders

Our Board, through our Nominating Committee, will consider nominees recommended by shareholders. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary, RAIT Financial Trust, Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania, 19103:

•	A recommendation that identifies the candidate and provides contact information for that candidate;
•	The written consent of the candidate to serve as a Trustee of RAIT, if elected; and
•

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request from the candidate a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a Trustee of RAIT, a completed statement regarding conflicts of interest, and a waiver of liability for a background check.

These documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders.

The Nominating Committee evaluates all candidates, regardless of who recommended the candidate, based on the same criteria.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2017 Annual Report to Shareholders, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2017, was sent to shareholders of record as of May 21, 2018. Shareholders of record as of May 21, 2018, and beneficial owners of the Common Shares on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to RAIT, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of the Common Shares on May 21, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on July 19, 2018. The notice of annual meeting, proxy statement and RAIT’s annual report on Form 10-K for the fiscal year ended December 31, 2017 are available on RAIT’s website at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials or proxy statements and annual reports, as applicable. This means that only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple shareholders in a shareholder’s household. RAIT will promptly deliver a separate copy of each applicable document to any shareholder who contacts RAIT’s investor relations department by written or oral request at our address on page 1 of this proxy statement or by telephone at (215) 207-2100 requesting such copies. If a shareholder is receiving multiple copies at the shareholder’s household and would like to receive a single copy for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or RAIT’s investor relations department to request mailing of a single copy of the applicable document.

By order of the Board of Trustees
/s/ Anders Laren

Anders Laren,
Secretary

[Date], 2018

APPENDIX A

GUIDELINES OF RAIT FINANCIAL TRUST AUDIT COMMITTEE

FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) of RAIT Financial Trust (“RAIT”) has adopted the following guidelines regarding the engagement of RAIT’s independent auditor to perform services for RAIT:

For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the fourth quarterly meeting of the Committee immediately preceding the end of that fiscal year, if practicable, and otherwise by the first quarterly meeting of the Committee in the following fiscal year outlining the scope of the audit services proposed to be performed relating to the fiscal year to be audited, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at or before either its fourth or first quarterly Committee meeting.

For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

A-1

APPENDIX B

Below are the 2017 performance metrics used in determining the Quantitative Bonus Award portion of the 2017 Target Cash Bonus Awards. All amounts in thousands, except per share and square feet/units/acres information.

Cash Available for Distribution, CAD
	For the Year Ended December 31, 2017
	Amount	Per Share (1)
CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net income (loss) allocable to common shares	$(184,695)	$(2.02)
Adjustments:
Depreciation and amortization expense	28,173	0.31
Change in fair value of financial instruments	(13,422)	(0.15)
(Gains) losses on assets	(23,439)	(0.26)
(Gains) losses on deconsolidation of properties	(5,855)	(0.06)
(Gains) losses on extinguishment of debt	(488)	(0.01)
Deferred income tax (benefit) provision	(577)	(0.01)
Straight-line rental adjustments	(449)	-
Share-based compensation	2,611	0.03
Acquisition and integration expenses	455	-
Origination fees and other deferred items	32,559	0.35
Provision for losses	45,614	0.50
IRT internalization and management transition expenses	736	0.01
Shareholder activism expenses	2,464	0.03
Employee separation expenses	575	0.01
Asset impairment	102,490	1.12
Goodwill impairment	8,342	0.09
Net expenses associated with deconsolidated properties	2,329	0.03
Cash Available for Distribution	$(2,577)	$(0.03)
(1)	Based on 91,479,533 of weighted-average shares outstanding for the year ended December 31, 2017.

Property Sales

	City & State	Square Feet / Units/Acres	Month Sold / Disposed / Acquired	Transaction	Gross Cost at December 31, 2016
SALES:
Office:
Executive Center	Milwaukee, WI	102,017	March	Sale	11,955
Tiffany Square	Colorado Springs, CO	184,219	March	Sale	14,599
100 East Lancaster Avenue	Downingtown, PA	37,963	April	Sale	5,287
UBS Tower	St. Paul, MN	228,882	May	Sale	16,830
Rutherford	Woodlawn, MD	85,806	September	Sale	7,713
McDowell	Scottsdale, AZ	255,573	October	Sale	74,727
Four Resource Square	Charlotte, NC	151,916	December	Sale	21,856
Reuss	Milwaukee, WI	578,104	December	Sale	64,000
Total Office		1,624,480			216,967

Multifamily:
Tuscany Bay	Orlando, FL	396	January	Sale	37,699
Oyster Point	Newport News, VA	278	March	Sale	16,649
Emerald Bay	Las Vegas, NV	337	March	Sale	29,904
South Terrace	Durham, NC	328	June	Sale	38,137
Trails at Northpoint	Jackson, MS	144	July	Sale	7,855
Total Multifamily		1,483			130,244

Retail:
South Plaza (Parcel Sale)	Nashville, TN	284,697	May	Parcel Sale	11,000
South Plaza	Nashville, TN	-	September	Parcel Sale	12,397
May's Crossing	Round Rock, TX	64,084	November	Sale	8,506
Total Retail		284,697			31,903

Land:
Treasure Island & Sunny Shores	Daytona Beach, FL	3.5	October	Sale	14,233
MGS Gift Shop	Daytona Beach, FL	1.0	March	Sale	425
Total Land		4.5			14,658

Total Sales:					$393,772

OTHER DISPOSITIONS:
Industrial
East Glendale	Sparks, NV	31,976	February	Deconsolidation	1,121
Rex Boulevard	Auburn Hills, MI	151,200	February	Deconsolidation	7,464
Adams Aircraft	Englewood, CO	48,490	March	Deconsolidation	4,731
Perry Avenue	Attleboro, MA	456,000	March	Deconsolidation	26,573
Interstate Drive	West Springfield, MA	143,025	March	Deconsolidation	5,162
South Midco	Marysville, OH	130,044	August	Deconsolidation	3,696
Fondorf Drive	Columbus, OH	151,685	August	Deconsolidation	5,397
Kirby Circle	Palm Bay, FL	231,313	September	Deconsolidation	16,846
Lake Avenue	Fort Wayne, IN	25,200	September	Deconsolidation	3,011
Moreau Court	South Bend, IN	82,396	September	Deconsolidation	6,022
Hunt Valley Circle	New Kensington, PA	198,000	November	Deconsolidation	9,613
Square Drive	Marysville, OH	130,044	November	Deconsolidation	5,203
Total Industrial		1,779,373			94,839

Office:
Gettysburg Pike 6930	Fort Wayne, IN	161,000	September	Deconsolidation	5,308
Gettysburg Pike 6932	Fort Wayne, IN	63,804	September	Deconsolidation	2,309
Total Office		224,804			7,617

Total Other Dispositions:					$102,456

Total Sales and Other Dispositions					$496,228

G&A Management

Compensation and G&A Expenses, as reported	$25,242
Less: One time items (1)	(262)
Compensation and G&A Expenses, as adjusted	$24,980

(1)	Represents one-time items associated with our reporting processes in the second quarter of 2017 including professional fees and other consulting fees.

Debt Reductions

Description	Unpaid Principal Balance		Reduction
	12/31/2016	12/31/2017
Recourse indebtedness, excluding secured warehouse facilities:
7.0% convertible senior notes	$871	$871	$—
4.0% convertible senior notes	126,098	110,513	(15,585)
7.625% senior notes	57,287	56,324	(963)
7.125% senior notes	70,731	68,408	(2,323)
Senior secured notes	62,000	11,500	(50,500)
Junior subordinated notes, at fair value	18,671	18,671	—
Junior subordinated notes, at amortized cost	25,100	25,100	—
Total recourse indebtedness, excluding secured warehouse facilities	360,758	291,387	(69,371)

Other:
Obligation related to common share purchase warrants and common share appreciation rights held by Investor	20,500	—	(20,500)
Total	$381,258	$291,387	$(89,871)

APPENDIX C

PROXY CARD

14475 RAIT FINANCIAL TRUST 2018 Annual Meeting of Shareholders July 19, 2018 This Proxy is solicited by the Board of Trustees By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or internet, and appoint John J. Reyle or Alfred J. Dilmore, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them, or either of them, to represent and to vote, and otherwise act on behalf of the undersigned with all powers that the undersigned would have if personally present thereat, with respect to, all of the common shares of beneficial interest of RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), that you are entitled to vote at the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) to be held at the offices of Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, Pennsylvania 19103-6996 on July 19, 2018, and any adjournment, postponement, continuation or rescheduling thereof. The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the 2018 Annual Meeting and acknowledges receipt of the Notice of the 2018 Annual Meeting and proxy statement dated [Date]. The proxy holder is authorized to act, in accordance with his or her discretion, upon all matters incident to the conduct of the meeting and upon other matters that properly come before the 2018 Annual Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Subject to the conditions set forth in the proxy statement, if any nominee named on the reverse side declines or is unable to serve as a Trustee, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Trustees or an authorized committee thereof. This proxy, when properly executed, will be voted in the manner directed herein. Unless a contrary direction is given, the shares represented by this proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4. (Continued and to be signed on the reverse side) 1.1

ANNUAL MEETING OF SHAREHOLDERS OF RAIT FINANCIAL TRUST July 19, 2018 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 19, 2018: The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624 Please mark, sign, date and mail your proxy card promptly in the enclosed envelope. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. Approval of the appointment of KPMG LLP as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. Non-binding, advisory resolution to approve the compensation paid to RAIT’s named executive officers for the fiscal year ended December 31, 2017. 4. Approval of the Reverse Split Proposal described in the proxy statement for the 2018 Annual Meeting. To transact such other business as may properly come before the 2018 Annual Meeting of Shareholders and any adjournments or postponements thereof. FOR AGAINST ABSTAIN The Board of Trustees recommends you vote FOR ALL Trustee nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 20630303000000000000 4 071918 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 1. Election of Six Trustees of RAIT, each to serve until the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. O 01) Michael J. Malter O 02) Justin P. Klein O 03) John J. Reyle O 04) Jon C. Sarkisian O 05) Andrew M. Silberstein O 06) Thomas D. Wren FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES:

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. The Board of Trustees recommends you vote FOR ALL Trustee nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ------------------ ---------------- 20630303000000000000 4 071918 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 19, 2018: The notice of annual meeting, proxy statement and annual report to shareholders are available at http://www.snl.com/irweblinkx/FinancialDocs.aspx?iid=113624 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. ANNUAL MEETING OF SHAREHOLDERS OF RAIT FINANCIAL TRUST July 19, 2018 x 2. Approval of the appointment of KPMG LLP as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. Non-binding, advisory resolution to approve the compensation paid to RAIT’s named executive officers for the fiscal year ended December 31, 2017. 4. Approval of the Reverse Split Proposal described in the proxy statement for the 2018 Annual Meeting. To transact such other business as may properly come before the 2018 Annual Meeting of Shareholders and any adjournments or postponements thereof. 1. Election of Six Trustees of RAIT, each to serve until the 2019 Annual Meeting of FOR AGAINST ABSTAIN Shareholders and until their respective successors are duly elected and qualified. O 01) Michael J. Malter O 02) Justin P. Klein O 03) John J. Reyle O 04) Jon C. Sarkisian O 05) Andrew M. Silberstein O 06) Thomas D. Wren FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: